Filed Pursuant to Rule 424(b)(5)
Registration No 333-210567

Prospectus Supplement

(To Prospectus dated April 13, 2016)

ANWORTH MORTGAGE ASSET CORPORATION

Up to $196,615,000 Maximum Aggregate Offering Price of

Common Stock

6.25% Series B Cumulative Convertible Preferred Stock

7.625% Series C Cumulative Redeemable Preferred Stock

We have entered into an At Market Issuance Sales Agreement (which we refer to as the “Sales Agreement”) with FBR Capital Markets & Co. (which we refer to as “FBR”) relating to the offer and sale from time to time through FBR, as our agent, of up to $196,615,000 aggregate amount of our:

•	common stock, par value $0.01 per share (which we refer to as our “Common Stock”);

•	6.25% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share with a liquidation preference of $25.00 per share (which we refer to as our “Series B Preferred Stock”); and

•	7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share with a liquidation preference of $25.00 per share (which we refer to as our “Series C Preferred Stock”);

through this prospectus supplement and the accompanying prospectus. We refer to the Common Stock, Series B Preferred Stock and Series C Preferred Stock offered under this prospectus supplement and the accompanying prospectus, collectively, as the “Offered Stock.” In accordance with the terms of the Sales Agreement, we may offer and sell up to a total of $196,615,000 in aggregate offering price of the Offered Stock in such amounts as we may specify by notice to FBR.

Our Common Stock is listed on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “ANH.” On August 9, 2016, there were 95,939,202 shares of Common Stock outstanding and the last reported sales price of our Common Stock was $5.03 per share. Our Series B Preferred Stock is listed on the NYSE under the symbol “ANHPrB.” On August 9, 2016, there were 1,009,640 shares of Series B Preferred Stock outstanding and the last reported sales price of our Series B Preferred Stock was $24.70 per share. Our Series C Preferred Stock is listed on the NYSE under the symbol “ANHPrC.” On August 9, 2016, there were 438,291 shares of Series C Preferred Stock outstanding and the last reported sales price of our Series C Preferred Stock was $25.05 per share.

The Offered Stock is subject to certain restrictions on ownership designed to preserve our qualification as a real estate investment trust (which we refer to as a “REIT”) under the United States Internal Revenue Code of 1986 (which we refer to as the “Code”). See “Description of Offered Stock—Series B Preferred Stock—Restrictions on Ownership,” and “—Series C Preferred Stock—Restrictions on Ownership” in this prospectus supplement, and “Description of Our Capital Stock—Restrictions on Transfer” in the accompanying prospectus.

Sales of Offered Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Offered Stock, or to or through a market maker. With our prior consent, FBR may also sell Offered Stock by any other method permitted by law and consistent with NYSE rules.

FBR will be entitled to a commission of up to 2.5% of the gross sales price per share sold. In connection with this offering, FBR may, and will with respect to sales of Offered Stock effected in “at the market offerings,” be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of FBR may be deemed to be underwriting commissions or discounts. We have agreed to indemnify FBR against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that FBR may be required to make because of those liabilities. See “Plan of Distribution” in this prospectus supplement.

You should read carefully this prospectus supplement and the accompanying prospectus, dated April 13, 2016, and any other supplement and or amendment thereto before you invest. These documents contain information you should consider when making your investment decision.

Investing in the Offered Stock involves risks. Before investing in any shares of Offered Stock, you should carefully consider the information described under the heading “Risk Factors” beginning on page S-17 of this prospectus supplement, beginning on page 8 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

FBR

The date of this prospectus supplement is August 10, 2016.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor FBR have authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor FBR are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date such information is presented, and the information contained in any document incorporated or deemed to be incorporated by reference is accurate only as of the date of such document. Our business, financial condition, results of operations and prospects may have changed since such dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering of Offered Stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and the Offered Stock, and certain other information. The second part is the accompanying prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, include important information about us, the Offered Stock, and other information you should know before investing in our securities.

This prospectus supplement adds to, updates, and changes information contained in the accompanying prospectus and the information incorporated by reference therein. To the extent that any information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or any information incorporated by reference therein, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus supplement before you decide to invest in the Offered Stock. We encourage you to read this prospectus supplement and the accompanying prospectus, as well as the information which is incorporated by reference herein and therein, in their entireties.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business or affairs.

As used in this prospectus supplement, the terms “we,” “our,” “us,” “Anworth,” or the “Company” refer to Anworth Mortgage Asset Corporation and its subsidiaries, and our “Manager” refers to Anworth Management, LLC, our external manager.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume” or other similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to assumptions, known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, some of which are listed under the caption “Risk Factors” in this prospectus supplement beginning on page S-17, in the accompanying prospectus beginning on page 8, or in the reports that we file from time to time with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”), such as our quarterly and annual reports.

Statements regarding the following subjects, among others, are subject to various risks and uncertainties that may affect our actual results and may be forward-looking:

•	risks associated with investing in mortgage-backed securities (which we refer to as “MBS”), and related assets;

•	changes in interest rates and the market value of our target investments;

•	changes in prepayment rates of the mortgage loans securing our mortgage-related investments;

•	changes in the yield curve;

•	the credit performance of our non-agency MBS and residential mortgage loans held-for-investment;

•	the concentration of the credit risks we are exposed to;

•	the state of the credit markets and other general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers;

•	the availability of our target investments for purchase at attractive prices;

•	the availability of financing for our target investments, including the availability of repurchase agreement financing;

•	declines in home prices;

•	increases in payment delinquencies and defaults on the mortgages comprising and underlying our target investments;

•	changes in liquidity in the market for MBS, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and increases in the supply of MBS available-for-sale;

•	changes in the values of the MBS and other mortgage-related investments in our portfolio and the impact of adjustments reflecting those changes on our statement of operations and balance sheet, including our stockholders’ equity;

•	our ability to generate the amount of cash flow we expect from our target investments;

•	changes in our investment and financing strategies and the new risks that those changes may expose us to;

•	changes in the competitive environment within our industry, including changes that may affect our Manager’s ability to attract and retain personnel;

•	our ability to successfully diversify our business into new investments and manage the new risks they may expose us to;

•	our ability to manage various operational and regulatory risks associated with our business;

•	our ability to establish, adjust and maintain appropriate hedges for the risks to our portfolio;

•	legislative and regulatory actions affecting the mortgage and derivative industries or our business;

•	implementation of or changes in government regulations or programs affecting our business;

•	changes due to the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis and our ability to respond to and comply with such actions and changes;

•	our ability to maintain our qualification as a REIT for federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

•	limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940, as amended; and

•	our ability to manage our growth.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in this prospectus supplement beginning on page S-17, in the accompanying prospectus beginning on page 8, or in the reports that we file from time to time with the SEC, such as our quarterly and annual reports, could cause our actual results to differ materially and in an adverse manner from those projected in any forward-looking statements we make. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Forward-looking statements speak only as of the date they are made, and, except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in the Offered Stock, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

We were incorporated in Maryland on October 20, 1997 and commenced operations on March 17, 1998. Our principal business is to invest in, finance and manage a leveraged portfolio of residential MBS and residential mortgage loans which presently include the following types of investments:

•	Agency MBS, which are securities representing interests in pools of mortgage loans secured by residential property in which the principal and interest payments are guaranteed by a government-sponsored enterprise, such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

•	Non-agency MBS, which are securities issued by companies that are not guaranteed by federally sponsored enterprises and that are secured primarily by first-lien residential mortgage loans.

•	Residential mortgage loans through consolidated securitization trusts. We finance residential mortgage loans through asset-backed securities issued by the consolidated securitization trusts. The asset-backed securities which are held by unaffiliated third parties are non-recourse financing. The difference in the amount of the loans and the amount of the asset-backed securities represents our retained interest in the loans held in the securitization trusts.

Our principal business objective is to generate net income for distribution to our stockholders primarily based upon the spread between the interest income on our mortgage assets and our borrowing costs to finance our acquisition of those assets.

We have elected to be taxed as a REIT under the Code. As long as we retain our REIT status, we generally will not be subject to federal or state income taxes to the extent that we distribute our income to our stockholders, and we routinely distribute to our stockholders substantially all of the income generated from our operations. In order to qualify as a REIT, we must meet various ongoing requirements under the tax law, including requirements relating to the composition of our assets, the nature of our gross income, minimum distribution requirements and requirements relating to the ownership of our stock. We believe that we have met all of these requirements and that we will continue to qualify as a REIT.

Our Manager

We are externally managed and advised by Anworth Management, LLC (which we refer to as our “Manager”). Our Manager is supervised and directed by our board of directors. Our day-to-day operations are being conducted by our Manager through the authority delegated to it under the Management Agreement, dated as of December 31, 2011, between us and our Manager (which we refer to as the “Management Agreement”), and pursuant to the policies established by our board of directors.

Our Manager will also perform such other services and activities relating to our assets and operations as may be appropriate. In exchange for services provided, our Manager receives a management fee paid monthly in arrears in an amount equal to one-twelfth of 1.20% of our Equity (as defined in the Management Agreement).

Stock Listing

Our Common Stock is listed on the NYSE under the symbol “ANH.” Our 8.625% Series A Cumulative Preferred Stock (which we refer to as our “Series A Preferred Stock”), Series B Preferred Stock, and Series C Preferred Stock are listed on the NYSE under the symbols “ANHPrA,” “ANHPrB,” and “ANHPrC,” respectively.

General Information

Our principal executive offices are located at 1299 Ocean Avenue, Second Floor, Santa Monica, California, 90401. Our telephone number is (310) 255-4493 and our fax number is (310) 434-0070. Our website is www.anworth.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Effective July 1, 2016, the conversion rate of our Series B Preferred Stock increased from 4.5739 shares of our Common Stock to 4.6635 shares of our Common Stock.

On July 15, 2016, we declared a dividend of $0.539063 per share on our Series A Preferred Stock for the third quarter of 2016. The Series A Preferred Stock dividend is payable on October 17, 2016 to holders of record of our Series A Preferred Stock as of the close of business on September 30, 2016. The dividend reflects the period from July 1, 2016 through September 30, 2016.

On July 15, 2016, we declared a dividend of $0.390625 per share on our Series B Preferred Stock for the third quarter of 2016. The Series B Preferred Stock dividend is payable on October 17, 2016 to holders of record of Series B Preferred Stock as of the close of business on September 30, 2016. The dividend reflects the period from July 1, 2016 through September 30, 2016.

On July 15, 2016, we declared a dividend of $0.476563 per share on our Series C Preferred Stock for the third quarter of 2016. The Series C Preferred Stock dividend is payable on October 17, 2016 to holders of record of Series C Preferred Stock as of the close of business on September 30, 2016. The dividend reflects the period from July 1, 2016 through September 30, 2016.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Offered Stock, see “Description of Offered Stock” in this prospectus supplement and “Description of our Capital Stock” in the accompanying prospectus.

The Offering

Issuer	Anworth Mortgage Asset Corporation

Securities Offered	Up to $196,615,000 aggregate amount of our:

•	Common Stock;

•	Series B Preferred Stock, which are a further issuance of, form a single series with and have the same terms as our outstanding Series B Preferred Stock; and

•	Series C Preferred Stock, which are a further issuance of, form a single series with and have the same terms as our outstanding Series C Preferred Stock.

Commercially Reasonable Efforts	FBR is not required to sell any specific number or dollar amount of shares of Offered Stock, but has agreed to make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between FBR and us. See “Plan of Distribution” in this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, to acquire mortgage-related assets consistent with our investment policy and for general corporate purposes. Pending such uses, we will place the net proceeds of this offering, if any, in interest-bearing bank accounts or in readily marketable, interest-bearing securities which are consistent with maintaining our qualification as a REIT for federal income tax purposes. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	Investing in the Offered Stock involves risks. Please see “Risk Factors” beginning on page S-17 of this prospectus supplement, beginning on page 8 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before deciding to invest in the Offered Stock.

Common Stock

Ranking	Our Common Stock ranks junior to our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and any other future senior securities that we may establish and issue from time to time, with respect to the payments of distributions and amounts, and rights to payment upon liquidation, dissolution or winding up.

Dividends	Holders of our Common Stock (which we refer to as “Common Stockholders”) will be entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. The right of Common Stockholders to receive dividends is subordinate to the rights of the holders of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and any other future senior preferred securities that we may establish and issue from time to time. Holders of the shares of our Common Stock offered hereby will be entitled to receive the full amount of all dividends payable in respect of our Common Stock after the dividend payment date immediately preceding the date of original issuance of such shares. Common Stockholders will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend.

Liquidation	If we liquidate, dissolve or wind up, Common Stockholders will share ratably in all of our assets remaining after the payment of all of our liabilities and the payment of all liquidation and other preference amounts to the holders of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and any other future senior preferred securities that we may establish and issue from time to time.

Restrictions on Ownership and Transfer	Subject to certain exceptions, no person may own, directly or indirectly, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our Common Stock, and no person may own, directly or indirectly, more than 9.8% in value of the aggregate of the outstanding shares of our capital stock. Our board of directors, in its discretion on a limited basis, can grant waivers to increase this ownership limitation, and has done so in the past.

If any transfer of shares of our Common Stock or other capital stock occurs which, if effective, would result in any person owning, directly or indirectly, shares of our capital stock in violation of the ownership limits set forth above, then that number of shares which would cause the violation will be automatically transferred to a trust for the benefit of a charitable beneficiary, or if the transfer to the trust would not be effective for any reason to prevent the violation of the ownership limit, then the transfer of that number of shares which would cause the violation will be void ab initio and the intended transferee will not acquire any rights in such shares of capital stock.

Voting Rights	Common stockholders are entitled to one vote for each share of Common Stock held of record on each matter submitted to a vote of Common Stockholders. See “Description of Offered Stock—Common Stock—Voting Rights” in this prospectus supplement.

Other Rights	Common Stockholders have no preemptive or other subscription rights, and there are no conversion or exchange rights, or redemption or sinking fund provisions, relating to our Common Stock.

Transfer Agent	The transfer agent, registrar and dividend disbursing agent for our Common Stock is American Stock Transfer & Trust Company.

Listing	Our Common Stock is listed on the NYSE under the symbol “ANH.”

For additional information regarding the terms of our Common Stock, see “Description of Offered Stock—Common Stock.”

Series B Preferred Stock

Ranking	The Series B Preferred Stock ranks senior to our Common Stock and on parity with all other series of preferred stock that we may issue ranking on par with the Series B Preferred Stock, including our Series A Preferred Stock and Series C Preferred Stock, with respect to the payments of distributions and amounts, and rights to payment upon liquidation, dissolution or winding up. We refer to such series of parity preferred stock as “Parity Preferred.”

Dividends	Holders of the Series B Preferred Stock (which we refer to as “Series B Preferred Stockholders”) will be entitled to receive cumulative cash dividends on the Series B Preferred Stock at a rate of 6.25% per year of the $25.00 liquidation preference (equivalent to $1.5625 per share per year). Dividends on the Series B Preferred Stock are payable quarterly in arrears on the 15th day of January, April, July and October of each year, or if such day is not a business day, the next succeeding business day. Holders of the shares of Series B Preferred Stock offered hereby will be entitled to receive the full amount of all dividends payable in respect of the Series B Preferred Stock after the dividend payment date immediately preceding the date of original issuance of such shares. Series B Preferred Stockholders will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend.

Liquidation Preference	If we liquidate, dissolve or wind up, Series B Preferred Stockholders will have the right to receive $25.00 per share of Series B Preferred Stock, plus accrued and unpaid dividends (whether or not declared) to the date of payment, before any payments are made to Common Stockholders or to holders of any other of our equity securities that we may issue ranking junior to the Series B Preferred Stock as to liquidation rights. The rights of Series B Preferred Stockholders to receive the liquidation preference will be subject to the proportionate rights of each other series of Parity Preferred, including our Series A Preferred Stock and Series C Preferred Stock.

Restrictions on Ownership and Transfer

Subject to certain exceptions, no person may own, directly or indirectly, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of the Series B Preferred Stock, and no person may own, directly or indirectly, more than 9.8% in value of the aggregate of the outstanding shares of our capital stock. Our board of directors, in its discretion on a limited basis, can grant waivers to increase this ownership limitation, and has done so in the past.

If any transfer of shares of the Series B Preferred Stock or other capital stock occurs (including the acquisition of Common Stock upon a conversion of the Series B Preferred Stock) which, if effective, would result in any person owning, directly or indirectly, shares of our capital stock in violation of the ownership limits set forth above, then that number of shares which would cause the violation will be automatically transferred to a trust for the benefit of a charitable beneficiary, or if the transfer to the trust would not be effective for any reason to prevent the violation of the ownership limit, then the transfer of that number of shares which would cause the violation will be void ab initio and the intended transferee will not acquire any rights in such shares of capital stock.

See “Description of Offered Stock—Series B Preferred Stock—Restrictions on Ownership” in this prospectus supplement and “Description of Our Capital Stock—Restrictions on Transfer” in the accompanying prospectus.

Voting Rights	Series B Preferred Stockholders will generally not have voting rights. If, however, dividends on any outstanding Series B Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive), the number of directors then constituting our board of directors will be increased by two, and Series B Preferred Stockholders, voting as a class with the stockholders of any other series of Parity Preferred which are entitled to similar voting rights, including our Series A Preferred Stock and Series C Preferred Stock, will be entitled to elect the two additional members of our board of directors to serve until all unpaid cumulative dividends have been paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series B Preferred Stock cannot be made and certain other actions may not be taken without the affirmative vote of at least two-thirds of the outstanding shares of the Series B Preferred Stock and other series of Parity Preferred, including our Series A Preferred Stock and Series C Preferred Stock, voting together as a single class. See “Description of Offered Stock—Series B Preferred Stock—Voting Rights” in this prospectus supplement.

Maturity	The Series B Preferred Stock has no maturity date and is not subject to any sinking fund or mandatory redemption. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely unless Series B Preferred Stockholders or we decide to convert it or Series B Preferred Stockholders elect to have us purchase it upon a fundamental change. See “Description of Offered Stock—Series B Preferred Stock—Conversion Rights,” “—Company Conversion Option” and “—Purchase of Series B Preferred Stock Upon a Fundamental Change” in this prospectus supplement.

Redemption	We may not redeem the Series B Preferred Stock. We have the right, in certain circumstances, to require Series B Preferred Stockholders to convert their shares of Series B Preferred Stock. See “Description of Offered Stock—Series B Preferred Stock—Company Conversion Option” in this prospectus supplement.

Conversion Rights of Series B Preferred Stockholders	Series B Preferred Stockholders may, at their option, convert some or all of their outstanding shares of Series B Preferred Stock initially at a conversion rate of 2.3809 shares of our Common Stock per $25.00 liquidation preference (which we refer to as the “Series B Conversion Rate”). The Series B Conversion Rate may increase, ultimately increasing the number of shares of our Common Stock received upon conversion. As of August 9, 2016, the Series B Conversion Rate was 4.6635 shares of our Common Stock. Except as otherwise provided, shares of our Series B Preferred Stock will only be convertible into shares of our Common Stock. See “Description of Offered Stock—Series B Preferred Stock—Conversion Rights” in this prospectus supplement.

Company Conversion Option	We may, at our option, require Series B Preferred Stockholders to convert the Series B Preferred Stock into that number of shares of our Common Stock that are issuable at the then prevailing Series B Conversion Rate, as adjusted (we refer to this option as the “Company Conversion Option”). We may exercise the Company Conversion Option only if the price of our Common Stock equals or exceeds 130% of the then prevailing conversion price of the Series B Preferred Stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of the Company Conversion Option. See “Description of Offered Stock—Series B Preferred Stock—Company Conversion Option” in this prospectus supplement.

Payments of Dividends Upon Conversion	If Series B Preferred Stockholders exercise their conversion rights, upon delivery of their shares of Series B Preferred Stock for conversion, such shares of Series B Preferred Stock will cease to cumulate dividends as of the end of the day immediately preceding the Series B Conversion Date (as defined herein), and such Series B Preferred Stockholders will not receive any cash payment representing accrued and unpaid dividends on such shares of Series B Preferred Stock, except in the limited circumstances discussed below.

Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on shares of Series B Preferred Stock converted at the election of Series B Preferred Stockholders, or for dividends on the shares of Common Stock issued upon such conversion. If we convert shares of Series B Preferred Stock pursuant to the Company Conversion Option, whether prior to, on, or after the record date for the current period, all unpaid dividends that are in arrears as of the Company Conversion Option Date (as defined herein) will be payable on such shares of Series B Preferred Stock. See “Description of Offered Stock—Series B Preferred Stock—Payments of Dividends Upon Conversion” in this prospectus supplement.

Conversion Rate Adjustments	The Series B Conversion Rate is subject to adjustment upon the occurrence of certain events, including a permanent adjustment upward if we distribute in any calendar quarter to our Common Stockholders, any cash, including quarterly cash dividends, which results in an annualized Common Stock dividend yield greater than 6.25% for that particular calendar quarter. See “Description of Offered Stock—Series B Preferred Stock—Payments of Dividends Upon Conversion—Conversion Rate Adjustments” in this prospectus supplement.

Adjustment to Series B Conversion Rate Upon Certain Fundamental Changes	If Series B Preferred Stockholders elect to convert their Series B Preferred Stock in connection with a fundamental change that occurs on or prior to January 25, 2017, we will increase the Series B Conversion Rate for the Series B Preferred Stock surrendered for conversion by a number of additional shares determined based on our stock price at the time of such fundamental change. See “Description of Offered Stock—Series B Preferred Stock—Adjustment to Series B Conversion Rate Upon Certain Fundamental Changes” in this prospectus supplement.

Purchase of Series B Preferred Stock Upon a Fundamental Change	In the event of a fundamental change described below, Series B Preferred Stockholders will have the right to require us to purchase for cash all or any part of their shares of Series B Preferred Stock at a purchase price equal to 100% of the liquidation preference of the Series B Preferred Stock to be purchased plus accrued and unpaid dividends (including additional dividends, if any) to, but not including, the fundamental change purchase date. See “Description of Offered Stock—Series B Preferred Stock—Purchase of Series B Preferred Stock Upon a Fundamental Change” in this prospectus supplement.

Transfer Agent	The transfer agent, registrar and dividend disbursing agent for the Series B Preferred Stock is American Stock Transfer & Trust Company.

Listing	The Series B Preferred Stock is listed on the NYSE under the symbol “ANHPrB.”

Form and Book-Entry System

The Series B Preferred Stock will only be issued in the form of global securities held in book-entry form. The Depository Trust Company (which we refer to as “DTC”) or its nominee will be the sole registered holder of the Series B Preferred Stock. Owners of beneficial interests in the Series B Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be affected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.

For additional information regarding the terms of the Series B Preferred Stock, see “Description of Offered Stock—Series B Preferred Stock.”

Series C Preferred Stock

Ranking	The Series C Preferred Stock ranks senior to our Common Stock and on parity with all other series of Parity Preferred, including our Series A Preferred Stock and Series B Preferred Stock, with respect to the payments of distributions and amounts, and rights to payment upon liquidation, dissolution or winding up.

Dividends	Holders of the Series C Preferred Stock (which we refer to as “Series C Preferred Stockholders”) will be entitled to receive cumulative cash dividends on the Series C Preferred Stock at a rate of 7.625% per year of the $25.00 liquidation preference (equivalent to $1.90625 per share per year). Dividends on the Series C Preferred Stock are payable quarterly in arrears on the 15th day of January, April, July and October of each year, or if such day is not a business day, the next succeeding business day. Holders of the shares of Series C Preferred Stock offered hereby will be entitled to receive the full amount of all dividends payable in respect of the Series C Preferred Stock after the dividend payment date immediately preceding the date of original issuance of such shares. Series C Preferred Stockholders will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend.

Liquidation Preference	If we liquidate, dissolve or wind up, Series C Preferred Stockholders will have the right to receive $25.00 per share of Series C Preferred Stock, plus accrued and unpaid dividends (whether or not declared) to the date of payment, before any payments are made to Common Stockholders or to holders of any other of our equity securities that we may issue ranking junior to the Series C Preferred Stock as to liquidation rights. The rights of Series C Preferred Stockholders to receive the liquidation preference will be subject to the proportionate rights of each other series of Parity Preferred, including our Series A Preferred Stock and Series B Preferred Stock.

Restrictions on Ownership and Transfer	Subject to certain exceptions, no person may own, directly or indirectly, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of the Series C Preferred Stock, and no person may own, directly or indirectly, more than 9.8% in value of the aggregate of the outstanding shares of our capital stock. Our board of directors, in its discretion on a limited basis, can grant waivers to increase this ownership limitation, and has done so in the past.

If any transfer of shares of the Series C Preferred Stock or other capital stock occurs (including the acquisition of Common Stock upon a conversion of the Series C Preferred Stock) which, if effective, would result in any person owning, directly or indirectly, shares of our capital stock in violation of the ownership limits set forth above, then that number of shares which would cause the violation will be automatically transferred to a trust for the benefit of a charitable beneficiary, or if the transfer to the trust would not be effective for any reason to prevent the violation of the ownership limit, then the transfer of that number of shares which would cause the violation will be void ab initio and the intended transferee will not acquire any rights in such shares of capital stock.

See “Description of Offered Stock—Series C Preferred Stock—Restrictions on Ownership” in this prospectus supplement and “Description of Our Capital Stock—Restrictions on Transfer” in the accompanying prospectus.

Voting Rights	Series C Preferred Stockholders will generally not have voting rights. If, however, dividends on any outstanding Series C Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive), the number of directors then constituting our board of directors will be increased by two, and Series C Preferred Stockholders, voting as a class with the stockholders of any other series of Parity Preferred which are entitled to similar voting rights, including our Series A Preferred Stock and Series B Preferred Stock, will be entitled to elect the two additional members of our board of directors to serve until all unpaid cumulative dividends have been paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series C Preferred Stock cannot be made and certain other actions may not be taken without the affirmative vote of at least two-thirds of the outstanding shares of the Series C Preferred Stock and other series of Parity Preferred, including our Series A Preferred Stock and Series B Preferred Stock, voting together as a single class. See “Description of Offered Stock—Series C Preferred Stock—Voting Rights” in this prospectus supplement.

Maturity	The Series C Preferred Stock has no maturity date and is not subject to any sinking fund or mandatory redemption. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely unless we redeem it pursuant to the circumstances described under “—Optional Redemption” or “—Special Optional Redemption” below, or, if we do not redeem it, you elect to convert it following a Change of Control. See “Description of Offered Stock—Series C Preferred Stock—Redemption” and “—Conversion Rights of Series C Preferred Stockholders” in this prospectus supplement.

Optional Redemption	Except as described below under “—Special Optional Redemption,” the Series C Preferred Stock is not redeemable prior to January 27,

2020. On or after January 27, 2020, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date fixed for redemption. See “Description of Offered Stock—Series C Preferred Stock—Redemption—Optional Redemption” in this prospectus supplement.

Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date fixed for redemption (unless the redemption date is after a Series C Dividend Record Date (as defined herein) and prior to the corresponding Series C Dividend Payment Date (as defined herein), in which case no additional amount for such accrued and unpaid dividends will be included in the redemption price).

If, prior to the Change of Control Conversion Date (as defined in “Description of Offered Stock—Series C Preferred Stock—Conversion Rights of Series C Preferred Stockholders—Conversion Procedures”), we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), Series C Preferred Stockholders will not have the conversion right described below under “—Conversion Rights of Series C Preferred Stockholders” with respect to the shares of Series C Preferred Stock called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

1.	(a)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires the beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of 50% or more of the total voting power of our total outstanding voting stock other than an acquisition by us or any of our subsidiaries;

	(b)	we consolidate with, or merge with or into, another person or convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, or any person consolidates with or merges with or into us, other than: (i) any transaction (x) that does not result in any reclassification, exchange, or cancellation of outstanding shares of our capital stock, and (y) pursuant to which our capital stockholders immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or (ii) any merger solely for the purpose of changing our jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(c)	we approve a plan of liquidation or dissolution; and

2.	following the closing of any transaction referred to in (1) above, neither we nor the acquiring or surviving entity has a class of common securities listed for trading on a United States national securities exchange (including the Nasdaq Stock Market.

See “Description of Offered Stock—Series C Preferred Stock—Redemption—Special Optional Redemption” in this prospectus supplement

Conversion Rights of Series C Preferred Stockholders	Upon the occurrence of a Change of Control, Series C Preferred Stockholders will have the right, subject to our election to redeem the Series C Preferred Stock, in whole or in part, prior to the Change of Control Conversion Date (as described above under “—Optional Redemption” and “—Special Optional Redemption”), to convert some or all of the shares of Series C Preferred Stock held by them on the Change of Control Conversion Date into a number of shares of our Common Stock per share of Series C Preferred Stock equal to the lesser of:

(i)	the quotient obtained by dividing (A) the sum of the $25.00 liquidation preference per share of Series C Preferred Stock plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Series C Dividend Record Date and prior to the corresponding Series C Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (B) the Common Stock Price (as defined herein); and

(ii)	9.4518 (which we refer to as the “Share Cap”), subject to adjustments to the Share Cap for any splits, subdivisions or combinations of our Common Stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

Except as described above, the Series C Preferred Stock is not convertible. See “Description of Offered Stock—Series C Preferred Stock—Conversion Rights of Series C Preferred Stockholders” in this prospectus supplement.

Transfer Agent	The transfer agent, registrar and dividend disbursing agent for the Series C Preferred Stock is American Stock Transfer & Trust Company.

Listing	The Series C Preferred Stock is listed on the NYSE under the symbol “ANHPrC.”

Form and Book-Entry System	The Series C Preferred Stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series C Preferred Stock. Owners of beneficial interests in the Series C Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be affected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.

For additional information regarding the terms of the Series C Preferred Stock, see “Description of Offered Stock—Series C Preferred Stock.”

RISK FACTORS

An investment in the Offered Stock involves various risks, including those described below, the risks set forth under the heading “Risk Factors” included in the accompanying prospectus beginning on page 8, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. These risk factors may be amended or supplemented or superseded from time to time by other reports we file with the SEC in the future. You should carefully consider such risk factors, together with all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, in determining whether to purchase any of the Offered Stock. If any of the risks described below, in the accompanying prospectus, or in our Annual Report on Form 10-K actually occur, our business, operating results, prospects and financial condition could be harmed. This could cause the market price of the Offered Stock to decline and could cause you to lose all or part of your investment.

Risks Related to this Offering and Ownership of the Offered Stock

Our future offerings of debt or preferred equity securities may adversely affect the value of the Offered Stock.

Our charter provides that we may issue up to 20,000,000 shares of preferred stock in one or more series. The issuance of additional preferred stock on par with or senior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock could have the effect of diluting the amounts we may have available for the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. Furthermore, the Offered Stock will be subordinated to all our existing and future debt. None of the Offered Stock contains any provisions affording the holders of Offered Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might harm the holders of Offered Stock.

There may not be an active trading market for the Offered Stock, which may reduce their market value and your ability to transfer or sell your shares.

There are no assurances that there will always be an active trading market for the Offered Stock. The liquidity of any market for the Offered Stock will depend upon the number of stockholders, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Offered Stock and other factors. To the extent that an active trading market is not maintained, the liquidity and trading prices for the Offered Stock may be harmed. Furthermore, because none of the Offered Stock has any stated maturity or is subject to any sinking fund or mandatory redemption, stockholders seeking liquidity will be limited to selling their shares in the secondary market. Active trading markets for the Offered Stock may not exist at such times, in which case the trading price of your shares could be reduced and your ability to transfer your shares could be limited.

Numerous factors may affect the trading price of the Offered Stock.

The trading price of the Offered Stock may depend on many factors, some of which are beyond our control, including:

•	prevailing interest rates;

•	the market for similar securities;

•	additional issuances by us of Common Stock, other series of preferred shares, or indebtedness;

•	general economic conditions; and

•	our financial condition, performance and prospects.

Each of these factors, among others, may cause the trading price of the Offered Stock to fall below the offering price, which could have a material adverse effect on your investment.

None of the Offered Stock has been rated.

We have not sought to obtain a rating for any of the Offered Stock by any nationally recognized statistical rating organization. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Offered Stock. In addition, we may elect in the future to obtain a rating of any of the Offered Stock, which could adversely impact the market price of the Offered Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Offered Stock.

Our charter contains limits on ownership and transfer of the Offered Stock, which could have adverse consequences to you.

To assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, our charter provides that, with certain exceptions, no person or entity may own, directly or by the attribution provisions of the U.S. federal tax laws, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our Common Stock, or, with respect to any series of preferred stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such series of preferred stock, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and no person or entity may own, directly or by the attribution provisions of the U.S. federal tax laws, more than 9.8% of the value of our outstanding shares of capital stock. Our board of directors, in its sole and absolute discretion, may waive or modify the ownership limit with respect to one or more persons or entities who would not be treated as “individuals” for purposes of the U.S. federal tax laws if it is satisfied, based upon information required to be provided by the party seeking the waiver or upon an opinion of counsel satisfactory to the board of directors, that ownership in excess of this limit will not otherwise jeopardize our status as a REIT for U.S. federal income tax purposes.

If any transfer of shares of Offered Stock or other capital stock occurs which, if effective, would result in any person owning, directly or indirectly, shares of our capital stock in violation of the ownership limits set forth above, then that number of shares which would cause the violation will be automatically transferred to a trust for the benefit of a charitable beneficiary, or if the transfer to the trust would not be effective for any reason to prevent the violation of the ownership limit, then the transfer of that number of shares which would cause the violation will be void ab initio and the intended transferee will not acquire any rights in such shares of capital stock.

The ownership limit and transfer restrictions may have the effect of delaying, deferring or preventing a change of control and, therefore, could adversely affect our stockholders’ ability to realize a premium over the then prevailing market price for our Common Stock in connection with a change of control. The ownership limit and transfer restrictions would also preclude our stockholders from increasing their position in any Offered Stock above the proscribed 9.8% limit without board approvals and may also constrain certain transferees from being able to purchase any Offered Stock.

You should consider the United States federal income tax consequences of owning any Offered Stock.

The principal U.S. federal income tax consequences of purchasing, owning and disposing of any Offered Stock are summarized under “Additional Federal Income Tax Considerations” in this prospectus supplement and under “Certain Federal Income Tax Considerations” in the accompanying prospectus.

Additional Risks Related to Ownership of the Series B Preferred Stock

We may not have the ability to raise the funds necessary to purchase the Series B Preferred Stock upon a fundamental change.

Following a fundamental change as described under “Description of Offered Stock—Series B Preferred Stock—Purchase of Series B Preferred Stock Upon a Fundamental Change,” Series B Preferred Stockholders may require us to purchase their Series B Preferred Stock. We cannot assure you that we will have sufficient financial resources, or be able to arrange financing, to pay the purchase price in cash with respect to any Series B Preferred Stock tendered by Series B Preferred Stockholders for purchase upon a fundamental change. In addition, our then existing indebtedness could provide that a fundamental change would constitute an event of default or prepayment event under, and result in the acceleration of the maturity of, such indebtedness or could otherwise contain restrictions that would not allow us to purchase our Series B Preferred Stock.

If you hold Series B Preferred Stock you will not be entitled to any rights with respect to our Common Stock, but you will be subject to all changes made with respect to our Common Stock.

If you hold Series B Preferred Stock, you will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock), but you will be subject to all changes affecting the Common Stock. You will have rights with respect to our Common Stock only if and when we deliver Common Stock to you upon conversion of your Series B Preferred Stock. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of Common Stock to you following a conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

The adjustment to the conversion rate of the Series B Preferred Stock upon a conversion in connection with certain fundamental changes may not adequately compensate you for the lost option value of the Series B Preferred Stock as a result of that fundamental change.

If a fundamental change occurs on or prior to January 25, 2017, we will, under certain circumstances, adjust the Series B Conversion Rate to provide for the issuance of additional Common Stock upon any conversion of Series B Preferred Stock in connection with such fundamental change. The number of additional shares delivered depends on the date on which the fundamental change becomes effective and the price paid per share of Common Stock in the transaction constituting the fundamental change. See “Description of Offered Stock—Series B Preferred Stock—Adjustment to Series B Conversion Rate Upon Certain Fundamental Changes.” Although the adjustment to the Series B Conversion Rate of the Series B Preferred Stock that are converted is designed to compensate you for the lost option value of the Series B Preferred Stock as a result of the fundamental change, this adjustment to the Series B Conversion Rate is only an approximation of the lost value and may not adequately compensate stockholders for the loss. In addition, if a fundamental change occurs after January 25, 2017, or if the applicable price is less than or equal to $8.00 per share or greater than $27.25 per share (in each case, subject to adjustment), we will not make an adjustment to the Series B Conversion Rate.

The conversion rate of the Series B Preferred Stock may not be adjusted for all dilutive events.

The Series B Conversion Rate is subject to adjustments for certain events, including the issuance of share dividends on our Common Stock in excess of certain dividend thresholds; the issuance of rights or warrants; subdivisions or combinations of our Common Stock; distributions of capital stock, indebtedness, or assets; cash dividends; and issuer tender or exchange offers. See “Description of Offered Stock—Series B Preferred Stock—Payments of Dividends Upon Conversion—Conversion Rate Adjustments.” The Series B Conversion Rate may not be adjusted for other events that may adversely affect the trading price of the Series B Preferred Stock or the Common Stock into which such Series B Preferred Stock may be convertible.

You should consider the United States federal income tax consequences of owning the Series B Preferred Stock.

Certain of our actions, including an increase in the cash dividend on our Common Stock in excess of the Dividend Threshold Amount (as defined herein), may result in an adjustment to the Series B Conversion Rate that could cause you to be deemed to receive a taxable dividend subject to U.S. federal income tax without the receipt of any cash. If you are a foreign shareholder, such deemed dividend may subject you to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “Additional Federal Income Tax Considerations” in this prospectus supplement and “Certain Federal Income Tax Considerations” in the accompanying prospectus.

Additional Risks Related to Ownership of the Series C Preferred Stock

You may not be able to exercise conversion rights upon a Change of Control and, if exercisable, the Change of Control Conversion Right described in this prospectus supplement may not adequately compensate you.

Upon the occurrence of a Change of Control, each Series C Preferred Stockholder will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock held by such holder as described under “Description of Offered Stock—Series C Preferred Stock—Redemption—Optional Redemption” or “—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series C Preferred Stock that are not called for redemption, if any) to convert some or all of such holder’s Series C Preferred Stock into shares of Common Stock (or under specified circumstances, the Alternative Conversion Consideration, as defined herein). Notwithstanding that we generally may not redeem the Series C Preferred Stock prior to January 27, 2020, we have a special optional redemption right to redeem the Series C Preferred Stock in the event of a Change of Control, and the Series C Preferred Stockholders will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of Offered Stock—Series C Preferred Stock—Redemption” and “—Conversion Rights of Series C Preferred Stockholders” in this prospectus supplement.

If we do not elect to redeem the Series C Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights provided for in this prospectus supplement, the Series C Preferred Stockholders will be limited to a maximum number of shares of our Common Stock (or, if applicable, the Alternative Conversion Consideration (as defined herein)) equal to 9.4518, referred to as the Share Cap, multiplied by the number of shares of Series C Preferred Stock converted. If the Common Stock Price is less than $2.65 (which is approximately 50% of the per share closing sale price of our Common Stock reported on the NYSE on January 16, 2015), subject to adjustment in certain circumstances, the holders of the Series C Preferred Stock will receive a maximum of 9.4518 shares of our Common Stock per share of Series C Preferred Stock, which may result in a holder receiving shares of Common Stock (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the Series C Preferred Stock plus any accrued and unpaid dividends.

If you hold Series C Preferred Stock you will not be entitled to any rights with respect to our Common Stock, but you will be subject to all changes made with respect to our Common Stock.

If you hold Series C Preferred Stock, you will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock), but you will be subject to all changes affecting the Common Stock. You will have rights with respect to our Common Stock only if and when we deliver Common Stock to you upon conversion of your Series C Preferred Stock. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of Common Stock to you following a conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

USE OF PROCEEDS

We are conducting this offering to increase our equity capital base which will allow us to grow our balance sheet through the deployment of equity and the use of leverage. We intend to use the net proceeds from this offering, if any, to acquire mortgage-related assets consistent with our investment policy and for general corporate purposes. We then intend to increase our investment assets by borrowing against these mortgage-related assets and using the proceeds of such borrowings to acquire additional mortgage-related assets. Pending such uses, we will place the net proceeds of this offering, if any, in interest-bearing bank accounts or in readily marketable, interest-bearing securities which are consistent with maintaining our qualification as a REIT for federal income tax purposes.

DISTRIBUTIONS

To maintain our qualification as a REIT, we must distribute substantially all of our taxable income to our stockholders for each year. We have done this in the past and intend to continue to do so in the future. We also have declared and paid regular quarterly dividends in the past and intend to do so in the future. We have adopted a dividend reinvestment plan to enable Common Stockholders to reinvest dividends automatically in additional shares of Common Stock.

The following table sets for the cash dividends declared per share of our Common Stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock during each of the following fiscal quarters.

	Cash Dividends Declared Per Common Share	Cash Dividends Declared Per Series A Preferred Share	Cash Dividends Declared Per Series B Preferred Share	Cash Dividends Declared Per Series C Preferred Share(1)
2016
First quarter	$0.15	$0.539063	$0.390625	$0.476563
Second quarter	$0.15	$0.539063	$0.390625	$0.476563

2015
First quarter	$0.15	$0.539063	$0.390625	$0.476563	(2)
Second quarter	$0.15	$0.539063	$0.390625	$0.476563
Third quarter	$0.15	$0.539063	$0.390625	$0.476563
Fourth quarter	$0.15	$0.539063	$0.390625	$0.476563

2014
First quarter	$0.14	$0.539063	$0.390625	$—
Second quarter	$0.14	$0.539063	$0.390625	$—
Third quarter	$0.14	$0.539063	$0.390625	$—
Fourth quarter	$0.14	$0.539063	$0.390625	$—

2013
First quarter	$0.15	$0.539063	$0.390625	$—
Second quarter	$0.15	$0.539063	$0.390625	$—
Third quarter	$0.12	$0.539063	$0.390625	$—
Fourth quarter	$0.08	$0.539063	$0.390625	$—

2012
First quarter	$0.21	$0.539063	$0.390625	$—
Second quarter	$0.18	$0.539063	$0.390625	$—
Third quarter	$0.15	$0.539063	$0.390625	$—
Fourth quarter	$0.15	$0.539063	$0.390625	$—

(1)	The initial public offering of our Series C Preferred Stock closed on January 27, 2015. The first Series C Dividend Payment Date was on April 15, 2015.
(2)	The first Series C Preferred Stock dividend payment of $0.338889 per share paid on April 15, 2015 was based on a prorated amount from January 27, 2015 through March 31, 2015.

We have not established a minimum dividend payment level on our Common Stock and our ability to pay dividends on our Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock may be adversely affected for the reasons described under the caption “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. All dividends will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preferred dividends for each of the periods indicated:

	For the Six Months Ended June 30,	For the Year Ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio	0.45	1.29	1.33	1.77	2.09	2.29

The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by fixed charges and preferred dividends. For this purpose, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of interest expense on all indebtedness. The ratios are based solely on historical financial information and no pro forma adjustments have been made thereto.

DESCRIPTION OF OFFERED STOCK

The following summary of the terms and provisions of our Common Stock, Series B Preferred Stock, and Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to our charter and each of the respective articles supplementary establishing the Series B Preferred Stock and Series C Preferred Stock, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

This description of the particular terms of our Common Stock, Series B Preferred Stock, and Series C Preferred Stock supplements and, to the extent inconsistent therewith, supersedes the description of the general terms and provisions of our Common Stock and preferred stock set forth in the accompanying prospectus. If the description of our Common Stock, Series B Preferred Stock, and Series C Preferred Stock in this prospectus supplement differs from the general description of our Common Stock and preferred stock in the accompanying prospectus, you should rely on the information in this prospectus supplement.

General

Under our charter, our authorized capital stock consists of (i) 200 million shares of our Common Stock and (ii) 20 million shares of preferred stock, $0.01 par value per share, issuable in one or more series, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, in each case, if any, as are permitted by Maryland law and as our board of directors may determine prior to issuance thereof by adoption of articles supplementary to our charter without any further vote or action by our stockholders.

As of the date of this prospectus supplement:

•	there are 95,939,202 shares of Common Stock issued and outstanding;

•	our board of directors had designated and classified 3,150,000 shares of Series B Preferred Stock, of which 1,009,640 were issued and outstanding; and

•	our board of directors had designated and classified 5,000,000 shares of Series C Preferred Stock, of which 438,291 were issued and outstanding.

Common Stock

General

All shares of our Common Stock offered hereby will be duly authorized, fully paid and nonassessable. The statements below describing our Common Stock are in all respects subject to and qualified in their entirety by reference to the Maryland General Corporation Law, our charter, any articles supplementary to our charter, and our bylaws.

Ranking

Our Common Stock ranks junior to our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and any other future senior securities that we may establish and issue from time to time, with respect to the payments of distributions and amounts, and rights to payment upon liquidation, dissolution or winding up.

Dividends

Holders of our Common Stock (which we refer to as “Common Stockholders”) will be entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. The right of Common

Stockholders to receive dividends is subordinate to the rights of the holders of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and any other future senior preferred securities that we may establish and issue from time to time. Holders of the shares of our Common Stock offered hereby will be entitled to receive the full amount of all dividends payable in respect of our Common Stock after the dividend payment date immediately preceding the date of original issuance of such shares. Common Stockholders will not be entitled to receive dividends paid on any dividend payment date if such shares were not issued and outstanding on the record date for such dividend.

Liquidation

If we liquidate, dissolve or wind up, Common Stockholders will share ratably in all of our assets remaining after the payment of all of our liabilities and the payment of all liquidation and other preference amounts to the holders of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and any other future senior preferred securities that we may establish and issue from time to time.

Voting Rights

Common stockholders are entitled to one vote for each share of Common Stock held of record on each matter submitted to a vote of Common Stockholders. Meetings of our stockholders are to be held annually and special meetings may be called by a majority of our board of directors, the chairman of our board of directors or our president. Special meetings shall be called by our secretary at the written request of our stockholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting.

Other Rights

Common Stockholders have no preemptive or other subscription rights, and there are no conversion or exchange rights, or redemption or sinking fund provisions, relating to our Common Stock.

Transfer Agent

The transfer agent, registrar and dividend disbursing agent for our Common Stock is American Stock Transfer & Trust Company.

Restrictions on Ownership

For us to maintain our qualification as a REIT under the United States Internal Revenue Code of 1986 (which we refer to as the “Code”), shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Also, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in complying with those share ownership rules, our charter contains provisions that restrict the ownership and transfer of shares of our capital stock. With certain exceptions, our charter prohibits direct or constructive ownership by any person of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our Common Stock, or, with respect to any class or series of preferred stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock, and no person or entity may own, directly or constructively, more than 9.8% of the value of our outstanding shares of capital stock. If any transfer of shares of our capital stock occurs which, if effective, would result in any person owning, directly or indirectly, shares of our capital stock in violation of the ownership limits set forth above, then that number of shares which would cause the violation will be automatically transferred to a trust for the benefit of a charitable beneficiary, or if the transfer to the trust would not be effective for any reason to prevent the violation of the ownership limit, then the transfer of that number of shares which would cause the violation will be void ab initio and the intended transferee will not acquire any rights in such shares of capital stock. See “Description of Our Capital Stock—Restrictions on Transfer” in the accompanying prospectus for additional discussion.

Series B Preferred Stock

Ranking

The Series B Preferred Stock ranks senior to our Common Stock with respect to the payments of distributions and rights to payment upon liquidation, dissolution or winding up. The Series B Preferred Stock ranks on parity with all other series of preferred stock that we may issue ranking on par with the Series B Preferred Stock, including our Series A Preferred Stock and Series C Preferred Stock, with respect to the payments of distributions and amounts, and rights to payment upon liquidation, dissolution or winding up. We refer to such series of parity preferred stock as “Parity Preferred.”

Dividends

Holders of the Series B Preferred Stock (which we refer to as “Series B Preferred Stockholders”) are entitled to receive, when and as authorized by our board of directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 6.25% per annum of the $25.00 liquidation preference (equivalent to $1.5625 per share). Such dividends will be cumulative from the original date of issuance for shares issued in this offering, and will be payable to investors quarterly in arrears on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day (each, a “Series B Dividend Payment Date”). Holders of the shares of Series B Preferred Stock offered hereby will be entitled to receive the full amount of all dividends payable in respect of the Series B Preferred Stock after the Series B Dividend Payment Date immediately preceding the date of original issuance of such shares. Series B Preferred Stockholders will not be entitled to receive dividends paid on any Series B Dividend Payment Date if such shares were not issued and outstanding on the record date for such dividend.

Any dividend payable on the Series B Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on our records at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable Series B Dividend Payment Date (each, a “Series B Dividend Record Date”). Series B Preferred Stockholders will not be entitled to receive any dividends in excess of cumulative dividends on the Series B Preferred Stock. No interest will be paid in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

No dividends on shares of Series B Preferred Stock will be declared by us or paid or set apart for payment by us at such time as the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment will be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued and unpaid dividends on the Series B Preferred Stock will accumulate as of the Series B Dividend Payment Date on which they first become payable.

Except as set forth in the next paragraph, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for such full payment is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than dividends in shares of Common Stock or dividends in shares of any series of preferred stock that we may issue ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment. Nor will any other distribution be declared or made upon shares of our Common Stock or preferred stock that we may issue ranking junior to or on par with the Series B Preferred Stock as to dividends or upon liquidation. In addition, any shares of our Common Stock or preferred stock that we may issue ranking junior to or on par with the Series B Preferred Stock as to dividends or upon liquidation will not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series B Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of our charter relating to restrictions on ownership and transfers of our capital stock).

If dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other series of Parity Preferred, all dividends declared upon the Series B Preferred Stock and the shares of any other series of Parity Preferred will be declared pro rata so that the amount of dividends declared per share of the Series B Preferred Stock and the shares of any other series of Parity Preferred will in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and the shares of any other series of Parity Preferred (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

Series B Preferred Stockholders will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series B Preferred Stock as provided above. Any dividend payment made on shares of the Series B Preferred Stock will first be credited against the earliest accrued and unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Series B Preferred Stockholders are entitled to be paid out of our assets that are legally available for distribution to our stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to the date of payment, before any distribution of assets is made to our Common Stockholders or to holders of any series of our preferred stock that we may issue that ranks junior to the Series B Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other series of Parity Preferred, then the Series B Preferred Stockholders and stockholders of such series of Parity Preferred will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Series B Preferred Stockholders will be entitled to written notice of any such liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the Series B Preferred Stockholders will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other corporation with or into us, or the sale, lease or conveyance of all or substantially all of our assets or business, will not be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

The Series B Preferred Stockholders do not have any voting rights, except as set forth below.

Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (which we refer to as a “Series B Preferred Dividend Default”), the number of directors then constituting our board of directors will be increased by two (if not already increased by two by reason of the election of directors by the holders of other series of Parity Preferred), and the Series B Preferred Stockholders (voting separately as a class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable) will be entitled to elect the two additional members of our board of directors (which we refer to as “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 10% of the Series B Preferred Stock or any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred Stock for the past dividend periods and the dividends for all dividend periods during the two most recently completed quarterly periods have been fully paid or declared and sums sufficient for the payments thereof have been set aside for payment.

If and when all accumulated dividends and the dividend for the then current dividend period on the Series B Preferred Stock have been paid in full or set aside for payment in full, the Series B Preferred Stockholders will be divested of the foregoing voting rights (subject to revesting in the event of each and every subsequent Series B Preferred Dividend Default) and, if all accumulated dividends and the dividends for all dividend periods during the two most recently completed quarterly periods have been paid in full or set aside for payment in full on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected will terminate and the number of directors on the board of directors will decrease by two. Any Preferred Stock Director may be removed at any time with or without cause by, and will not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series B Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred that we may issue upon which like voting rights have been conferred and are exercisable). So long as a Series B Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by the written consent of the Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred that we may issue upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors will each be entitled to one vote per director on any matter.

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class with all series of Parity Preferred that we may issue upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise (which we refer to as an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; provided, however, with respect to the occurrence of any Event set forth in (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series B Preferred Stockholders and, provided further, that any increase in the amount of the authorized preferred stock, including the Series B Preferred Stock, or the creation or issuance of any additional Series B Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred Stock that we may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Maturity

The Series B Preferred Stock has no maturity date and is not subject to any sinking fund or mandatory redemption. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely unless a Series B

Preferred Stockholder or we decide to convert it or a Series B Preferred Stockholder elects to have us purchase it upon a fundamental change. See “—Conversion Rights,” “—Company Conversion Option,” and “—Purchase of Series B Preferred Stock Upon a Fundamental Change” below.

Redemption

We may not redeem the Series B Preferred Stock. We have the right, in certain circumstances, to require Series B Preferred Stockholders to convert their shares of Series B Preferred Stock to shares of our Common Stock. See “—Company Conversion Option” below.

Conversion Rights

Series B Preferred Stockholders may, at their option, convert some or all of their outstanding shares of Series B Preferred Stock initially at a conversion rate of 2.3809 shares of our Common Stock per $25.00 liquidation preference (which we refer to as the “Series B Conversion Rate”). The Series B Conversion Rate may increase, ultimately increasing the number of shares of our Common Stock received upon conversion. As of August 9, 2016, the Series B Conversion Rate was 4.6635 shares of our Common Stock. Shares of our Series B Preferred Stock will only be convertible into shares of our Common Stock.

We will not issue fractional shares of Common Stock upon the conversion of Series B Preferred Stock. Instead, we will pay the cash value of such fractional shares based upon the closing sale price of shares of our Common Stock on the trading day immediately prior to the Series B Conversion Date (as defined below).

Series B Preferred Stockholders are not entitled to any rights of a Common Stockholder until such Series B Preferred Stockholder has converted its Series B Preferred Stock, and only to the extent that the shares of Series B Preferred Stock are deemed to have been converted to Common Stock under the articles supplementary establishing the Series B Preferred Stock.

Company Conversion Option

We may, at our option, require the Series B Preferred Stockholders to convert the Series B Preferred Stock into that number of shares of our Common Stock that are issuable at the then prevailing Series B Conversion Rate (we refer to this option as the “Company Conversion Option”). We may exercise the Company Conversion Option only if our Common Stock price equals or exceeds 130% of the then prevailing conversion price of the Series B Preferred Stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of the Company Conversion Option as described below.

To exercise the Company Conversion Option described above, we must issue a press release for publication on Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first trading day following any date on which the conditions described in the preceding paragraph are met, announcing such conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to our Series B Preferred Stockholders (not more than four (4) trading days after the date of the press release) of the exercise of the Company Conversion Option announcing our intention to convert the Series B Preferred Stock. The conversion date (which we refer to as the “Company Conversion Option Date”) will be the date that is five (5) trading days after the date on which we issue such press release.

In addition to any information required by applicable law or regulation, the press release and notice of the exercise of the Company Conversion Option will state, as appropriate:

•	the Company Conversion Option Date;

•	the number of shares of our Common Stock to be issued upon conversion of each Series B Preferred Stock;

•	the number of shares of Series B Preferred Stock to be converted; and

•	that dividends on the Series B Preferred Stock to be converted will cease to accrue on the Company Conversion Option Date.

Conversion Procedures

Series B Preferred Stockholders may convert some or all of their shares by surrendering to us at our principal office or at the office of our transfer agent, as may be designated by our board of directors, the certificate or certificates for the Series B Preferred Stock to be converted accompanied by a written notice stating that the Series B Preferred Stockholder elects to convert all or a specified whole number of those shares in accordance with the provisions described in this prospectus supplement and specifying the name or names in which the Series B Preferred Stockholder wishes the certificate or certificates for the shares of Common Stock to be issued. In case the notice specifies a name or names other than the Series B Preferred Stockholder’s name, the notice must be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than those taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the Series B Preferred Stock. As promptly as practicable after the surrender of that certificate or certificates and the receipt of the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those taxes have been paid, we will deliver or cause to be delivered (i) certificates representing the number of full shares of validly issued, fully paid and non-assessable Common Stock to which the Series B Preferred Stockholder, or the Series B Preferred Stockholder’s transferee, will be entitled, and (ii) if less than the full number of Series B Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the date of giving the notice and of surrendering the certificate or certificates representing the shares of the Series B Preferred Stock to be converted (which we refer to as the “Series B Conversion Date”), so that the Series B Preferred Stockholder’s rights as to the shares being converted will cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive common shares will be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

In lieu of the foregoing procedures, if the shares of Series B Preferred Stock are held in global certificate form, the Series B Preferred Stockholder must comply with the procedures of DTC to convert the Series B Preferred Stockholder’s beneficial interest in respect of the Series B Preferred Stock evidenced by a global stock certificate of the Series B Preferred Stock.

Series B Preferred Stockholders are not eligible to exercise any rights of a Common Stockholder until they have converted their Series B Preferred Stock into Common Stock.

In case any shares of Series B Preferred Stock are to be converted pursuant to the Company Conversion Option, a Series B Preferred Stockholder’s right to voluntarily convert those shares of Series B Preferred Stock will terminate if we have not received such Series B Preferred Stockholder’s conversion notice by 5:00 p.m., New York City time, on the trading day immediately preceding the date fixed for conversion pursuant to the Company Conversion Option.

If more than one share of Series B Preferred Stock is surrendered for conversion by the same stockholder at the same time, the number of shares of full Common Stock issuable on conversion of those Series B Preferred Stock will be computed on the basis of the total number of Series B Preferred Stock so surrendered.

We will at all times reserve and keep available, free from preemptive rights out of our authorized but unissued shares of capital stock, for issuance upon the conversion of Series B Preferred Stock, a number of our authorized but unissued shares of Common Stock that will from time to time be sufficient to permit the conversion of all outstanding Series B Preferred Stock.

Before the delivery of any securities upon conversion of the Series B Preferred Stock, we will comply with all applicable federal and state laws and regulations. All Common Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly authorized, validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

If a Series B Preferred Stockholder has exercised its right to require us to repurchase shares of Series B Preferred Stock as described under “—Purchase of Series B Preferred Stock Upon a Fundamental Change,” the Series B Preferred Stockholder’s conversion rights with respect to the Series B Preferred Stock so subject to repurchase will expire if we have not received their conversion notice by 5:00 p.m., New York City time, on the trading day immediately preceding the repurchase date, unless we default on the payment of the purchase price. If a Series B Preferred Stockholder has submitted any such shares for repurchase, such shares may be converted only if the Series B Preferred Stockholder submits a notice of withdrawal or complies with applicable DTC procedures.

Payment of Dividends Upon Conversion

Optional Conversion

General. If a Series B Preferred Stockholder exercises its conversion rights, upon delivery of the Series B Preferred Stock for conversion, those shares of Series B Preferred Stock will cease to cumulate dividends as of the end of the day immediately preceding the Series B Conversion Date and the Series B Preferred Stockholder will not receive any cash payment representing accrued and unpaid dividends on the Series B Preferred Stock, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on Series B Preferred Stock converted at the Series B Preferred Stockholder’s election, or for dividends on the Common Stock issued upon such conversion.

Conversion On or Before a Series B Dividend Record Date. If we receive a conversion notice before the close of business on a Series B Dividend Record Date, the Series B Preferred Stockholder will not be entitled to receive any portion of the dividend payable on such converted stock on the corresponding Series B Dividend Payment Date.

Conversion After a Record Date and Prior to a Series B Dividend Payment Date. If we receive a conversion notice after the Series B Dividend Record Date but prior to the corresponding Series B Dividend Payment Date, the Series B Preferred Stockholder on the Series B Dividend Record Date will receive on that Series B Dividend Payment Date accrued dividends on those shares of Series B Preferred Stock, notwithstanding the conversion of those shares of Series B Preferred Stock prior to that Series B Dividend Payment Date, because that Series B Preferred Stockholder will have been the Series B Preferred Stockholder of record on the corresponding Series B Dividend Record Date. At the time that such Series B Preferred Stockholder surrenders Series B Preferred Stock for conversion, however, it must pay to us an amount equal to the dividend that has accrued and that will be paid on the related Series B Dividend Payment Date.

Conversion On or After a Series B Dividend Payment Date. If the Series B Preferred Stockholder is a Series B Preferred Stockholder on a Series B Dividend Record Date who converts such shares of Series B Preferred Stock into shares of Common Stock on or after the corresponding Series B Dividend Payment Date such Series B Preferred Stockholder will be entitled to receive the dividend payable on such shares of Series B Preferred Stock on such Series B Dividend Payment Date, and the Series B Preferred Stockholder will not need to include payment of the amount of such dividend upon surrender for conversion of shares of the Series B Preferred Stock.

Company Conversion Option

General. If we convert a Series B Preferred Stockholder’s shares pursuant to the Company Conversion Option, whether prior to, on, or after the Series B Dividend Record Date for the current period, all unpaid dividends that are in arrears as of the Company Conversion Option Date will be payable to the Series B Preferred Stockholder.

Conversion Before a Series B Dividend Record Date. If we exercise the Company Conversion Option and the effective date of the conversion of the Series B Preferred Stock is a date that is prior to the close of business on any Series B Dividend Record Date, the Series B Preferred Stockholder will not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Series B Dividend Payment Date.

Conversion On or After a Series B Dividend Record Date and Prior to a Series B Dividend Payment Date. If we exercise the Company Conversion Option and the effective date of the conversion of the Series B Preferred Stock is a date that is on or after the close of business on any Series B Dividend Record Date and prior the close of business on the corresponding Series B Dividend Payment Date, all dividends, including accrued and unpaid dividends, whether or not in arrears, with respect to the Series B Preferred Stock called for a conversion on such date, will be payable on such Series B Dividend Payment Date to the Series B Preferred Stockholder if the Series B Preferred Stockholder is the record holder of such shares on such record date.

Conversion Rate Adjustments

We will adjust the Series B Conversion Rate if any of the following events occur:

1.	We issue shares of our Common Stock as a dividend or distribution to all or substantially all of our Common Stockholders (other than pursuant to our current dividend reinvestment and share purchase plan or any future dividend reinvestment and share purchase plan we adopt which is not materially adverse to Series B Preferred Stockholders and in any case which is without duplication subject to an adjustment under 6 below);

2.	We subdivide, combine or reclassify our Common Stock;

3.	We distribute to all or substantially all of our Common Stockholders certain rights or warrants to subscribe for or purchase, for a period expiring within 60 days, Common Stock, or securities convertible into or exchangeable or exercisable for our Common Stock, at less than the closing sale price of our Common Stock on the trading day immediately preceding the date of the announcement of such distribution, provided that the Series B Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

4.	We distribute to all or substantially all of our Common Stockholders shares of our capital stock or issue evidence of our indebtedness or assets, including securities, but excluding:

•	dividends or distributions referred to in 1 above;

•	rights or warrants referred to in 3 above;

•	dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration described below; and

•	cash dividends or cash distributions referred to in 6 below;

5.	We distribute to all or substantially all of our Common Stockholders capital stock of one of our subsidiaries, with such adjustment, if any, based on the market value of the subsidiary capital stock so distributed relative to the market value of our Common Stock, in each case over a measurement period following the distribution;

6.	We pay any cash dividend or cash distribution during any quarterly fiscal period to all or substantially all of our Common Stockholders in an aggregate amount that, together with other cash dividends or cash distributions made during such quarterly fiscal period, results in an annualized Common Stock dividend yield which is greater than 6.25% (which we refer to as the “Dividend Threshold Amount”);

The Series B Conversion Rate will be adjusted based on the following formula:

CR(1) = CRo + (($25.00 x (CSY – 6.25%)/4)/SP)

where,

CRo = the Series B Conversion Rate in effect immediately prior to the record date for such distribution;

CR(1) = the Series B Conversion Rate in effect immediately after the record date for such distribution;

SP = the average of the closing sale price per share of Common Stock over the ten (10) consecutive trading day period prior to the trading day immediately preceding the earlier of the record date or the ex-dividend date of such cash excess dividend or distribution;

CSY = the annualized Common Stock dividend yield, calculated as all cash dividends and cash distributions paid to our Common Stockholders during the fiscal quarter, multiplied by four (4), divided by SP;

$25.00 = the liquidation preference of our Series B Preferred Stock;

6.25% = the dividend rate of our Series B Preferred Stock; or

7.	We make payments in respect of a tender offer or exchange offer for our Common Stock by us or any of our subsidiaries to the extent that the cash and fair market value of any other consideration included in the payment per stock exceeds the closing price of our Common Stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer.

To the extent we have a rights plan in effect upon conversion of the Series B Preferred Stock into Common Stock, the Series B Preferred Stockholders will receive, in addition to the Common Stock, the rights under the rights plan unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Series B Conversion Rate will be adjusted at the time of separation as if we made a distribution referred to in 4 above (without regard to any of the exceptions there).

In the case of the following events (each, a “Business Combination”):

•	any recapitalization, reclassification or change of our Common Stock (other than changes resulting from a subdivision or combination);

•	a consolidation, merger or combination involving us;

•	a sale, conveyance or lease to another corporation of all or substantially all of our property and assets (other than to one or more of our subsidiaries); or

•	a statutory share exchange;

in each case, as a result of which our Common Stockholders are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our Common Stock, a Series B Preferred Stockholder will be entitled thereafter to convert such Series B Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which the Series B Preferred Stockholder would have owned or been entitled to receive upon such Business Combination, except that the Series B Preferred Stockholder will not receive a make whole premium if the Series B Preferred Stockholder does not convert its Series B Preferred Stock “in connection with” (as defined in “—Adjustment to Series B Conversion Rate Upon Certain Fundamental Change”) the relevant fundamental change. In the event that our Common Stockholders have the opportunity to elect the form of consideration to be received in such Business Combination, we will make adequate provision whereby the Series B Preferred Stockholders shall have a reasonable opportunity to determine the form of consideration into which all of the Series B Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be based on the weighted average of elections made by the Series B Preferred Stockholders who participate in such determination, shall be subject to any limitations to which all of our Common Stockholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (i) the deadline for elections to be made by our Common Stockholders, and (ii) two trading days prior to the anticipated effective date of the Business Combination.

We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by our Series B Preferred Stockholders (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the transfer agent. If the effective date of a Business Combination is delayed beyond the initially anticipated effective date, the Series B Preferred Stockholders will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the Series B Preferred Stockholder’s right to convert the Series B Preferred Stockholder’s shares into our Common Stock prior to the effective date.

To the extent permitted by law, we may, from time to time, increase the Series B Conversion Rate for a period of at least 20 days if our board of directors determines that such an increase would be in our best interests. Any such determination by our board of directors will be conclusive. In addition, we may increase the Series B Conversion Rate if our board of directors deems it advisable to avoid or diminish any income tax to Common Stockholders resulting from any distribution of Common Stock or similar event. We will give the Series B Preferred Stockholders at least 15 trading days’ notice of any increase in the Series B Conversion Rate.

We will not adjust the Series B Conversion Rate pursuant to these provisions to the extent that the adjustments would reduce the conversion price below $0.01. Nor will we be required to make an adjustment in the Series B Conversion Rate unless the adjustment would require a change of at least one percent (1%) in the Series B Conversion Rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent (1%) will be carried forward and taken into account in any subsequent adjustment of the Series B Conversion Rate. Except as described above in this section, we will not adjust the Series B Conversion Rate for any issuance of our Common Stock or any securities convertible into or exchangeable or exercisable for our Common Stock or rights to purchase our Common Stock or such convertible, exchangeable or exercisable securities.

A Series B Preferred Stockholder may, in some circumstances, including the distribution of cash dividends to stockholders, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the Series B Conversion Rate. See “Additional Federal Income Tax Considerations” below.

Adjustment to Series B Conversion Rate Upon Certain Fundamental Changes

If a Series B Preferred Stockholder elects to convert its Series B Preferred Stock in connection with a fundamental change that occurs on or prior to January 25, 2017, we will increase the Series B Conversion Rate for the Series B Preferred Stock surrendered for conversion by a number of additional shares determined based on our Common Stock price at the time of such fundamental change. A conversion of the Series B Preferred Stock will be deemed for these purposes to be “in connection with” a fundamental change if the notice of conversion of the Series B Preferred Stock is received by the conversion agent (who initially shall be the transfer agent) from and including the effective date of the fundamental change up to and including the trading day prior to the purchase date. See “—Purchase of Series B Preferred Stock Upon a Fundamental Change” below.

The number of additional shares will be determined by reference to the table below, based on the date on which such fundamental change transaction becomes effective (or the effective date) and the price (or the stock price) paid per share for our Common Stock in such fundamental change transaction. If our Common Stockholders receive only cash in such fundamental change transaction, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average of the closing sale prices of our Common Stock on the five (5) trading days prior to but not including the effective date of such fundamental change transaction.

The share prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the Series B Conversion Rate of the Series B Preferred Stock is adjusted. See “—Conversion Rate Adjustments” above. The adjusted share prices will equal the product of the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Series B Conversion Rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the Series B Conversion Rate as so adjusted. The number of additional shares will be adjusted in the same manner as the Series B Conversion Rate. See “—Conversion Rate Adjustments” above.

The following table sets forth the hypothetical Common Stock price and number of additional shares to be issuable per $25.00 liquidation preference of Series B Preferred Stock:

EFFECTIVE DATE	$8.00	$8.85	$9.50	$10.25	$13.50	$17.00	$20.50	$27.25
January 25, 2007*	0.521	0.387	0.318	0.293	0.222	0.176	0.146	0.110
January 1, 2015	0.521	0.385	0.294	0.211	0.000	0.000	0.000	0.000
January 1, 2016	0.521	0.385	0.294	0.211	0.000	0.000	0.000	0.000
January 1, 2017	0.521	0.385	0.294	0.211	0.000	0.000	0.000	0.000

*	Original issue date of the Series B Preferred Stock

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the Common Stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the Common Stock price is in excess of $27.25 per share (subject to adjustment), no additional shares will be issuable upon conversion.

•	If the Common Stock price is less than $8.00 per share (subject to adjustment), no additional shares will be issuable upon conversion.

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Purchase of Series B Preferred Stock Upon a Fundamental Change

In the event of a fundamental change described below, a Series B Preferred Stockholder will have the right to require us to purchase for cash all or any part of its Series B Preferred Stock at a purchase price equal to 100% of the liquidation preference of the Series B Preferred Stock to be purchased plus accrued and unpaid dividends (including additional dividends, if any) to, but not including, the fundamental change purchase date.

Within 30 days after the occurrence of a fundamental change, we will provide to the Series B Preferred Stockholder and the transfer agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice will state:

•	the events constituting the fundamental change;

•	the date of the fundamental change;

•	the last date on which the Series B Preferred Stockholder may exercise the repurchase right;

•	the repurchase price;

•	the repurchase date;

•	the name and address of the paying agent and the conversion agent;

•	the Series B Conversion Rate and any adjustment to the Series B Conversion Rate that will result from the fundamental change;

•	that the Series B Preferred Stock with respect to which a repurchase notice is given by the Series B Preferred Stockholder may be converted, if otherwise convertible, only if the repurchase notice has been properly withdrawn; and

•	the procedures that the Series B Preferred Stockholder must follow to exercise the repurchase rights.

Simultaneously with providing the Series B Preferred Stockholder such notice, we will publish a notice containing this information in a newspaper of general circulation in the City of New York or through such other public medium as we may use at that time and publish such information on our corporate website.

To exercise the purchase right, a Series B Preferred Stockholder must deliver, on or before the twentieth trading day after the date of our notice of a fundamental change (subject to extension to comply with applicable law), the Series B Preferred Stock to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the Series B Preferred Stock duly completed, to the paying agent. The purchase notice will state:

•	the relevant purchase date;

•	the portion of the liquidation preference of Series B Preferred Stock to be purchased, in integral multiples of $25.00; and

•	that the Series B Preferred Stock are to be purchased by us pursuant to the applicable provisions of the Series B Preferred Stock.

If the Series B Preferred Stock are not in certificated form, its purchase notice must comply with applicable DTC procedures.

A Series B Preferred Stockholder may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the trading day prior to the fundamental change purchase date. The notice of withdrawal shall state:

•	the liquidation preference of the withdrawn Series B Preferred Stock, in integral multiples of $25.00;

•	if certificated Series B Preferred Stock have been issued, the certificate numbers of the withdrawn Series B Preferred Stock; and

•	the liquidation preference, if any, which remains subject to the purchase notice.

If the shares of Series B Preferred Stock are not in certificated form, a Series B Preferred Stockholder’s notice of withdrawal must comply with applicable DTC procedures.

We will be required to purchase the Series B Preferred Stock no less than 30 days nor more than 45 days after the date of our notice of the occurrence of the relevant fundamental change, subject to extension to comply with applicable law. The Series B Preferred Stockholder will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or delivery of the Series B Preferred Stock. If the paying agent holds cash sufficient to pay the fundamental change purchase price of the Series B Preferred Stock on the trading day following the fundamental change purchase date, then:

•	the Series B Preferred Stock will cease to be outstanding and dividends (including additional dividends, if any) will cease to accrue (whether or not book-entry transfer of the Series B Preferred Stock is made or whether or not the Series B Preferred Stock Certificate is delivered to the paying agent); and

•	all of the Series B Preferred Stockholder’s other rights will terminate (other than the right to receive the fundamental change purchase price upon delivery or transfer of the Series B Preferred Stock).

A “fundamental change” will be deemed to occur upon a change of control or a termination of trading. A “change of control” will be deemed to have occurred at such time after the original issuance of the Series B Preferred Stock when the following has occurred:

1.	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires the beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of 50% or more of the total voting power of our total outstanding voting stock other than an acquisition by us or any of our subsidiaries;

2.	we consolidate with, or merge with or into, another person or convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, or any person consolidates with or merges with or into us, other than: (a) any transaction (i) that does not result in any reclassification, exchange, or cancellation of outstanding shares of our capital stock, and (ii) pursuant to which our capital stockholders immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or (b) any merger solely for the purpose of changing our jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity; or

3.	we approve a plan of liquidation or dissolution.

A “termination of trading” is deemed to occur if our Common Stock (or other common stock into which the Series B Preferred Stock is then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over the-counter trading market in the United States. Notwithstanding the foregoing, it will not constitute a change of control if 100% of the consideration for our Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the change of control consists of common stock traded on a United States national securities exchange (including the Nasdaq Global Market), or which will be so traded or quoted when issued or exchanged in connection with the change of control, and as a result of such transaction or transactions the Series B Preferred Stock become convertible solely into such common stock.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under the laws of the State of Maryland, which govern the Series B Preferred Stock, and our formation. Accordingly, the Series B Preferred Stockholder’s ability to require us to repurchase our Series B Preferred Stock as a result of a conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

In connection with the acquisition of the Series B Preferred Stock as a result of a fundamental change, we will comply with all U.S. federal and state securities laws in connection with any offer by us to purchase the Series B Preferred Stock upon such fundamental change.

This fundamental change purchase feature may make it more difficult or discourage a party from taking over our company and removing incumbent management. We are not aware, however, of any specific effort to accumulate our capital stock with the intent to obtain control of our company by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a result of negotiations between our company and the underwriters.

We could, in the future, enter into certain transactions, including recapitalizations that would not constitute a fundamental change but would increase the amount of debt outstanding or otherwise adversely affect a Series B Preferred Stockholder. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, and to satisfy our obligation to repurchase the Series B Preferred Stock upon a fundamental change.

Our ability to repurchase Series B Preferred Stock upon the occurrence of a fundamental change is subject to important limitations. If a fundamental change were to occur, we may not have sufficient funds, or be able to arrange financing, to pay the fundamental change purchase price for the Series B Preferred Stock tendered by a Series B Preferred Stockholder. In addition, we may in the future incur debt that has similar fundamental change provisions that permit holders of such debt to accelerate or require us to purchase such debt upon the occurrence of events similar to a fundamental change. In addition, our ability to repurchase Series B Preferred Stock for cash may be limited by restrictions on our ability to obtain funds.

We will not be required to make an offer to purchase the Series B Preferred Stock upon a fundamental change if a third party (i) makes an offer to purchase the Series B Preferred Stock in the manner, at the times and otherwise in compliance with the requirements applicable to an offer made by us to purchase Series B Preferred Stock upon a fundamental change, and (ii) purchases all of the Series B Preferred Stock validly delivered and not withdrawn under such offer to purchase Series B Preferred Stock.

Transfer and Dividend Paying Agent

American Stock Transfer & Trust Company is the transfer and dividend paying agent and registrar in respect of the Series B Preferred Stock.

Restrictions on Ownership

For us to maintain our qualification as a REIT under the Code, shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Also, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in complying with those share ownership rules, our charter contains provisions that restrict the ownership and transfer of shares of our capital stock. With certain exceptions, our charter prohibits direct or constructive ownership by any person of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our Common Stock, or, with respect to any series of preferred stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such series of preferred stock, including the Series B Preferred Stock, and no person or entity may own, directly or constructively, more than 9.8% of the value of our outstanding shares of capital stock. If any transfer of shares of the Series B Preferred Stock or other capital stock occurs (including the acquisition of Common Stock upon a conversion of the Series B Preferred Stock) which, if effective, would result in any person owning, directly or indirectly, shares of our capital stock in violation of the ownership limits set forth above, then that number of shares which would cause the violation will be automatically transferred to a trust for the benefit of a charitable beneficiary, or if the transfer to the trust would not be effective for any reason to prevent the violation of the ownership limit, then the transfer of that number of shares which would cause the violation will be void ab initio and the intended transferee will not acquire any rights in such shares of capital stock. See “Description of Our Capital Stock—Restrictions on Transfer” in the accompanying prospectus for additional discussion.

Series C Preferred Stock

Ranking

The Series C Preferred Stock ranks senior to our Common Stock with respect to the payments of distributions and rights to payment upon liquidation, dissolution or winding up. The Series C Preferred Stock ranks on parity with all other series of preferred stock that we may issue ranking on par with the Series C Preferred Stock, including our Series A Preferred Stock and Series B Preferred Stock, with respect to the payments of distributions and amounts, and rights to payment upon liquidation, dissolution or winding up. We refer to such series of parity preferred stock as “Parity Preferred.”

Dividends

Holders of the Series C Preferred Stock (which we refer to as “Series C Preferred Stockholders”) are entitled to receive, when and as authorized by our board of directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.625% per annum of the $25.00 liquidation preference (equivalent to $1.90625 per share). Such dividends will be cumulative from the original date of issuance for shares issued in this offering, and will be payable to investors quarterly in arrears on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day (each, a “Series C Dividend Payment Date”). Holders of the shares of Series C Preferred Stock offered hereby will be entitled to receive the full amount of all dividends payable in respect of the Series C Preferred Stock after the Series C Dividend Payment Date immediately preceding the date of original issuance of such shares. Series C Preferred Stockholders will not be entitled to receive dividends paid on any Series C Dividend Payment Date if such shares were not issued and outstanding on the record date for such dividend.

Any dividend payable on the Series C Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on our records at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable Series C Dividend Payment Date (each, a “Series C Dividend Record Date”). Series C Preferred Stockholders will not be entitled to receive any dividends in excess of cumulative dividends on the Series C Preferred Stock. No interest will be paid in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

No dividends on shares of Series C Preferred Stock will be declared by us or paid or set apart for payment by us at such time as the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment will be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued and unpaid dividends on the Series C Preferred Stock will accumulate as of the Series C Dividend Payment Date on which they first become payable.

Except as set forth in the next paragraph, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for such full payment is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than dividends in shares of Common Stock or dividends in shares of any series of preferred stock that we may issue ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment. Nor will any other distribution be declared or made upon shares of our Common Stock or preferred stock that we may issue ranking junior to or on par with the Series C Preferred Stock as to dividends or upon liquidation. In addition, any shares of our Common Stock or preferred stock that we may issue ranking junior to or on par with the Series C Preferred Stock as to dividends or upon liquidation will not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series C Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of our charter relating to restrictions on ownership and transfers of our capital stock).

If dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any other series of Parity Preferred, all dividends declared upon the Series C Preferred Stock and the shares of any other series of Parity Preferred will be declared pro rata so that the amount of dividends declared per share of the Series C Preferred Stock and the shares of any other series of Parity Preferred will in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and the shares of any other series of Parity Preferred (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.

Series C Preferred Stockholders will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series C Preferred Stock as provided above. Any dividend payment made on shares of the Series C Preferred Stock will first be credited against the earliest accrued and unpaid dividend due with respect to such shares which remains payable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Series C Preferred Stockholders are entitled to be paid out of our assets that are legally available for distribution to our stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to the date of payment, before any distribution of assets is made to our Common Stockholders or to holders of any series of our preferred stock that we may issue that ranks junior to the Series C Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of other series of Parity Preferred, then the Series C Preferred Stockholders and stockholders of such series of Parity Preferred will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Series C Preferred Stockholders will be entitled to written notice of any such liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the Series C Preferred Stockholders will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other corporation with or into us, or the sale, lease or conveyance of all or substantially all of our assets or business, will not be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

The Series C Preferred Stockholders do not have any voting rights, except as set forth below.

Whenever dividends on any shares of Series C Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (which we refer to as a “Series C Preferred Dividend Default”), the number of directors then constituting our board of directors will be increased by two (if not already increased by two by reason of the election of directors by the holders of other series of Parity Preferred), and the Series C Preferred Stockholders (voting separately as a class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable) will be entitled to elect the two additional members of our board of directors (which we refer to as “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 10% of the Series C Preferred Stock or any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred Stock for the past dividend periods and the dividends for all dividend periods during the two most recently completed quarterly periods have been fully paid or declared and sums sufficient for the payments thereof have been set aside for payment.

If and when all accumulated dividends and the dividends for all dividend periods during the two most recently completed quarterly periods on the Series C Preferred Stock have been paid in full or set aside for payment in full, the Series C Preferred Stockholders will be divested of the foregoing voting rights (subject to revesting in the event of each and every subsequent Series C Preferred Dividend Default) and, if all accumulated dividends and the dividends for all dividend periods during the two most recently completed quarterly periods have been paid in full or set aside for payment in full on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected will terminate and the number of directors on the board of directors will decrease by two. Any Preferred Stock Director may be removed at any time with or without cause by, and will not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series C Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred that we may issue upon which like voting rights have been conferred and are exercisable). So long as a Series C Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by the written consent of the Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred that we may issue upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors will each be entitled to one vote per director on any matter.

So long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class with all series of Parity Preferred that we may issue upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise (which we refer to as an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock; provided, however, with respect to the occurrence of any Event set forth in (ii) above, so long as the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series C Preferred Stockholders and, provided further, that any increase in the amount of the authorized preferred stock, including the Series C Preferred Stock, or the creation or issuance of any additional Series C Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series C Preferred Stock that we may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Maturity

The Series C Preferred Stock has no maturity date and is not subject to any sinking fund or mandatory redemption. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely unless we redeem it pursuant to the circumstances described under “—Redemption—Optional Redemption” or “—Special Optional Redemption” below, or, if we do not redeem it, you elect to convert it following a Change of Control pursuant to the circumstances described under “—Conversion Rights of Series C Preferred Stockholders” below.

Redemption

Except as described below under “—Special Optional Redemption,” the Series C Preferred Stock is not redeemable prior to January 27, 2020

Optional Redemption

On and after January 27, 2020, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series C Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of the Series C Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

If, prior to the Change of Control Conversion Date (as defined below under “—Conversion Rights of Series C Preferred Stockholders—Certain Definitions”), we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” above or this special optional redemption right), the Series C Preferred Stockholders will not have the Change of Control Conversion Right (as defined and described below under “—Conversion Rights of Series C Preferred Stockholders”) with respect to the shares of Series C Preferred Stock called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

1.	(a)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires the beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of 50% or more of the total voting power of our total outstanding voting stock other than an acquisition by us or any of our subsidiaries;

(b)	we consolidate with, or merge with or into, another person or convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, or any person consolidates with or merges with or into us, other than: (a) any transaction (i) that does not result in any reclassification, exchange, or cancellation of outstanding shares of our capital stock and (ii) pursuant to which our capital stockholders immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or (b) any merger solely for the purpose of changing our jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(c)	we approve a plan of liquidation or dissolution; and

2.	following the closing of any transaction referred to in (1) above, neither we nor the acquiring or surviving entity has a class of common securities listed for trading on a United States national securities exchange (including the Nasdaq Stock Market).

The definition of “Change of Control” includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under the laws of the State of Maryland, which govern the Series C Preferred Stock, and our formation. Accordingly, our ability to redeem all or part of the Series C Preferred Stock as a result of a conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

Redemption Procedures

In the event we elect to redeem Series C Preferred Stock, the notice of redemption will be mailed, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series C Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:

•	the redemption date;

•	the number of shares of Series C Preferred Stock to be redeemed (if less than all of the Series C Preferred Stock held by any Series C Preferred Stockholder are to be redeemed, the notice shall specify the number of shares of Series C Preferred Stock held by such holder to be redeemed);

•	the redemption price;

•	the procedure for surrendering shares of Series C Preferred Stock to be redeemed for payment of the redemption price;

•	that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption” above;

•	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•	if such redemption is being made in connection with a Change of Control, that the Series C Preferred Stockholders being so called for redemption will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control, and that each share of Series C Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given. Any such redemption may be made conditional on such factors as may be determined by our board of directors and as set forth in the notice of redemption.

Series C Preferred Stockholders to be redeemed shall follow the procedures for surrendering the Series C Preferred Stock set forth in the notice of redemption and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following the surrender.

If notice of redemption of any shares of Series C Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series C Preferred Stock so called for redemption, then from and after the redemption date (unless we shall default in providing for the payment of the redemption price plus any accrued and unpaid dividends), dividends will cease to accrue on those shares of Series C Preferred Stock, those shares of Series C Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon redemption.

If any redemption date is not a business day, then the redemption price and any accrued and unpaid dividends payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day.

If less than all of the outstanding Series C Preferred Stock is to be redeemed, the Series C Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares).

Immediately prior to any redemption of Series C Preferred Stock, we shall pay, in cash, any accrued and unpaid dividends through and including the redemption date, unless a redemption date falls after a Series C Dividend Record Date and prior to the corresponding Series C Dividend Payment Date, in which case each Series C Preferred Stockholder at the close of business on such Series C Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Series C Dividend Payment Date notwithstanding the redemption of such shares before such Series C Dividend Payment Date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series C Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed, and we shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series C Preferred Stock to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock.

In connection with any redemption of the Series C Preferred Stock, we will comply with all U.S. federal and state securities laws in connection with any redemption by us of the Series C Preferred Stock. In addition, subject to applicable law, we may purchase shares of Series C Preferred Stock in the open market, by tender or by private agreement. Any shares of Series C Preferred Stock redeemed, purchased or otherwise acquired by us in any manner whatsoever may be retired and re-classified as authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be reissued by us as any series of preferred stock in accordance with the applicable provisions of our charter.

Conversion Rights of Series C Preferred Stockholders

Upon the occurrence of a Change of Control, each Series C Preferred Stockholder will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock held by such holder as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption” above, in which case such holder will have the right only with respect to any shares of Series C Preferred Stock that are not called for redemption) to convert some or all of the shares of Series C Preferred Stock held by such holder (which we refer to as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our Common Stock per share of Series C Preferred Stock (which we refer to as the “Common Stock Conversion Consideration”) equal to the lesser of:

(i)	the quotient obtained by dividing (A) the sum of the $25.00 liquidation preference per share of Series C Preferred Stock plus the amount of any accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Series C Dividend Record Date and prior to the corresponding Series C Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (B) the Common Stock Price (as defined below); and

(ii)	9.4518 (which we refer to as the “Share Cap”), subject to certain adjustments as described below.

Share Cap Adjustments

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our Common Stock to existing holders of our Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our Common Stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed 2,835,540 shares of our Common Stock (or equivalent Alternative Conversion Consideration, as applicable) (which we refer to as the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

Conversion Consideration

In the case of a Change of Control pursuant to which our Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (which we refer to as the “Alternative Form Consideration”), a Series C Preferred Stockholder will receive upon conversion of such Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (which we refer to as the “Alternative Conversion Consideration,” and we refer to the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, as the “Conversion Consideration”).

If the holders of our Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our Common Stock that made or voted for such an election if electing between two types of consideration, or holders of a plurality of the outstanding shares of our Common Stock that made or voted for such an election if electing between more than two types of consideration, as the case may be, and will be subject to any limitations to which all holders of our Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue any fractional shares of our Common Stock upon the conversion of the Series C Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Conversion Procedures

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series C Preferred Stock pursuant to the redemption provisions described above, we will provide to the Series C Preferred Stockholders a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the Series C Preferred Stockholders may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem any or all shares of Series C Preferred Stock, holders will not be able to convert such shares of Series C Preferred Stock called for redemption and such shares will be redeemed on the applicable redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series C Preferred Stock;

•	the procedures that the Series C Preferred Stockholders must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of DTC, including the form of conversion notice to be delivered by such holders as described below; and

•	the last date on which Series C Preferred Stockholders may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we will also issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the Series C Preferred Stockholders.

To exercise the Change of Control Conversion Right, Series C Preferred Stockholders will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series C

Preferred Stock to be converted through the facilities of DTC, together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must comply with applicable procedures, if any, of DTC and state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series C Preferred Stock to be converted; and

•	that the Series C Preferred Stock is to be converted pursuant to the applicable provisions of the Series C Preferred Stock.

Series C Preferred Stockholders may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must comply with applicable procedures, if any, of DTC and state:

•	the number of withdrawn shares of Series C Preferred Stock; and

•	the number of shares of Series C Preferred Stock, if any, which remain subject to such holder’s conversion notice.

Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock, as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case only the shares of Series C Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption, if any, will be converted as aforesaid. If we elect to redeem shares of Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series C Preferred Stock into shares of our Common Stock or other property. Notwithstanding any other provision of the Series C Preferred Stock, no Series C Preferred Stockholder will be entitled to convert such Series C Preferred Stock into shares of our Common Stock to the extent that receipt of such Common Stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our charter or the articles supplementary establishing the Series C Preferred Stock, unless we provide an exemption from this limitation to such holder. See “—Restrictions on Ownership” below and “Description of Our Capital Stock—Restrictions on Transfer” in the accompanying prospectus.

Payment of Dividends Upon Conversion

Anything in the articles supplementary establishing the Series C Preferred Stock to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of shares of Series C Preferred Stock at the close of business on a Series C Dividend Record Date will be entitled to receive the dividend payable on the corresponding Series C Dividend Payment Date notwithstanding the conversion of those shares after such Series C Dividend Record Date and on or prior to such Series C Dividend Payment Date, and, in such case, the full amount of such dividend shall be paid on such Series C Dividend Payment Date to the persons who were the holders of record at the close of business on such Series C Dividend Record Date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series C Preferred Stock to be converted.

Certain Definitions

The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described under “—Conversion Procedures” above to the Series C Preferred Stockholders.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash, the amount of cash consideration per share of our Common Stock, or (ii) if the consideration to be received in the Change of Control by holders of our Common Stock is other than solely cash, (A) the average of the closing sale prices per share of our Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal United States national securities exchange on which our Common Stock is then traded, or (B) the average of the last quoted bid prices for our Common Stock in the over-the-counter market as reported by Pink OTC Markets Inc. or another similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our Common Stock is not then listed for trading on a United States national securities exchange.

Transfer and Dividend Paying Agent

American Stock Transfer & Trust Company is the transfer and dividend paying agent and registrar in respect of the Series C Preferred Stock.

Restrictions on Ownership

For us to maintain our qualification as a REIT under the Code, shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Also, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in complying with those share ownership rules, our charter contains provisions that restrict the ownership and transfer of shares of our capital stock. With certain exceptions, our charter prohibits direct or constructive ownership by any person of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our Common Stock, or, with respect to any series of preferred stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such series of preferred stock, including the Series C Preferred Stock, and no person or entity may own, directly or constructively, more than 9.8% of the value of our outstanding shares of capital stock. If any transfer of shares of the Series C Preferred Stock or other capital stock occurs (including the acquisition of Common Stock upon a conversion of the Series C Preferred Stock) which, if effective, would result in any person owning, directly or indirectly, shares of our capital stock in violation of the ownership limits set forth above, then that number of shares which would cause the violation will be automatically transferred to a trust for the benefit of a charitable beneficiary, or if the transfer to the trust would not be effective for any reason to prevent the violation of the ownership limit, then the transfer of that number of shares which would cause the violation will be void ab initio and the intended transferee will not acquire any rights in such shares of capital stock. See “Description of Our Capital Stock—Restrictions on Transfer” in the accompanying prospectus for additional discussion.

ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

This section supplements the discussion under the caption “Certain Federal Income Tax Considerations” in the accompanying prospectus, which discussion (to the extent not inconsistent with the following) is incorporated in its entirety into this prospectus supplement. The following discussion is intended to supplement, where applicable, the corresponding discussions contained in the accompanying prospectus.

This section is based on current law. The tax law upon which this discussion is based could be changed, and any such change could have a retroactive effect. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor discusses all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to particular types of stockholders of the Offered Stock which are subject to special tax rules, such as insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations or partnerships, and persons who are not citizens or residents of the United States, stockholders that hold the Offered Stock as a hedge, part of a straddle, conversion transaction or other arrangement involving more than one position, or stockholders whose functional currency is not the United States dollar. This discussion assumes that you will hold the Offered Stock as a “capital asset” under the Code, which in general means as property held for investment.

We urge you to consult with your own tax advisor regarding the specific consequences to you of the acquisition, ownership and disposition of the Offered Stock, including the federal, state, local, foreign and other tax considerations of such acquisition, ownership, disposition and of our election to qualify as a REIT, as well as potential changes in applicable tax laws.

Our Qualification as a REIT

In connection with this offering, we expect to receive the opinion of Greenberg Traurig, LLP to the effect that, commencing with our taxable year ended December 31, 1998, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our method of operation will enable us to continue meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Greenberg Traurig, LLP is based on various assumptions relating to our operations, including the accuracy of certain factual representations and statements made by us regarding our operations. Our qualification as a REIT depends upon our ability to meet the various requirements imposed under the Code through actual operations. Greenberg Traurig, LLP will not review our operations, and no assurance can be given that actual operations will meet these requirements. The opinion of Greenberg Traurig, LLP is not binding on the Internal Revenue Service, or any court. The opinion of Greenberg Traurig, LLP is based upon existing law, Treasury regulations and currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change either prospectively or retroactively.

Our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the Code. These requirements relate to the composition of our assets, the nature of our gross income, minimum distribution requirements, and requirements relating to the ownership of our stock. A summary of certain U.S. federal income tax considerations relating to our election to be taxed as a REIT is provided in the accompanying prospectus. No assurance can be given that the actual results of our operation for any particular tax year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “Certain Federal Income Tax Considerations—Failure to Qualify” in the accompanying prospectus.

Assets and Income

Certain of our investments, such as certain non-agency MBS that are not structured as real estate mortgage investment conduits, and investments in “to-be-announced” contracts or “dollar roll” transactions with respect to agency MBS, may give rise to assets and income that do not qualify for purposes of one or more of the asset or income tests as described in the accompanying prospectus under “Certain Federal Income Tax Considerations—Income Tests” and “—Asset Tests.” We intend to monitor our investments for compliance with the REIT asset and income requirements, however, and expect to qualify and remain qualified as a REIT, although there can be no assurance that we will be successful in these efforts.

Dividends

In general, distributions made to our stockholders out of current or accumulated earnings and profits will be treated as dividends under the Code and thus taxed to them as ordinary income, except that, as described below (see “—Capital Gain Dividends”), distributions of our net capital gain designated by us as capital gain dividends will be taxed to our stockholders as long-term capital gain.

To the extent that distributions exceed current and accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the basis for the stockholder’s stock with respect to which the distributions are paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of that stock. For purposes of determining whether distributions are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock and then to our Common Stock. Therefore, depending on our earnings and profits, distributions with respect to our Series B Preferred Stock and Series C Preferred Stock (as compared to distributions with respect to our Common Stock) are more likely to be treated as dividends than as return of capital or as a distribution in excess of basis.

Dividends paid by regular C corporations to stockholders other than corporations are generally taxed at the rate applicable to long-term capital gains, which currently is a maximum of 20%, subject to certain holding period and other limitations. Because we are a REIT, however, our dividends, including dividends paid on the Offered Stock, generally will continue to be taxed at regular ordinary income tax rates, except in limited circumstances.

In certain circumstances, you may be deemed to have received constructive taxable distributions of our stock if the Series B Conversion Rate is adjusted or an adjustment to the Series B Conversion Rate is not provided for pursuant to the terms of the Series B Preferred Stock. However, adjustments to the Series B Conversion Rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Series B Preferred Stock generally will not be deemed to result in a constructive distribution of our stock. Certain of the possible adjustments described under “Description of Offered Stock—Series B Preferred Stock—Conversion Rate Adjustments,” including, without limitation, adjustments in respect of taxable dividends to holders of our Common Stock that exceed the Dividend Threshold Amount, and the adjustments described under “Description of Offered Stock—Series B Preferred Stock—Adjustment to Series B Conversion Rate Upon Certain Fundamental Changes” will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you may be deemed to have received constructive distributions in amounts based upon the value of your increased interest in our equity resulting from such adjustments. Such constructive distributions may be includible in your income in the manner described in the preceding paragraphs even if you have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive taxable distribution to you. If you are a non-United States stockholder, the portion of any such constructive distribution deemed received by you that is treated as a dividend will generally be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty.

Capital Gain Dividends

If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to the holders of our capital stock, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of any particular class of our stock will be the amount so designated multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) as paid to the holders of such class for the year, and the denominator of which will be the total dividends paid to the holders of shares of all classes of our stock for the year.

Conversion into Common Stock

Except as provided in the next sentence, you will not recognize gain or loss upon the conversion of some or all of your Series B Preferred Stock or Series C Preferred Stock into shares of our Common Stock. Any cash received in lieu of fractional shares, however, generally will be treated as a payment in exchange for such fractional share and you will recognize gain or loss equal to the difference between the amount of cash received and the portion of your adjusted basis allocable to the fractional share. Your tax basis in the common shares received upon conversion will equal your tax basis in your Series B Preferred Stock or Series C Preferred Stock tendered for conversion, less the tax basis allocated to any fractional share for which cash is received. Your holding period in the common shares received upon conversion of your Series B Preferred Stock or Series C Preferred Stock will include the holding period of the Series B Preferred Stock or Series C Preferred Stock so converted.

As described under “Description of Offered Stock—Series B Preferred Stock—Payment of Dividends upon Conversion—Optional Conversion,” if we receive a conversion notice from you after a Series B Dividend Record Date but prior to the corresponding Series B Dividend Payment Date, you will be required to pay to us an amount equal to the dividend that has accrued and that will be paid on such Series B Dividend Payment Date, and you should consult your tax advisor concerning the tax consequences of such payment by you and your receipt of the related dividend.

Company Redemption Options

If we purchase from you shares of our stock, the purchase price may be treated as a dividend (to the extent of our current and accumulated earnings and profits) unless the purchase transaction satisfies one or more of the standards set out in section 302 of the Code. Our purchase of your stock will be treated as a sale and purchase transaction (in which you would recognize taxable gain or loss to the extent that the amount paid for the redeemed shares exceeds or is less than your tax basis in such shares), and not as a dividend, if our payment to you is (i) considered to be substantially disproportionate, (ii) results in a complete termination of your interest in our stock, or (iii) is not essentially equivalent to a dividend to you within the meaning of the Code and the underlying Treasury Regulations. In determining whether any of these standards are satisfied, constructive ownership rules apply under which you may be considered to constructively own stock that is actually owned by a person related to you. The actual treatment of a payment that we make to you to purchase your stock will depend upon the facts and circumstances at the time of purchase and, accordingly, you should consult your own tax advisor concerning the tax treatment of such a payment.

If our purchase of your stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash you receive. Your adjusted tax basis in the stock that we purchase would, in that case, be transferred to the remaining shares of our stock that you own. If, however, you own no remaining shares of our stock, your basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.

Non-United States Stockholders

The accompanying prospectus describes certain tax consequences to a non-United States stockholder, as defined therein, that receives income, including dividends and gain on a sale or other disposition of our stock. We anticipate that each of the classes of Offered Stock will be regularly traded on an established securities market, although no assurance can be given that it will at all times continue to be regularly traded on an established securities market.

Partnerships

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of Offered Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If any prospective investor is a partner of a partnership holding shares of Series C Preferred Stock, such prospective investor should consult their tax advisor regarding the tax consequences of the ownership and disposition of the Offered Stock.

Medicare Tax

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or other disposition of the Offered Stock. You should consult with your tax advisor regarding the possible application of this tax to you.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement, dated August 10, 2016 (which we refer to as the “Sales Agreement”), with FBR acting as our agent. Pursuant to the Sales Agreement, we may at any time and from time to time offer and sell up to $196,615,000 aggregate offering price of the Offered Stock. Any such sales may be made in negotiated transactions or other transactions that are deemed to be “at the market offerings,” including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

Upon its acceptance of written instructions from us, FBR has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of the Offered Stock under the terms and subject to the conditions set forth in the Sales Agreement. We will instruct FBR as to the number of shares of the Offered Stock to be sold by it. We may instruct FBR not to sell any shares of Offered Stock if the sale cannot be effected at or above the price designated by us in any instruction. We or FBR may suspend the offering of the Offered Stock upon proper notice and subject to other conditions.

FBR has agreed to provide written confirmation to us promptly and in no event later than the opening of the trading day on the NYSE on the day following the trading day in which shares of the Offered Stock were sold under the Sales Agreement. Each confirmation is required to include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to FBR in connection with the sales.

We will pay FBR commissions for its services in acting as agent in the sale of the Offered Stock. FBR will be entitled to compensation of up to 2.5% of the gross sales price per share sold.

We may also sell shares of Offered Stock to FBR as principal for its own account at a price agreed upon at the time of sale. If we sell shares of Offered Stock to FBR as principal, we will enter into a separate agreement setting forth the terms of such transaction, and, to the extent required by applicable law, we will describe this agreement in a separate prospectus supplement or pricing supplement.

We estimate that the total expenses for the offering, excluding compensation payable to FBR under the terms of the Sales Agreement, and assuming we sell all shares of Offered Stock offered hereby, will be approximately $200,000.

Settlement for any sales of the Offered Stock will occur on the third trading day following the date on which any sales are made, or on some other date that is agreed upon by us and FBR in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar account. Sales of the Offered Stock as contemplated by this prospectus supplement will be settled through the facilities of DTC.

We will report at least quarterly the number of shares of the Offered Stock sold through FBR under the Sales Agreement, the net proceeds to us and the compensation paid by us to FBR in connection with the sales of the Offered Stock.

The offering of shares of Offered Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Offered Stock subject to the Sales Agreement and (ii) termination of the Sales Agreement. The Sales Agreement may be terminated by us or FBR, each in its sole discretion, at any time by giving notice to the other party.

FBR and its affiliates have provided and may in the future provide various investment banking and advisory services to us from time to time for which they have received, and are expected to receive, customary fees and expenses. MLV & Co. LLC (which we refer to as “MLV”), an affiliate of FBR, previously acted as our (i) underwriter in the initial public offering of 300,000 shares of our Series C Preferred Stock, with respect to which we entered into an Underwriting Agreement, dated January 20, 2015, with our Manager, and MLV, as representative of the several underwriters named therein, and (ii) our sales agent in an “at the market” offering of up to $200,000,000 in maximum aggregate offering price of shares of our Common Stock, Series B Preferred Stock and Series C Preferred Stock, with respect to which we entered into an At Market Issuance Sales Agreement, dated March 3, 2015, with our Manager and MLV.

In connection with this offering, FBR may, and will with respect to sales effected in “at the market offerings”, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of FBR may be deemed to be underwriting commissions or discounts. We have agreed to indemnify FBR against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that FBR may be required to make because of those liabilities.

EXPERTS

The consolidated financial statements of Anworth Mortgage Asset Corporation as of December 31, 2015 and 2014 and for each of the years in the three year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the report of RSM US LLP, independent registered public accounting firm, incorporated by reference herein and therein, and upon such reports given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of our securities offered in this prospectus supplement and accompanying prospectus, will be passed upon for us by Greenberg Traurig, LLP. Certain legal matters relating to this offering will be passed upon for FBR by Duane Morris LLP, Newark, New Jersey.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC under the Exchange Act. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement. We have filed with the SEC and incorporate by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 26, 2016, including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 8, 2016 to the extent specifically incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2016 filed with the SEC on May 6, 2016, and for the quarterly period ended June 30, 2016 filed with the SEC on August 4, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2016, March 17, 2016, March 31, 2016, April 5, 2016, April 15, 2016, May 20, 2016, June 16, 2016, June 30, 2016, July 15, 2016, July 19, 2016, and August 4, 2016;

•	the description of our Common Stock included in our registration statement on Form 8-A filed with the SEC on April 30, 2003;

•	the description of our Series B Preferred Stock included in our registration statement on Form 8-A filed with the SEC on January 30, 2007; and

•	the description of our Series C Preferred Stock included in our registration statement on Form 8-A filed with the SEC on January 23, 2015.

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement and the accompanying prospectus relate, will automatically be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be part hereof and thereof from the date of filing those documents. Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated by reference herein or therein, will be deemed to be modified or superseded for all purposes to the extent that a statement contained any other subsequently filed document which is also incorporated by reference modifies or supersedes that statement.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon such person’s request, a copy of any and all of the information incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates. Requests should be directed to the Secretary at Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Second Floor, Santa Monica, California 90401, telephone: (310) 255-4493.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Rooms. Our SEC filings are also available to the public from the SEC’s website on the internet at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may also read and copy this information at the Financial Industry Regulatory Authority, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

We maintain a website on the internet at http://www.anworth.com. The information contained in our website is not part of this prospectus supplement or the accompanying prospectus, and you should not rely on it in deciding whether to invest in any of the Offered Stock.

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act with respect to the Offered Stock offered by this prospectus supplement. As allowed by SEC rules, this prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement and the exhibits, financial statements and schedules included and/or incorporated by reference therein. We refer you to the registration statement, and the exhibits, financial statements and schedules included and/or incorporated by reference therein, for further information. This prospectus supplement and the accompanying prospectus are qualified in their entirety by such other information.

$534,442,660

Anworth Mortgage Asset Corporation

Common Stock

Preferred Stock

Warrants

By this prospectus, we may offer, from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock or preferred stock; or

•	any combination of the foregoing.

We will provide the specific terms of each issuance of securities in supplements to this prospectus. You should read this prospectus and the accompanying supplement carefully before you decide to invest.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “ANH,” our 8.625% Series A Cumulative Preferred Stock is traded on the New York Stock Exchange under the symbol “ANHPRA,” our 6.25% Series B Cumulative Convertible Preferred Stock is traded on the New York Stock Exchange under the symbol “ANHPRB,” and our 7.625% Series C Cumulative Redeemable Preferred Stock is traded on the New York Stock Exchange under the symbol “ANHPRC.”

We may sell these securities to or through underwriters, dealers or agents, or we may sell the securities directly to investors on our own behalf.

Investing in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 8 of this prospectus before buying shares of our common stock or preferred stock, or warrants to purchase shares of our common stock or preferred stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 13, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may offer and sell any combination of our common stock, preferred stock and warrants in one or more offerings for total proceeds of up to $534,442,660. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. It is important that you consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” which you should read carefully before you decide to invest.

The following information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus. We encourage you to read this prospectus, as well as the information which is incorporated by reference herein, in their entireties.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since such dates.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, and certain statements contained in our future filings with the SEC, in our press releases or in our other public or stockholder communications may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” “estimate,” “plan,” or similar terms, variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	our business strategy;

•	market trends and risks;

•	assumptions regarding interest rates;

•	assumptions regarding credit risk; and

•	assumptions regarding prepayment rates on the mortgage loans securing our mortgage-backed securities.

These forward-looking statements are subject to various risks and uncertainties, including those relating to:

•	risks associated with investing in mortgage-backed securities, or MBS, and related assets;

•	changes in interest rates and the market value of our target investments;

•	changes in prepayment rates of the mortgage loans securing our mortgage-related investments;

•	changes in the yield curve;

•	the credit performance of our Non-Agency MBS and residential mortgage loans held-for-investment;

•	the concentration of the credit risks we are exposed to;

•	the state of the credit markets and other general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers;

•	the availability of our target investments for purchase at attractive prices;

•	the availability of financing for our target investments, including the availability of repurchase agreement financing;

•	declines in home prices;

•	increases in payment delinquencies and defaults on the mortgages comprising and underlying our target investments;

•	increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, or MBS;

•	changes in liquidity in the market for MBS, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and increases in the supply of MBS available-for-sale;

•	changes in the values of the MBS and other mortgage-related investments in our portfolio and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity;

•	our ability to generate the amount of cash flow we expect from our target investments;

•	changes in our investment and financing strategies and the new risks that those changes may expose us to;

•	changes in the competitive environment within our industry, including changes that may affect our Manager’s ability to attract and retain personnel;

•	our ability to successfully diversify our business into new investments and manage the new risks they may expose us to;

•	our ability to manage various operational and regulatory risks associated with our business;

•	our ability to establish, adjust and maintain appropriate hedges for the risks to our portfolio;

•	legislative and regulatory actions affecting the mortgage and derivative industries or our business;

•	implementation of or changes in government regulations or programs affecting our business;

•	changes due to the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis and our ability to respond to and comply with such actions and changes;

•	our ability to maintain our qualification as a real estate investment trust, or REIT, for federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

•	limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940, as amended; and

•	our ability to manage our growth.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” beginning on page 8 of this prospectus or described in the reports that we file from time to time with the SEC, such as our quarterly and annual reports, could cause our actual results to differ materially and in an adverse manner from those projected in any forward-looking statements we make. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

Our Business

Our Company

We were incorporated in Maryland on October 20, 1997 and commenced operations on March 17, 1998. Our principal business is to invest in, finance and manage a leveraged portfolio of residential mortgage-backed securities and residential mortgage loans which presently include the following types of investments:

•	Agency mortgage-backed securities, or Agency MBS, which are securities representing obligations guaranteed by a government-sponsored enterprise, or GSE, such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac.

•	Non-agency mortgage-backed securities, or Non-Agency MBS, which are securities issued by companies that are not guaranteed by federally sponsored enterprises and that are secured primarily by first-lien residential mortgage loans.

•	Residential mortgage loans through consolidated securitization trusts. We finance residential mortgage loans through asset-backed securities, or ABS, issued by the consolidated securitization trusts. The ABS which are held by unaffiliated third parties are non-recourse financing. The difference in the amount of the loans and the amount of the ABS represents our retained interest in the loans held in the securitization trusts.

Our principal business objective is to generate net income for distribution to our stockholders primarily based upon the spread between the interest income on our mortgage assets and our borrowing costs to finance our acquisition of those assets.

We have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code. As long as we retain our REIT status, we generally will not be subject to federal or state income taxes to the extent that we distribute our income to our stockholders, and we routinely distribute to our stockholders substantially all of the income generated from our operations. In order to qualify as a REIT, we must meet various ongoing requirements under the tax law, including requirements relating to the composition of our assets, the nature of our gross income, minimum distribution requirements and requirements relating to the ownership of our stock. We believe that we have met all of these requirements and that we will continue to qualify as a REIT.

Our Manager

We are externally managed and advised by Anworth Management, LLC, or our Manager. Our Manager is supervised and directed by our board of directors, or our Board. Our day-to-day operations are being conducted by our Manager through the authority delegated to it under the Management Agreement between us and our Manager (which we refer to as the “Management Agreement”) and pursuant to the policies established by our Board.

Our Manager will also perform such other services and activities relating to our assets and operations as may be appropriate. In exchange for services provided, our Manager receives a management fee paid monthly in arrears in an amount equal to one-twelfth of 1.20% of our Equity (as defined in the Management Agreement).

Our Strategy

Investment Strategy

Our investment objective is to provide attractive risk-adjusted total returns to our stockholders over the long-term primarily through dividends and secondarily through capital appreciation. Our strategy is to invest in residential MBS (both Agency MBS and Non-Agency MBS) and residential mortgage loans. We also have a small portfolio of residential real estate properties which we lease to tenants.

We seek to acquire assets that will produce competitive returns after considering the amount and nature of the investment’s anticipated returns, our ability to pledge the investment to secure collateralized borrowings and the costs associated with financing, managing and reserving for these investments.

We do not currently originate mortgage loans or provide other types of financing to the owners of real estate.

Financing Strategy

Our primary financing source for our Agency MBS portfolio is repurchase agreements which we may use to deploy, on a debt-to-allocated-equity basis, within a range of five to twelve times leverage on our Agency MBS assets. We also use repurchase agreements to finance our Non-Agency MBS using leverage of approximately two times on a debt-to-allocated equity basis. We are not required to maintain any particular minimum leverage ratio.

Currently, we also invest in the subordinate classes of newly-formed securitization trusts, which allows us to consolidate all of the loans of these trusts. These residential mortgage loans are financed through ABS issued by the securitization trusts. The ABS which are held by unaffiliated third parties are non-recourse financing. The difference in the amount of the loans and the amount of the ABS represents our retained interest in the loans held in the securitization trusts.

We employ short-term borrowing to attempt to increase potential returns to our stockholders. Pursuant to our Capital and Leverage Policy, we seek to strike a balance between the under-utilization of leverage, which reduces potential returns to stockholders, and the over-utilization of leverage, which could reduce our ability to meet our obligations during adverse market conditions.

The amount of leverage we deploy for particular investments in our target investments depends upon an assessment of a variety of factors, which may include:

•	the anticipated liquidity and price volatility of our assets;

•	the gap between the duration of our assets and liabilities, including hedges;

•	the availability and cost of financing our assets;

•	our opinion of the credit worthiness of financing counterparties;

•	the health of the U.S. economy and residential mortgage and housing markets;

•	our outlook for the level, slope and volatility of interest rates;

•	the credit quality of the loans underlying our Agency MBS and Non-Agency MBS; and

•	our outlook for asset spreads relative to the London Interbank Offered Rate, or LIBOR, curve.

Repurchase agreements are financings pursuant to which one party, the seller or borrower, sells assets to the repurchase agreement counterparty, the buyer or lender, for an agreed price with the obligation to repurchase the assets from the buyer at a future date and at a price higher than the original purchase price. The amount of financing available under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets. The difference between the sale price and repurchase price is the interest expense of financing under a repurchase agreement. Under repurchase agreement financing arrangements, if the value of the collateral decreases, the buyer could require the seller to provide additional cash collateral to re-establish the ratio of value of the collateral to the amount of borrowing. In the current financing climate, lenders using repurchase agreements generally advance approximately 94% to 97% of the market value of the Agency MBS financed (meaning a 3% to 6% discount from market value, also known as a haircut) and 65% to 80% of the market value of the Non-Agency MBS financed (meaning a 20% to 35% haircut). A significant decrease in advance rate or an increase in the haircut could result in our having to sell securities in order to meet additional margin requirements by the lender. We expect to mitigate our risk of margin calls under repurchase agreements by deploying a prudent amount of leverage that is below the amount that could be used under current advance rates.

In order to reduce our exposure to counterparty-related risk, we generally seek to diversify our exposure by entering into repurchase agreements with multiple counterparties.

Growth Strategy

It is our long-term objective to grow our earnings and our dividends per common share by increasing our paid-in capital and book value per share.

Our Target Investments

Our investment portfolio is focused on two different strategies that embody our hybrid investment approach. The target investments that fall under these strategies are:

Agency MBS

This strategy includes investing in Agency MBS and the related derivative transactions. The performance of this strategy is most affected by changes in interest rates, prepayments and mortgage spreads relative to U.S. Treasury securities. These assets have minimal exposure to the underlying credit of the investments. Agency MBS are collateralized by fixed-rate mortgage loans, adjustable-rate mortgage loans or hybrid mortgage loans, or derivatives thereof, including:

•	mortgage pass-through certificates issued by a GSE such as Fannie Mae and Freddie Mac;

•	collateralized mortgage obligations, or CMOs; and

•	“to-be-announced” forward contracts, or TBAs, which are pools of mortgages with specific investment terms to be issued by government-sponsored enterprises at a future date.

Mortgage Credit Investments

These assets include investing in Non-Agency MBS, residential mortgage loans and related derivative transactions. Examples of Non-Agency MBS include MBS collateralized by prime mortgage loans, Alt-A mortgage loans and subprime mortgage loans, which may have fixed-rate, adjustable-rate or hybrid-rate terms.

Non-Agency MBS

Non-Agency MBS includes both senior and mezzanine MBS. Senior MBS refers to Non-Agency MBS that represent the senior-most tranches—that is, tranches which have the highest priority claim to cash flows from the related collateral pool within the MBS structure. Mezzanine MBS refers to subordinated tranches within the collateral pool. The Non-Agency MBS we purchase may include investment-grade and non-investment grade classes including non-rated securities.

Hybrid mortgage loans have terms with interest rates that are fixed for a specified period of time and, thereafter, generally adjust annually to an increment over a specified interest rate index. ARMs refer to hybrid and adjustable-rate mortgage loans which typically have interest rates that adjust annually to an increment over a specified interest rate index.

We believe the performance of our Non-Agency MBS strategy is most affected by changes in credit performance of the underlying collateral. These assets also have interest rate and mortgage spread exposure, but we believe the exposure is not viewed to be the main driver of performance.

Residential Mortgage Loans Held-for-Investment

We invest in residential mortgage loans held-for-investment through consolidated securitization trusts. We finance our residential mortgage loans through ABS issued by the consolidated securitization trusts. The ABS which are held by unaffiliated third parties are non-recourse financing. The difference in the amount of the loans and the amount of the ABS represents our retained interest in the loans held in the securitization trusts.

Residential Real Estate

These assets consist primarily of single-family residential properties which, after renovation, we lease to tenants. Our focus is on acquiring properties located in in-migration geographical areas that can produce high occupancy and attractive rental rates and generate long-term property appreciation.

While we presently have not acquired any single-family residential mortgage loans, it is expected that we will do so in the future. After that time, it is expected that any properties acquired through foreclosure of mortgage loans that we own will be allocated to our rental properties portfolio.

Competition

When we invest in MBS and other mortgage-related assets, we compete with a variety of institutional investors including other REITs, insurance companies, mutual funds, pension funds, investment banking firms, banks and other financial institutions that invest in the same or similar types of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do.

Employees

Effective December 31, 2011, in accordance with the Management Agreement, all of our employees at the Company were terminated and are now employed by the Manager.

Company Information

Our principal executive offices are located at 1299 Ocean Avenue, Second Floor, Santa Monica, California, 90401. Our telephone number is (310) 255-4493 and our fax number is (310) 434-0070.

Information on our Company Website

The Company maintains a website, http://www.anworth.com. The contents of our website are not a part of this prospectus.

RISK FACTORS

Our business routinely encounters and attempts to address risks, some of which will cause our future results to differ, sometimes materially, from those originally anticipated. Below, we have described our present view of the most significant risks facing the Company. The risk factors set forth below are not the only risks that we may face or that could adversely affect us. If any of the circumstances described in the risk factors discussed in our Annual Report on Form 10-K actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the trading price of our securities could decline significantly and shareholders may lose all or part of their investment.

Risks Related to Our Business

Adverse developments in the global capital markets, including defaults, credit losses and liquidity concerns, as well as recent mergers, acquisitions and bankruptcies of potential repurchase agreement counterparties, could make it difficult for us to borrow money to acquire MBS on a leveraged basis, on favorable terms or at all, which could adversely affect our profitability.

We rely on the availability of financing to acquire MBS on a leveraged basis. Institutions from which we obtain financing may have owned or financed MBS and other assets, which have declined in value and caused them to suffer losses as a result of the downturn in the residential mortgage market. As these conditions or other unfavorable market conditions persist, institutions may be forced to exit the repurchase agreement market, become insolvent or further tighten their lending standards or increase the amount of equity capital or haircut required to obtain financing and, in such event, could make it more difficult for us to obtain financing on favorable terms or at all.

During the past several years, there have been several proposed or completed mergers, acquisitions and bankruptcies of investment banks and commercial banks that have historically acted as repurchase agreement counterparties. This has resulted in a fewer number of potential repurchase agreement counterparties operating in the market. Fewer potential counterparties may reduce our ability to diversify and thereby attempt to minimize risk of counterparty default. In addition, many commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the residential mortgage market. These losses have reduced financial industry capital, leading to reduced liquidity for some institutions. As a result of these difficulties, there has been an increased focus by U.S. and international regulators and banking groups (such as from the Dodd-Frank legislation and Basel III accord) on increasing capital requirements for financial institutions and on greater restrictions on lending. This may have an adverse impact on the supply of MBS and could also make it more difficult for us as well as others in the marketplace to obtain financing on favorable terms or at all. Our profitability may be adversely affected if we are unable to obtain cost-effective financing for our investments.

Failure to procure funding on favorable terms, or at all, would adversely affect our results and may, in turn, negatively affect the market price of shares of our common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

The current weakness in the mortgage market could cause one or more of our lenders to be unwilling or unable to provide us with financing. This could potentially increase our financing costs and reduce liquidity. Furthermore, if many of our lenders are unwilling or unable to provide us with additional financing, we could be forced to sell our assets at an inopportune time when prices are depressed. If one or more major market participants fail, it could negatively impact the marketability of all fixed income securities, including MBS, and this could negatively impact the value of the securities in our portfolio, thus reducing our net book value.

If we are unable to negotiate favorable terms and conditions on future borrowing arrangements with one or more of our lenders, our financial condition and earnings could be negatively impacted.

The terms and conditions of each borrowing arrangement with our lenders are negotiated on a transaction-by-transaction basis. Our access to financing depends upon many factors over which we have little or no control including, but not limited to: general market conditions; each lender’s view of the quality and value of our assets and our liquidity; regulatory requirements; our current and future earnings potential; and the market price of our stock. Key terms and conditions of each transaction include interest rates, maturity dates, asset pricing procedures and margin requirements. We cannot assure you that we will be able to continue to negotiate favorable terms and conditions on our future borrowing arrangements.

Also, during periods of market illiquidity or due to perceived credit quality deterioration of the collateral pledged, a lender may require that less favorable asset pricing procedures be employed or the margin requirements be increased. Possible market developments, including a sharp rise in interest rates, a change in prepayment rates or increasing market concern about the value or liquidity of MBS, may reduce the market value of our portfolio, which may cause our lenders to require additional collateral. Under these conditions, we may determine it is prudent to sell assets to improve our ability to pledge sufficient collateral to support our remaining borrowings. Such sales may be at disadvantageous times, which may harm our operating results and net profitability.

Adverse developments in the residential mortgage market may adversely affect the value of the MBS in which we invest.

During the past several years, the residential mortgage market in the U.S. has experienced a variety of difficulties and changing economic conditions including defaults, credit losses and liquidity concerns. News of actual and potential security liquidations has increased the volatility of many financial assets including MBS. Further increased volatility and deterioration in the broader residential mortgage and MBS markets may adversely affect the performance and market value of the MBS in which we invest.

Our investments serve as collateral for our financings. Any decline in their value, or perceived market uncertainty about their value, would likely make it difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with terms of any financing arrangements already in place. If market conditions result in a decline in the value of our MBS, our financial position and results of operations could be adversely affected.

New laws may be passed affecting the relationship between Fannie Mae and Freddie Mac, on the one hand, and the federal government, on the other, which could adversely affect the price of Agency MBS.

The interest and principal payments we expect to receive on the Agency MBS in which we invest will be guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Unlike the Ginnie Mae certificates in which we invest, the principal and interest on securities issued by Fannie Mae and Freddie Mac are not guaranteed by the U.S. government. All the Agency MBS in which we invest depend on a steady stream of payments on the mortgages underlying the securities.

Since September 2008, there have been increased market concerns about Fannie Mae’s and Freddie Mac’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the federal government. Fannie Mae and Freddie Mac were placed into the conservatorship of the FHFA, their federal regulator, pursuant to its powers under The Federal Housing Finance Regulatory Reform Act of 2008, a part of the Housing and Economic Recovery Act of 2008.

In addition to the FHFA becoming the conservator of Fannie Mae and Freddie Mac, the U.S. Department of the Treasury has taken various actions intended to provide Fannie Mae and Freddie Mac with additional liquidity and ensure their financial stability. The U.S. Treasury can hold its portfolio of Agency MBS to maturity and, based on mortgage market conditions, may make adjustments to the portfolio. This flexibility may adversely affect the pricing and availability for our target investments. It is also possible that if and when the U.S. Treasury commits to purchase Agency MBS in the future, it could create additional demand that would increase the pricing of Agency MBS that we seek to acquire.

Shortly after Fannie Mae and Freddie Mac were placed in federal conservatorship, the Secretary of the U.S. Treasury suggested that the guarantee payment structure of Fannie Mae and Freddie Mac should be re-examined. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be eliminated or considerably limited relative to historical measurements. The U.S. Treasury could also stop providing credit support to Fannie Mae and Freddie Mac in the future. Any changes to the nature of the guarantees provided by Fannie Mae and Freddie Mac could redefine what constitutes an Agency MBS and could have broad adverse market implications. In addition, if Fannie Mae or Freddie Mac was eliminated, or their structures were to change radically, we would not be able to acquire Agency MBS from these companies, which would eliminate a major component of our business model.

Our income could be negatively affected in a number of ways depending on the manner in which related events unfold. For example, the current credit support provided by the U.S. Treasury to Fannie Mae and Freddie Mac, and any additional credit support it may provide in the future, could have the effect of lowering the interest rate we expect to receive from Agency MBS that we seek to acquire, thereby tightening the spread between the interest we earn on our portfolio of targeted assets and our cost of financing that portfolio. A reduction in the supply of Agency MBS could also negatively affect the pricing of Agency MBS we seek to acquire by reducing the spread between the interest we earn on our portfolio of targeted assets and our cost of financing that portfolio.

Any law affecting these government-sponsored enterprises may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, such laws could increase the risk of loss on investments in Fannie Mae and/or Freddie Mac Agency MBS. It also is possible that such laws could adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially adversely affect our business, operations and financial condition.

Separate legislation has been introduced in both houses of the U.S. Congress, which would, among other things, wind down Fannie Mae and Freddie Mac, and we could be materially adversely affected if these proposed laws were enacted.

Payments on the Agency MBS in which we invest are guaranteed by Fannie Mae and Freddie Mac. Since 2008, these agencies have been under the conservatorship of the U.S. government. Over the past several years, separate legislation has been introduced in both houses of the U.S. Congress to wind-down both of these agencies. None of these bills have garnered enough support for a vote. It is currently unknown if, and when, any of these bills would become law and, if they did, what impact that would have on housing finance in general and what the impact would be on the existing securities guaranteed by Fannie Mae and Freddie Mac, as well as the impact on the pricing, supply, liquidity and value of the MBS in which we invest.

In March 2015, Congresswoman Marsha Blackburn (R-Tennessee) introduced a bill in the U.S. House of Representatives to put the profits of Fannie Mae and Freddie Mac into escrow until reform of these entities is achieved. To date, Congress has not taken any further action on this bill.

Certain actions taken or that may be taken in the future by the U.S. government to address the financial crisis could negatively affect the availability of financing, the quantity and quality of available products, cause changes in interest rates and the yield curve, any and each of which could materially adversely affect our business, results of operations and financial condition.

In September 2012, the Fed Open Market Committee of the Federal Reserve, or the FOMC, announced an open-ended program to purchase an additional $40 billion of Agency MBS per month until economic conditions (primarily the unemployment rate) improved. This program, combined with the then-existing Fed bond-buying program of Treasury securities, was to increase the Federal Reserve’s holdings by $85 billion per month. At its meeting in October 2014, the Federal Reserve ended its monthly purchases of Agency MBS and Treasury securities. At its December 2015 meeting, the FOMC increased the Fed Funds rate by 25 basis points and stated that it would be appropriate to gradually increase interest rates in 2016, as there has been considerable improvement in the labor market and it is reasonably confident that inflation will move back to the Federal Reserve’s optimal inflation target of 2%. At its March 2016 meeting, the FOMC kept the Fed Funds rate at its current level due to uncertainties in the economy and may only consider two gradual rate hikes instead of the four rate hikes projected in December 2015. We cannot predict whether or when such other actions may occur or what impact, if any, such actions could have on our business, results of operations and financial condition. While such programs are intended to aid economic activity, there are no assurances that this will occur. In fact, these actions could negatively affect the availability of financing and the quantity and quality of available products and/or cause changes in interest rates and the yield curve, any and each of which could materially adversely affect our business, results of operations and financial condition, as well as those of the entire mortgage sector in general.

A failure by the U.S. government to meet the conditions of the Budget Control Act of 2011 or to reduce its budget deficit or a further downgrade of U.S. sovereign debt and government-sponsored agency debt could have a material adverse impact on our borrowings and the valuations of our securities and may have a material adverse impact on our financial condition and results of operations.

As widely reported, there continues to be concerns over the ability of the U.S. government to reduce its budget deficit and resolve its debt crisis. The U.S. sovereign debt and government-sponsored agency debt credit ratings continue to be monitored to account for the risk that U.S. lawmakers fail to meet the conditions of the Budget Control Act of 2011 and/or reduce its overall debt. Such failures could have a material adverse effect both on the U.S. economy and on the global economy. In particular, this could cause disruption in the capital markets and impact the stability of future U.S. treasury auctions and the trading market for U.S. government securities, resulting in increased interest rates and impaired access to credit. These factors could negatively impact our borrowing costs, our liquidity and the valuation of the securities we currently own in our portfolio, which could have a material adverse impact on our financial condition and our results of operations.

The failure or delay by the U.S. government to resolve future debt ceiling crises could materially adversely affect our stock price, our business, results of operations and financial condition.

During 2013, 2014 and 2015, Congress passed several interim measures to provide temporary funding to the U.S. government and temporarily increase the debt ceiling. In December 2015, Congress passed a bill that would keep the government funded through September 30, 2016, and suspend the debt limit until March 2017. A failure by the U.S. government to reach agreement on future budgets and debt ceilings, reduce its budget deficit, or a future downgrade of U.S. sovereign debt and government-sponsored agencies debt could have a material adverse effect on the U.S. economy and the global economy. These events could have a material adverse effect on our borrowing costs, the availability of financing, and the liquidity and valuation of securities in general and of the securities in our portfolio.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the MBS and other mortgage assets in which we invest.

The U.S. government, through the Federal Housing Authority and the Federal Deposit Insurance Corporation, has commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or extending the payment terms of the loans. In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners. These loan modification programs, as well as future legislative or regulatory actions that result in the modification of outstanding mortgage loans, may adversely affect the value of, and the returns on, the MBS in which we invest.

We are subject to the risk that the global credit crisis, despite efforts by global governments to halt that crisis, may affect interest rates and the availability of financing in general, which could adversely affect our financing and our operating results.

During the past several years, several large European banks experienced financial difficulty and were either rescued by government assistance or by other large European banks. Several European governments have coordinated plans to attempt to shore up their financial sectors through loans, credit guarantees, capital infusions, promises of continued liquidity funding and interest rate cuts. Additionally, other governments of the world’s largest economic countries also implemented interest rate cuts. There is no assurance that these and other plans and programs will be successful in halting the global credit crisis or in preventing other banks from failing. If unsuccessful, this could adversely affect our financing and operations as well as those of the entire mortgage sector in general.

As the European credit crisis continues, with the bailout of Greece, and problems in other countries such as Italy and Spain, there is a growing risk to the financial condition and stability of major European banks. Many of the European banks have U.S. banking subsidiaries, which have provided financing to us, particularly repurchase agreement financing for the acquisition of various investments, including MBS investments. In June 2015, Standard & Poor’s downgraded the credit ratings of several European commercial banks. If the European credit crisis continues to impact these major European banks, there is the possibility that it will also impact the operations of their U.S. banking subsidiaries. This could adversely affect our financing and operations as well as those of the entire mortgage sector in general.

Our leveraging strategy increases the risks of our operations.

Relative to our MBS, we have generally borrowed, on a short-term basis, between seven to twelve times the amount of our equity, although our borrowings may at times be above or below this amount. During the past several years, we have reduced our borrowings on Agency MBS to a range of five to nine times the amount of our equity due to the uncertainty in the marketplace and the broader problems in the economy. Our leverage on Non-Agency MBS is currently approximately two times on a debt-to-allocated equity basis. We incur this leverage by borrowing against a substantial portion of the market value of our mortgage-related assets. Use of leverage can enhance our investment returns (and at times when we reduce our leverage, our profitability may be reduced as a result). Leverage, however, also increases risks. In the following ways, the use of leverage increases our risk of loss and may reduce our net income by increasing the risks associated with other risk factors including a decline in the market value of our MBS or a default of a mortgage-related asset:

•	The use of leverage increases our risk of loss resulting from various factors including rising interest rates, increased interest rate volatility, downturns in the economy and reductions in the availability of financing or deterioration in the conditions of any of our mortgage-related assets.

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Substantially all of our borrowings are secured by our MBS, generally under repurchase agreements. A decline in the market value of the MBS used to secure these debt obligations could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings. In that situation, we could be required to sell MBS under adverse market conditions in order to obtain the additional collateral required by the lender. If these sales are made at prices lower than the carrying value of the MBS, we would experience losses.

•	A default of a mortgage-related asset that constitutes collateral for a repurchase agreement could also result in an involuntary liquidation of the mortgage-related asset. This would result in a loss to us of the difference between the value of the mortgage-related asset upon liquidation and the amount borrowed against the mortgage-related asset.

•	To the extent we are compelled to liquidate qualified REIT assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be affected, which could jeopardize our status as a REIT. Losing our REIT status would cause us to lose tax advantages applicable to REITs and may decrease our overall profitability and distributions to our stockholders.

We may incur increased borrowing costs related to repurchase agreements and that would adversely affect our profitability.

Substantially all of our borrowings are collateralized borrowings in the form of repurchase agreements. If the interest rates on these agreements increase, that would harm our profitability.

Our borrowing costs under repurchase agreements generally correspond to short-term interest rates such as LIBOR or a short-term Treasury index, plus or minus a margin. The margins on these borrowings over or under short-term interest rates may vary depending upon:

•	the movement of interest rates;

•	the availability of financing in the market; and

•	the value and liquidity of our mortgage-related assets.

An increase in interest rates may harm our book value, which could adversely affect the cash available for distribution to you and could cause the price of our securities to decline.

Increases in interest rates may harm the market value of our mortgage-related assets. Our hybrid adjustable-rate mortgage-related assets (during the fixed-rate component of the mortgages underlying such assets) and our fixed-rate securities are generally more harmed by these increases. In accordance with generally accepted accounting principles utilized in the United States of America, or GAAP, we reduce our book value by the amount of any decrease in the market value of our mortgage-related assets. Losses on securities classified as available-for-sale, which are determined by management to be other-than-temporary in nature, are reclassified from “accumulated other comprehensive income,” or AOCI, to current operations.

An increase in interest rates may cause a decrease in the volume of newly issued, or investor demand for, MBS and other mortgage-related assets, which could adversely affect our ability to acquire MBS and other mortgage-related assets that satisfy our investment objectives and to generate income and pay dividends.

Rising interest rates generally reduce the demand for consumer credit, including mortgage loans, due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of MBS and other mortgage-related assets available to us, which could affect our ability to acquire MBS and other mortgage-related assets that satisfy our investment objectives. Rising interest rates may also cause MBS and other mortgage-related assets that were issued prior to an interest rate increase to provide yields that exceed prevailing market interest rates. If rising interest rates cause us to be unable to acquire a sufficient volume of MBS or mortgage-related assets or MBS or mortgage-related assets with a yield that exceeds the borrowing cost we will incur to purchase MBS or mortgage-related assets, our ability to satisfy our investment objectives and to generate income and pay dividends in the amount expected, or at all, may be materially and adversely affected.

A change in the LIBOR setting process could affect the interest rates that borrowing agreement counterparties charge on borrowings in general. Any such change could affect our borrowing agreements and could have an adverse impact on our net interest income.

Over the past several years, U.S. and British banking authorities assessed fines on several major financial institutions for LIBOR manipulation. LIBOR is an unregulated rate based on estimates that lenders submitted to the British Bankers’ Association, or the BBA, a trade group that compiled the information and published daily the LIBOR rate. On February 1, 2014, the administration of LIBOR was transferred from the BBA to the ICE Benchmark Administration, or the IBA, following authorization by the Financial Conduct Authority (the United Kingdom regulators). In October 2014, the IBA proposed a package of measures designed to make LIBOR more accurate and less susceptible to manipulation, including defining which trades can be used to calculate bank borrowing costs and ensuring the calculation of LIBOR is based on actual trades as opposed to estimates. This proposal is facing difficulty gaining acceptance amongst both banking organizations and U.S. and European regulators. At this time, we do not know what changes, if any, will be made by the IBA. The calculation of LIBOR under the IBA is the average of the interest rates that some of the world’s leading banks charge each other for short-term loans. It is unclear at this time how this change will affect the interest rates that repurchase agreement counterparties charge on borrowings in general and how they could specifically affect our borrowing agreements.

A flat or inverted yield curve may negatively affect our operations, book value and profitability due to its potential impact on investment yields and the supply of adjustable-rate mortgage products.

A flat yield curve occurs when there is little difference between short-term and long-term interest rates. An inverted yield curve occurs when short-term interest rates are higher than long-term interest rates. A flat or inverted yield curve may be an adverse environment for ARM product volume, as there may be little incentive for borrowers to choose an ARM product over a longer-term fixed-rate loan. If the supply of ARM product decreases, yields may decline due to market forces.

Our borrowing costs under repurchase agreements generally correspond to short-term interest rates such as LIBOR. A flat or inverted yield curve will likely result in lower profits.

Additionally, a flat or inverted yield curve may negatively impact the pricing of our securities. According to GAAP, if the values of our securities decrease, we reduce our book value by the amount of any decrease in the market value of our mortgage-related assets.

We depend on short-term borrowings to purchase mortgage-related assets and reach our desired amount of leverage. If we fail to obtain or renew sufficient funding on favorable terms, we will be limited in our ability to acquire mortgage-related assets and our earnings and profitability would decline.

We depend on short-term borrowings to fund acquisitions of mortgage-related assets and reach our desired amount of leverage. Accordingly, our ability to achieve our investment and leverage objectives depends on our ability to borrow money in sufficient amounts and on favorable terms. In addition, we must be able to renew or replace our maturing short-term borrowings on a continuous basis. Moreover, we depend on a limited number of lenders to provide the primary credit facilities for our purchases of mortgage-related assets.

If we cannot renew or replace maturing borrowings, we may have to sell our mortgage-related assets under adverse market conditions and may incur permanent capital losses as a result. Any number of these factors in combination may cause difficulties for us, including a possible liquidation of a major portion of our portfolio at disadvantageous prices with consequent losses, which may render us insolvent.

Any borrowing arrangements that we use to finance our assets may require us to provide additional collateral or pay down debt, and if these requirements are not met, our financial condition and prospects could deteriorate rapidly.

Our repurchase agreements and other borrowing agreements involve the risk that the market value of the securities pledged or sold by us to the borrowing agreement counterparty may decline in value, in which case the counterparty may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have additional collateral or the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the counterparty could accelerate its indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our investment strategy. In addition, in the event that the counterparty files for bankruptcy or becomes insolvent, our securities may become subject to bankruptcy or insolvency proceedings, thus depriving us of the benefit of these assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

Our use of repurchase agreements to borrow funds may give our lenders greater rights in the event that either we or a lender files for bankruptcy.

Our borrowings under repurchase agreements may qualify for special treatment under the bankruptcy code, giving our lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate our collateral under the repurchase agreements without delay in the event that we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the bankruptcy code may make it difficult for us to recover our pledged assets in the event that a lender files for bankruptcy. Thus, the use of repurchase agreements exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

Because assets we acquire may experience periods of illiquidity, we may lose profits or be prevented from earning gains if we cannot sell mortgage-related assets at an opportune time.

We bear the risk of being unable to dispose of our mortgage-related assets at advantageous times or in a timely manner because mortgage-related assets generally experience periods of illiquidity. The lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale. As a result, the illiquidity of mortgage-related assets may cause us to lose profits and lose the ability to earn gains.

A decrease or lack of liquidity in our investments may adversely affect our business, including our ability to value and sell our assets.

We invest in certain MBS or other investment securities that are not publicly traded in liquid markets. Moreover, turbulent market conditions, such as those currently in effect, could significantly and negatively impact the liquidity of our assets. In some cases, it may be difficult to obtain third-party pricing on certain of our investment securities. Illiquid investments typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. In addition, third-party pricing for illiquid investments may be more subjective than for more liquid investments. The illiquidity of certain investment securities may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded certain of our investment securities. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

We may not have the benefit of repurchase rights or indemnification upon the breach of broad representations and warranties for all of the assets we acquire, which could increase the risk that we suffer losses on such assets.

We may acquire assets from counterparties that are not able or willing to provide broad representations and warranties on such assets. Even if such counterparties provide representations and warranties on the assets, they may not be contractually required to repurchase the assets or indemnify us if there are defaults with respect to the representations and warranties on the assets. To the extent that our counterparties are not contractually obligated to repurchase the assets or are unable to fulfill their indemnification obligations, we will bear the same risks with respect to such assets as if such representations and warranties were not made. If we do not have the benefit of repurchase rights or indemnification upon the breach of broad representations and warranties on our assets, we may lose money on our investments in such assets that we otherwise would not lose had such repurchase rights or indemnification been available.

Our hedging strategies may not be successful in mitigating our risks associated with interest rates.

We engage in hedging activity from time to time. As such, we use various derivative financial instruments to provide a level of protection against interest rate risks, but no hedging strategy can protect us completely. When interest rates change, we expect to record a gain or loss on derivatives, which would be offset by an inverse change in the value of loans. Additionally, from time to time, we may enter into hedging transactions in connection with our holdings of MBS and government securities with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated hedging strategy. We cannot assure you that our use of derivatives will offset the risks related to changes in interest rates. It is likely that there will be periods in the future during which we will incur losses after accounting for our derivative financial instruments. The derivative financial instruments we select may not have the effect of reducing our interest rate risk. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging strategies involve transaction and other costs. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses.

The characteristics of hedging instruments present various concerns, including illiquidity, enforceability, and counterparty risks, which could adversely affect our business and results of operations.

From time to time, we enter into interest rate swap agreements to hedge risks associated with movements in interest rates. Entities entering into interest rate swap agreements are exposed to credit losses in the event of non-performance by counterparties to these transactions. Effective October 12, 2012, the Commodities Futures Trading Commission, or the CFTC, issued new rules regarding swaps under the authority granted to it pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act. Although the new rules do not directly affect the negotiations and terms of individual swap transactions between counterparties, they do require that after September 9, 2013, the clearing of all swap transactions occur through registered derivatives clearing organizations, or swap execution facilities, through standardized documents under which each swap counterparty transfers its position to another entity whereby the centralized clearinghouse effectively becomes the counterparty to each side of the swap. It is the intent of the Dodd-Frank Act that the clearing of swaps in this manner is designed to avoid concentration of swap risk in any single entity by spreading and centralizing the risk in the clearinghouse and its members. In addition to greater initial and periodic margin (collateral) requirements and additional transaction fees both by the swap execution facility and the clearinghouse, the swap transactions are now subjected to greater regulation by both the CFTC and the SEC. These additional fees, costs, margin requirements, documentation, and regulation could adversely affect our business and results of operations. Additionally, for all swaps we entered into prior to September 9, 2013, we are not required to clear them through the central clearinghouse and these swaps are still subject to the risks of nonperformance by any of the individual counterparties with whom we entered into these transactions. If the swap counterparty cannot perform under the terms of an interest rate swap, we would not receive payments due under that agreement, we may lose any unrealized gain associated with the interest rate swap, and the hedged liability would cease to be hedged by the interest rate swap. We may also be at risk for any collateral we have pledged to secure our obligation under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy. Default by a party with whom we enter into a hedging transaction may result in a loss and force us to cover our commitments, if any, at the then-current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. There may not always be a liquid secondary market that will exist for hedging instruments purchased or sold and we may be required to maintain a position until exercise or expiration, which could result in losses.

Competition may prevent us from acquiring mortgage-related assets at favorable yields and that would negatively impact our profitability.

Our net income largely depends on our ability to acquire mortgage-related assets at favorable spreads over our borrowing costs. In acquiring mortgage-related assets, we compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase mortgage-related assets, many of which have greater financial resources than us, and many of which are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the Investment Company Act. As a result, we may not in the future be able to acquire sufficient mortgage-related assets at favorable spreads over our borrowing costs. If that occurs, our profitability will be harmed.

Interest rate mismatches between our adjustable-rate MBS and our borrowings used to fund our purchases of these assets may reduce our income during periods of changing interest rates.

We fund most of our acquisitions of adjustable-rate MBS (including hybrid adjustable-rate MBS) with borrowings that have interest rates based on indices and repricing terms similar to, but of shorter maturities than, the interest rate indices and repricing terms of our MBS. Accordingly, if short-term interest rates increase, this may harm our profitability.

Most of the Agency MBS that we acquire are adjustable-rate securities. This means that their interest rates may vary over time based upon changes in a short-term interest rate index. Therefore, in most cases, the interest rate indices and repricing terms of the MBS that we acquire and their funding sources will not be identical, thereby creating an interest rate mismatch between our assets and liabilities. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile. During periods of changing interest rates, these mismatches could reduce our net income, dividend yield and the market price of our stock.

The interest rates on our borrowings generally adjust more frequently than the interest rates on our adjustable-rate MBS. For example, at December 31, 2015, our Agency MBS had a weighted average term to next rate adjustment of approximately 28 months, while our borrowings had a weighted average term to next rate adjustment of 27 days. After adjusting for interest rate swap transactions, the weighted average term to next rate adjustment was 736 days. Accordingly, in a period of rising interest rates, we could experience a decrease in net income or a net loss because the interest rates on our borrowings adjust faster than the interest rates on our adjustable-rate MBS.

Increased levels of prepayments from Agency MBS may decrease our net interest income.

Pools of mortgage loans underlie the MBS that we acquire. We generally receive payments from principal payments that are made on these underlying mortgage loans. When borrowers prepay their mortgage loans faster than expected, this results in prepayments that are faster than expected on the MBS. Faster than expected prepayments could harm our profitability as follows:

•	We primarily purchase Agency MBS that have a higher interest rate than the market interest rate at the time. In exchange for this higher interest rate, we pay a premium over the par value to acquire the security. In accordance with accounting rules, we amortize this premium over the term of the mortgage-backed security. If the mortgage-backed security is prepaid in whole or in part prior to its maturity date, however, we expense the premium that was prepaid at the time of the prepayment. At December 31, 2015, substantially all of our Agency MBS had been acquired at a premium.

•	We anticipate that a substantial portion of our adjustable-rate Agency MBS may bear interest rates that are lower than their fully indexed rates, which are equivalent to the applicable index rate plus a margin. If an adjustable-rate mortgage-backed security is prepaid prior to or soon after the time of adjustment to a fully indexed rate, we will have held that mortgage-backed security while it was less profitable and lost the opportunity to receive interest at the fully indexed rate over the remainder of its expected life.

•	If we are unable to acquire new Agency MBS similar to the prepaid MBS, our financial condition, results of operation and cash flow would suffer.

Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by conditions in the housing and financial markets, general economic conditions, actions by the federal government and the relative interest rates on fixed-rate and adjustable-rate mortgage loans.

While we seek to minimize prepayment risk to the extent practical, in selecting investments, we must balance prepayment risk against other risks and the potential returns of each investment. No strategy can completely insulate us from prepayment risk.

The timing and amount of prepayments could adversely affect our liquidity and our profitability.

Prepayments may be difficult to predict and can vary significantly over time. As a holder of MBS, on a monthly basis, we receive a payment equal to a portion of our investment principal as the underlying mortgages are prepaid. With respect to our Agency MBS, we typically receive notice of monthly principal prepayments on the fifth business day of each month (more commonly referred to as “factor day”) and receive the related scheduled payment on a specified later date, which for (a) Agency MBS guaranteed by Fannie Mae is the 25th day of that month (or the next business day thereafter); (b) Agency MBS guaranteed by Freddie Mac is the 15th day of the following month (or the next business day thereafter); and (c) Agency MBS guaranteed by Ginnie Mae is the 20th day of that month (or the next business day thereafter). This delay between factor day and receipt of payment creates a short-term receivable for us in the amount of any such principal prepayments. In general, on the date each month that the principal prepayments are announced (factor day), the value of our MBS pledged as collateral is reduced by the amount of the prepaid principal and, as a result, our repurchase agreement counterparties will typically initiate a margin call requiring the pledge of additional collateral or cash, in an amount equal to such prepaid principal, in order to re-establish the required ratio of borrowing to collateral value under such repurchase agreements. As the posting of such additional collateral or payment of cash to our counterparties is on or about factor day and is prior to the receipt of the payment to us by the agencies, this would reduce and, depending on the magnitude of such principal prepayments, could be material to, our liquidity. As a result, in order to meet such margin calls, we could be forced to sell assets or take other actions in order to maintain liquidity. If we were required to sell Agency MBS under adverse market conditions, we may receive sale prices lower than we might have received if we sold those securities under normal market conditions and, if these prices were lower than the amortized cost of the Agency MBS, we would incur losses. An increase in prepayment rates could have a material adverse effect on our business, financial condition and results of operations.

We may experience reduced net interest income from holding fixed-rate investments during periods of rising interest rates.

We generally fund our acquisition of fixed-rate MBS with short-term borrowings. During periods of rising interest rates, our costs associated with borrowings used to fund acquisition of fixed-rate assets are subject to increases while the income we earn from these assets remains substantially fixed. This reduces or could eliminate the net interest spread between the fixed-rate MBS that we purchase and our borrowings used to purchase them, which could lower our net interest income or cause us to suffer a loss. At December 31, 2015, 11.6% of our MBS were 15-year fixed-rate Agency MBS, 3.3% of our MBS were 20-year and 30-year fixed-rate Agency MBS, and approximately 10.7% of our MBS were fixed-rate Non-Agency MBS.

Interest rate caps on our adjustable-rate MBS may reduce our income or cause us to suffer a loss during periods of rising interest rates.

Our adjustable-rate MBS (including hybrid adjustable-rate MBS) are subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase through maturity of a mortgage-backed security. Our borrowings are not subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while interest rate caps would limit the interest rates on our adjustable-rate MBS. This problem is magnified for our adjustable-rate MBS that are not fully indexed. Further, some adjustable-rate MBS may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we could receive less cash income on adjustable-rate MBS than we need to pay interest on our related borrowings. These factors could lower our net interest income or cause us to suffer a loss during periods of rising interest rates. At December 31, 2015, approximately 74.4% of our MBS were adjustable-rate securities.

A decline in the fair market value of our Non-Agency MBS could result in us recording impairments on these investments, which may have an adverse effect on our results of operations and financial condition.

A majority of our Non-Agency MBS are accounted for under ASC 310-30, Loans and Debt Securities Acquired with Credit Deterioration (ASC 310-30). A debt security accounted for under ASC 310-30 is initially recorded at its purchase price (fair value). The amount of expected cash flows that exceed the initial investment represents accretable yield, which is recognized as interest income on a level yield basis over the life of the security. The excess of total contractual cash flows over the cash flows expected at its origination is considered to be non-accretable yield. The Company must periodically reassess the expected cash flows of loans accounted for under ASC 310-30 along with the cash flows received. A significant increase in expected cash flows must be accounted for as an increase in the rate of accretion over the remaining life of the security. Conversely, if expected cash flows decrease, an other-than-temporary impairment must be recognized as a charge to earnings. Adjustments to the fair value of Non-Agency MBS, accounted for as available-for-sale securities, are recorded in AOCI. The determination as to whether impairment and accretable yield exists is based on cash flow projections related to the securities. As a result, the timing and amount of impairment and accretable yield constitutes a material estimate that is susceptible to significant change.

Our investments in Non-Agency MBS and residential mortgage loans held-for-investment involve credit risk, which could materially adversely affect our results of operations.

Investments in MBS carry a risk that the borrower on the underlying mortgage may default on their obligations to make full and timely payments of principal and interest. Pursuant to our investment policy, we have the ability to acquire Non-Agency MBS and other investment assets of lower credit quality (less than investment grade). In general, Non-Agency MBS and residential mortgage loans held-for-investment carry greater investment risk than Agency MBS because they are not guaranteed as to principal and/or interest by the U.S. Government, any federal agency or any federally chartered corporation. Unexpectedly high rates of default (i.e., in excess of the default rates forecasted) and/or higher than expected loss severities on the mortgages collateralizing our Non-Agency MBS and residential mortgage loans held-for-investment may adversely affect the values of such assets. Accordingly, Non-Agency MBS and other investment assets of less-than-high credit quality could cause us to incur losses of income from, and/or losses in market value relating to, these assets if there are defaults of principal and/or interest on these assets.

We may have significant credit risk, especially on Non-Agency MBS and residential mortgage loans held-for-investment, in certain geographic areas and may be disproportionately affected by economic or housing downturns, natural disasters, terrorist events, adverse climate changes or other adverse events specific to those markets.

A significant number of the mortgages collateralizing our mortgage assets may be concentrated in certain geographic areas. Any event that adversely affects the economy or real estate market in these areas could have a disproportionately adverse effect on our mortgage assets. In general, any material decline in the economy or significant difficulties in the real estate markets would be likely to cause a decline in the value of residential properties securing the mortgages in the relevant geographic area. This, in turn, would increase the risk of delinquency, default and foreclosure on real estate collateralizing our mortgage assets in this area. This may then materially adversely affect our credit loss experience on our mortgage assets in such area if unexpectedly high rates of default (i.e., in excess of the default rates forecasted) and/or higher than expected loss severities on the mortgages collateralizing such securities were to occur.

The occurrence of a natural disaster (such as an earthquake, tornado, hurricane, wildfires, or a flood), economic or housing downturns, terrorist events, significant adverse climate change, or any other adverse event may cause a sudden decrease in the value of real estate and would likely reduce the value of the properties securing the mortgages collateralizing or mortgage assets. Since certain natural disasters may not typically be covered by the standard hazard insurance policies maintained by borrowers, the borrowers may not be able to repair the properties or may stop paying their mortgages if the property is damaged. This would likely cause defaults and credit loss severities to increase on the pool of mortgages securing our mortgage assets which may materially adversely affect our results of operations and financial condition.

We invest in Non-Agency MBS that are collateralized by loans of lower credit quality, such as Alt-A loans or securitized non-performing loans, which, due to lower underwriting standards, are subject to increased risk of losses.

We invest in Non-Agency MBS backed by collateral pools containing mortgage loans that have been originated using underwriting standards that are less strict than those used in underwriting “prime mortgage loans” (mortgage loans that generally conform to the underwriting standards of Fannie Mae or Freddie Mac). These loans may experience delinquency, foreclosure, bankruptcy and loss rates that are higher than “prime mortgage loans,” which could cause the performance of Non-Agency MBS backed by such lower credit quality loans to be adversely affected, which could materially adversely impact our results of operations and financial condition.

We may generate taxable income that differs from our GAAP income on Non-Agency MBS purchased at a discount to par value, which may result in significant timing differences in the recognition of income and losses.

We acquire Non-Agency MBS at prices that reflect significant market discounts on their unpaid principal balances. For financial statement reporting purposes, we would generally establish, on such securities, a portion of the discount as a non-accretable discount. This non-accretable discount is generally not accreted into income for financial statement purposes. For tax purposes, however, we would not be permitted to establish a reserve for credit losses prior to their actual occurrence. Such differences between tax accounting and GAAP accounting can lead to significant timing differences in the recognition of income and losses. Taxable income on Non-Agency MBS purchased at a discount to par value may be higher than GAAP income in early periods (before losses are actually incurred) and lower than GAAP income in subsequent periods when the realized credit losses are incurred. As a REIT must distribute at least 90% of its annual taxable income (subject to certain adjustments) to our stockholders, such timing differences could affect the amount of the dividend distribution. However, dividends are declared and paid at the discretion of our Board and depend not only on REIT taxable income but also on our financial results, our overall financial condition, maintenance of our REIT qualification and such other factors as our board may deem relevant from time to time.

Generally, Non-Agency MBS have greater price sensitivity than Agency MBS which could cause fluctuations in our book value. Such price fluctuations could cause repurchase agreement lenders to require greater amounts of collateral and higher margin requirements which could affect our results of operations and could cause us to sell our Non-Agency MBS at potentially distressed prices in periods of significant price fluctuation. It could also cause repurchase agreement lenders to withdraw their financing from such investments.

Non-Agency MBS historically have been more price sensitive than Agency MBS which may limit the number of lenders willing to provide repurchase agreement financing for these securities. In periods of price volatility, we may be subject to higher margin requirements or may be required to pledge additional collateral which could affect our results of operations. Also, during periods of significant price fluctuation, lenders may cut back the amounts they are willing to finance on such investments or withdraw from lending on such securities. If we could not find replacement financing, this could cause us to sell our Non-Agency MBS at potentially distressed prices, which would adversely affect our results of operations and financial condition.

We acquire mortgage-backed securities and loans that are subject to defaults, foreclosure timeline extensions, fraud, residential price depreciation, and unfavorable modifications of principal amounts, interest rates and amortization of principal, which could result in losses to us.

Mortgage-backed securities are secured by mortgage loans (primarily single-family residential properties for MBS). Accordingly, the MBS we invest in are subject to all the risks of the respective underlying mortgage loans, including risks of defaults, foreclosure timeline extensions, fraud, price depreciation, and unfavorable modifications of principal amounts, interest rates and amortization of principal, accompanying the underlying mortgage loans.

The ability of a borrower to repay a mortgage loan secured by a residential property is dependent in part upon the income and assets of the borrower. A number of factors over which we have no control may impair borrowers’ ability to repay their loans.

In the event of any default under a mortgage loan held directly by us, we bear a risk of loss of principal to the extent any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of defaults on the mortgage loans that underlie our investments and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments.

Our subordinated mortgage assets may be in the “first loss” position, subjecting us to greater risks of loss.

We invest in certain tranches of mortgage assets that are only entitled to a portion of the principal and interest payments made on mortgage loans underlying the securities issued by the securitization trust. In general, losses on a mortgage loan included in an MBS securitization trust will be borne first by the equity holder of the issuing trust, if any, and then by the “first loss” subordinated security holder and then by the “second loss” subordinate holder and so on.

We may acquire securities at every level of such a securitization trust, from the equity position to the most senior tranche. In the event of default and the exhaustion of any classes of securities junior to those which we acquire, our securities will suffer losses as well. In addition, if we overvalue the underlying mortgage portfolio, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS, the securities which we acquire may effectively become the “first loss” position ahead of the more senior securities, which may result in significant losses. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly-rated securities, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn could cause a decline in the value of lower credit quality securities because the ability of obligors or mortgages underlying MBS to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

If our Manager underestimates the collateral loss on our investments, we may experience losses.

Our Manager values our potential investments based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans that collateralize the investments, and the estimated impact of these losses on expected future cash flows. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our Manager underestimates the pool level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Our ownership of securitized mortgage loans subjects us to credit risk and, although we provide for an allowance for loan losses on these loans as required under GAAP, the loss reserves are based on estimates. As a result, actual losses incurred may be larger than our reserves, requiring us to provide additional reserves, which would impact our financial position and results of operations.

We are subject to credit risk as a result of our ownership of securitized mortgage loans. Credit risk is the risk of loss to us from the failure by a borrower (or the proceeds from the liquidation of the underlying collateral) to fully repay the principal balance and interest due on a mortgage loan. A borrower’s ability to repay the loan and the value of the underlying collateral could be negatively impacted by economic and market conditions. These conditions could be global, national, regional or local in nature.

We provide reserves for losses on securitized mortgage loans based on the current performance of the respective pool or on an individual loan basis. If losses are experienced more rapidly due to declining property performance, market conditions or other factors, than we have provided for in our reserves, we may be required to provide additional reserves for these loans. In addition, our allowance for loan losses is based on estimates and to the extent that proceeds from the liquidation of the underlying collateral are less than our estimates, we will record a reduction in our profitability for that period equal to the shortfall.

We may be adversely affected by risks affecting borrowers or the asset or property types in which our investments may be concentrated at any given time, as well as from unfavorable changes in the related geographic regions.

Our assets are not subject to any geographic, diversification or concentration limitations, except that we expect our assets to be concentrated in mortgage-related investments. Accordingly, our investment portfolio may be concentrated by geography, asset, property type and/or borrower, increasing the risk of loss to us if the particular concentration in our investment portfolio is subject to greater risks or undergo adverse developments. In addition, adverse conditions in the areas where the properties securing or otherwise underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply or reduced demand) may have an adverse effect on the value of our investments. A material decline in the demand for real estate in these areas may materially and adversely affect us. Lack of diversification can increase the correlation of non-performance and foreclosure risks among our investments.

Our investments may include subordinated tranches of Non-Agency MBS, which are subordinate in right of payment to more senior tranches, subjecting us to greater risk of losses.

We may invest in subordinated tranches of Non-Agency MBS, which are subordinated classes of securities in a structure of securities collateralized by a pool of mortgage loans and, accordingly, are among the first to bear the losses from non-payment and default of the underlying collateral. Additionally, estimated fair values of these subordinated interests tend to be more sensitive to changes in economic conditions than more senior securities. A projection of an economic downturn could cause a decline in the value of lower credit quality securities because the ability of obligors or mortgages underlying non-agency MBS to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

Government use of eminent domain to seize underwater mortgages could materially and adversely affect the value of, and the returns on, our Non-Agency MBS.

The mortgages securing our Non-Agency MBS are located in different geographic regions across the United States, with significantly higher exposure in California, New York and Florida. Several county and municipal governments have discussed using eminent domain to seize from mortgage holders the mortgages of borrowers who are underwater but not in default. In August 2013, the FHFA released a statement expressing serious concerns on the use of eminent domain to restructure mortgages based on a review it conducted since requesting public input on the proposal in August 2012 and indicated that it may take action in response to such use. However, if definitive action is taken by any local governments and such actions withstand Constitutional and other legal challenges resulting in mortgages securing our Non-Agency MBS being seized using eminent domain, the consideration received from the seizing authorities for such mortgages may be substantially less than the outstanding principal balance, which would result in a realized loss and a corresponding write-down of the principal balance of those mortgages. The result of these seizures would be that the amount we receive on our Non-Agency MBS would be less than we would have otherwise received if the mortgage loans had not been seized, which may result in a decline in the market value and an other-than-temporary impairment of these securities. If governments adopt such plans and mortgages securing our Non-Agency MBS are seized on a widespread scale, it could have a material adverse effect on the value of and/or returns on our Non-Agency MBS and our results of operations.

Mortgage loan modification and refinancing programs and future legislative action may materially adversely affect the value of, and the returns on, our Non-Agency MBS.

The U.S. Government, through the Federal Reserve, the FHFA and the Federal Deposit Insurance Corporation, has implemented a number of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures, including the Home Affordable Modification Program, which seeks to provide relief to homeowners whose mortgages are in foreclosure, and the Home Affordable Refinance Program, which allows certain borrowers who are underwater in their mortgage but current on their mortgage payments to refinance their loans. These programs and other loss mitigation programs may involve, among other things, the modification or refinancing of mortgage loans to reduce the principal amount of the loans, reduction in the rate of interest payable on the loans and extend the payment terms of the loans. Loan modification may lead to fewer foreclosures and reduce the losses on non-Agency MBS arising from foreclosures. However, loan modifications and refinancing may also result in significant reductions in cash flows to the holders of these securities, which may adversely affect the value of, and the returns on, these assets.

The servicing of the mortgage loans that are the underlying collateral of our Non-Agency MBS is outside of our control and if this servicing is not successful in limiting future delinquencies, defaults and losses, it could adversely affect our results of operations.

Third party services provide for the servicing of the mortgage loans that are the underlying collateral of our Non-Agency MBS. These service providers control all aspects of loan collection, loss mitigation, default management and ultimate resolution of a defaulted loan. We have no contractual rights with respect to these service providers and their efforts may not be successful in limiting future delinquencies, defaults and losses, which could adversely affect our results of operations.

The Non-Agency MBS in which we invest and the mortgage loans underlying the Non-Agency MBS in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

Residential mortgage loans are secured by single-family residential property and are subject to risks of loss, delinquency and foreclosure. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans.

Residential MBS evidence interests in or are secured by pools of residential mortgage loans and collateralized MBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the Non-Agency MBS we invest in are subject to all of the risks of the underlying mortgage loans. In the event of defaults with respect to the mortgage loans that underlie our Non-Agency MBS investments and the exhaustion of any underlying or additional credit support, we may not realize our anticipated return on these investments and we may incur a loss on these investments.

We may invest in leveraged mortgage derivative securities that generally experience greater volatility in market prices, thus exposing us to greater risk with respect to their rate of return.

We may acquire leveraged mortgage derivative securities that may expose us to a high level of interest rate risk. The characteristics of leveraged mortgage derivative securities result in greater volatility in their market prices. Thus, acquisition of leveraged mortgage derivative securities would expose us to the risk of greater price volatility in our portfolio and that could harm our net income and overall profitability.

New assets we acquire may not generate yields as attractive or be as accretive to book value as have been experienced historically.

We may acquire new assets as we receive principal and interest payments and prepayments from our existing assets. We also sell assets from time to time as part of our portfolio and asset/liability management programs. We may invest these proceeds into new earning assets.

New assets may not generate yields as attractive as we have experienced historically. Business conditions, including credit results, prepayment patterns and interest rate trends in the future, may not be as favorable as they have been during the periods we held the replaced assets.

New assets may not be as accretive to book value as existing assets. The market value of our assets is sensitive to interest rate fluctuations. In the past as short-term interest rates increased, the market value of our existing assets has declined. As we classify our Agency MBS and Non-Agency MBS as available-for-sale, accounting regulations require that any unrealized losses from the decline in market value that are not considered to be an other-than-temporary impairment be carried as “accumulated other comprehensive loss” in the “Stockholders’ equity” section of the consolidated balance sheets. When short-term interest rates stop increasing, or start declining, or when the interest rates on these securities reset, the market value of these assets may increase. This may be more accretive to book value than the new assets that we acquire to replace existing assets.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.

The availability of mortgage-related assets meeting our criteria depends upon, among other things, the level of activity and quality of and demand for securities in the mortgage securitization and secondary markets. The market for agency securities depends upon various factors including the level of activity in the residential real estate market, the level of and difference between short-term and long-term interest rates, incentives for issuers to securitize mortgage loans and demand for agency securities by institutional investors. The size and level of activity in the residential real estate lending market depends upon various factors, including the level of interest rates, regional and national economic conditions and real estate values. To the extent we are unable to acquire a sufficient volume of mortgage-related assets meeting our criteria, our results of operations would be adversely affected. Furthermore, we cannot assure you that we will be able to acquire sufficient mortgage-related assets at spreads above our costs of funds.

We are dependent on information and communications systems and such systems’ failures could significantly disrupt our business.

Our business is highly dependent on our information and communications systems. Any failure or interruption of our systems, such as caused by earthquake, fire, flood or terrorist act or by issues such as power outages, telephone or internet disconnections (not withstanding any of our back-up systems, which could also be subject to failure), could cause delays or other problems in our securities trading activities or in our repurchase agreement transactions, which would materially adversely affect our operations and performance.

Risks Related to Our Management

We have no employees and our Manager is responsible for making all of our investment decisions. The employees of our Manager are not required to devote any specific amount of time to our business.

Effective December 31, 2011, in accordance with the Management Agreement, we have no employees and all our prior employees became employees of our Manager. Our Manager is responsible for conducting our day-to-day operations and is responsible for the selection, purchase and sale of our investment portfolio; our financing and hedging activities; providing us with management services; and such other services and activities relating to our assets and operations as may be appropriate.

Messrs. Lloyd McAdams, Joseph E. McAdams and others are officers and employees of our Manager and are also officers and employees of Pacific Income Advisers, or PIA, where they devote a portion of their time. These officers and employees are under no contractual obligations mandating minimum amounts of time to be devoted to our Company. In addition, a trust controlled by Mr. Lloyd McAdams is the principal stockholder of PIA.

These officers and employees are involved in investing both our assets and approximately $10.2 billion in MBS and other fixed income assets for institutional clients and individual investors through PIA. These multiple responsibilities and ownerships may create conflicts of interest if these officers and employees of our Company are presented with opportunities that may benefit both us and the clients of PIA. These officers allocate investments among our portfolio and the clients of PIA by determining the entity or account for which the investment is most suitable. In making this determination, these officers consider the investment strategy and guidelines of each entity or account with respect to acquisition of assets, leverage, liquidity and other factors that our officers determine appropriate. These officers, however, have no obligation to make any specific investment opportunities available to us and the above-mentioned conflicts of interest may result in decisions or allocations of securities that are not in our best interests.

Additionally, there is nothing in the Management Agreement that prevents our Manager or any of its Affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company or in any way binds or restricts our Manager or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its Affiliates, officers, directors or employees may be acting.

Mr. Lloyd McAdams is also an owner and Chairman of Syndicated Capital, Inc., a registered broker-dealer. Syndicated Capital, Inc. has been authorized by our Board to act as an authorized broker on any buyback of the Company’s common stock. The service to PIA and Syndicated Capital, Inc. by the officers and employees of our Manager allow them to spend only part of their time and effort managing our Company, as they are required to devote a portion of their time and effort to the management of other companies, and this may harm our overall management and operating results.

Messrs. Lloyd McAdams, Joseph E. McAdams, Charles J. Siegel and John T. Hillman, and Ms. Heather U. Baines and others, are officers and employees of PIA Farmland, Inc. and its external manager, PIA, where they devote a portion of their time. PIA Farmland, Inc., a privately-held real estate investment trust investing in U.S. farmland properties leased to independent farm operators, was incorporated in February 2013 and acquired its first farm property in October 2013. These officers and employees are under no contractual obligations to PIA Farmland, Inc., its external manager, PIA, or to Anworth or its external manager, Anworth Management, LLC, as to their time commitment. To the extent that significant time is devoted to PIA Farmland, Inc. and its external manager, this could harm our overall management and operating results. Mr. Steven Koomar, the Chief Executive Officer of PIA Farmland, Inc., has no involvement with either our Company or our Manager.

We are completely dependent upon our Manager, who provides services to us through the Management Agreement, and we may not find suitable replacements for our Manager if the Management Agreement is terminated or such key personnel are no longer available to us. The loss of any key personnel of our Manager could harm our operations.

We no longer have any employees and are completely dependent on our Manager to conduct our operations pursuant to the Management Agreement. Our Manager has its own employees, which conduct its day-to-day operations. The Management Agreement does not require our Manager to dedicate specific personnel to our operations.

If we terminate the Management Agreement without cause, we may not, without the consent of our Manager, employ any employee of our Manager or any of its Affiliates, or any Person who has been employed by our Manager or any of its Affiliates at any time within the two year period immediately preceding the date on which the Person commences employment with us for two years after such termination of the Management Agreement. We will not have retention agreements with any of our officers. We believe that the successful implementation of our investment and financing strategies will depend upon the experience of certain of our Manager’s officers and employees. None of these individuals’ continued service is guaranteed. If the Management Agreement is terminated or these individuals leave our Manager, our Manager may be unable to replace them with persons with appropriate experience, or at all, and we may not be able to execute our business plan.

We depend on the diligence, experience and skill of the officers and employees of our Manager for the selection, structuring and monitoring of our mortgage-related assets and associated borrowings. The key officers of our Manager include Mr. Lloyd McAdams, President and Chief Executive Officer; Mr. Joseph E. McAdams, Chief Investment Officer and Executive Vice President; Mr. Charles J. Siegel, Chief Financial Officer, Treasurer and Secretary; Mr. Brett Roth, Senior Vice President; Ms. Bistra Pashamova, Senior Vice President; and Mr. Evangelos Karagiannis, Vice President. Our dependence on our Manager is heightened by the fact that they have a relatively small number of employees and the loss of any key person could harm our entire business, financial condition, cash flow and results of operations. In particular, the loss of the services of Messrs. Lloyd McAdams or Joseph E. McAdams could seriously harm our business.

The Management Agreement was not negotiated on an arm’s-length basis and the terms, including fees payable, may not be as favorable to us as if it were negotiated with an unaffiliated third party.

Effective as of December 31, 2011, we entered into the Management Agreement, which effected the externalization of our management function. The Management Agreement was negotiated between related parties, and we did not have the benefit of arm’s-length negotiations of the type normally conducted with an unaffiliated third party. The terms of the Management Agreement, including fees payable, may not reflect the terms we may have received if it was negotiated with an unrelated third party. In addition, as a result of this relationship, we may choose not to enforce, or to enforce less vigorously, our rights under the Management Agreement because of our desire to maintain our ongoing relationship with our Manager.

If we elect to not renew the Management Agreement without cause, we would be required to pay our Manager a substantial termination fee.

It will be costly for us if we elect not to renew the Management Agreement without cause.

With the consent of the majority of our independent directors, and with at least 180-days’ prior written notice before the end of the calendar year, we may elect to not renew the Management Agreement at the end of the calendar year. If we elect not to renew the Management Agreement without cause, we will be required to pay our Manager a termination fee equal to three times the average annual management fee earned by our Manager during the 24-month period immediately preceding the most recently completed quarter prior to the year-end termination of the Management Agreement.

After giving notice of our intent to not renew the Management Agreement without cause, we will continue to be required to pay our Manager the management fees stated in the Management Agreement until the end of the calendar year that the Management Agreement is not renewed. If such notice is given less than 180 days prior to the end of the calendar year, the management fees will be paid until termination of the Management Agreement at the end of the following calendar year.

At December 31, 2015, if this termination event had occurred, the termination fee, based on the average annual management fee earned by our Manager during the 24-month period immediately preceding the most recently completed quarter prior to the effective date of termination, would be approximately $29.3 million.

If we do not renew the Management Agreement for any reason, we would continue to be obligated to pay the sublease on our office premises in California.

Our obligation to pay the sublease on our office premises does not end with termination of the Management Agreement. There can be no assurance that we can sublease our office space to another tenant at a rate which eliminates this obligation and is satisfactory to the sublessor and the building owner.

If we elect to not renew the Management Agreement without cause, for two years thereafter, we may not retain any of our Manager’s employees to assist us in managing the Company on a full-time or interim basis.

The Management Agreement provides that, without the consent of our Manager, the Company may not, for two years after termination of the Management Agreement, employ any employee of our Manager or any of its Affiliates or any person who has been employed by our Manager or any of its Affiliates at any time within the two-year period immediately preceding the date on which the person commences employment with the Company. This provision would make it unlikely that the Company would be able to immediately rely on the experience and knowledge of the employees of the former Manager to assist in any changes made by the Board, including assisting with the sale, or the sale or liquidation of a substantial portion of the assets of the Company.

Various corporate actions require the approval of the majority of all shareholders.

There are corporate actions which can be implemented only if a majority of all shareholders approves at a convened meeting of shareholders. There can be no assurance that a majority of all shareholders will vote to approve any measure that only a majority of the voting shareholders had previously approved. Examples of actions which require the approval of a majority of all shareholders to pass are: an agreement of consolidation, merger, share exchange or transfer of assets; for dissolution of the Corporation; or for a business combination between the Corporation and an interested stockholder.

In the event of a change of control, we will owe certain of the officers and employees of our Manager a payment as specified in their Change of Control and Arbitration Agreements between these officers/employees and the Company.

In the event of a change of control of the Company, we would incur the costs of paying lump sum payments and other employee benefits to certain of the officers and employees of our Manager as specified in their Change of Control and Arbitration Agreement between these officers/employees and the Company.

The management fee is payable regardless of our performance.

Our Manager is entitled to receive a management fee from us that is based on 1.20% of our Equity (as defined in our Management Agreement), regardless of the performance of our investment portfolio. For example, we would pay our Manager a management fee for a specific period even if we experienced a net loss during the same period. Our Manager’s entitlement to substantial nonperformance-based compensation may reduce its incentive to devote sufficient time and effort to seeking investments that provide attractive risk-adjusted returns for our investment portfolio. This in turn could harm our ability to make distributions to our stockholders and the market price of our common stock.

The fee structure of the Management Agreement may limit our Manager’s ability to retain access to its key personnel.

Under the terms of the Management Agreement, we are required to pay our Manager a base management fee payable monthly in arrears in an amount equal to one twelfth of 1.20% of our Equity. Our Equity is defined as our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income, each as computed in accordance with GAAP. The Management Agreement does not provide our Manager with an incentive management fee that would pay our Manager additional compensation as a result of meeting performance targets. Some of our externally-managed competitors pay their managers an incentive management fee, which enables them to provide additional compensation to their key personnel. Thus, the lack of an incentive fee in the Management Agreement may limit the ability of our Manager to provide key personnel with additional compensation for strong performance, which could adversely affect our Manager’s ability to retain these key personnel. If our Manager were not able to retain any of the key personnel providing services to our Manager, it would have to find replacement personnel to provide those services. Those replacement key personnel may not be able to produce the same operating results as the current key personnel.

Some investors may not view our external management in a positive light, which may affect the market price of our common stock and may make it more difficult for future offerings of our stock.

Although there are currently other mortgage REITs that are externally-managed, there may be times in the future when some investors may have a preference for internally-managed companies. There may also be times, if there are low returns from our portfolio, when our external management is not viewed in a positive light. In either of these cases, there may be a negative effect on the market price of our common stock and this may make it difficult for future offerings of our common stock.

Potential conflicts of interest could arise if our Manager were to take greater risk for the purpose of increasing our equity in order to earn a greater management fee.

The Management Agreement does not contain an incentive fee. Our Manager is paid a base management fee payable monthly in arrears in an amount equal to one twelfth of 1.20% of our Equity, as defined in the Management Agreement. As the Management Agreement does not contain an incentive fee, our Manager may take greater risk in our investment portfolio to increase our equity in order to earn a greater management fee.

Our Manager’s liability is limited under the Management Agreement, and we have agreed to indemnify our Manager against certain liabilities.

Pursuant to the Management Agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our Board in following or declining to follow any advice or recommendation of our Manager. Our Manager and its Affiliates, and the directors, officers, employees and stockholders of our Manager and its Affiliates, are not liable to us, any subsidiary of ours, our Board or our stockholders for any acts or omissions by our Manager, its officers, employees or its Affiliates, performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under this Management Agreement. We have agreed to indemnify our Manager and its Affiliates, its directors, officers, employees and stockholders of our Manager and its Affiliates (each a “Manager Indemnified Party”) of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising from any acts or omissions of such Manager Indemnified Party, not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of such Manager Indemnified Party under this Management Agreement.

Our Manager has limited resources and may not be able to defend itself in litigation.

The only fee that our Manager receives from us is the base management fee, as previously described. It is anticipated that most, if not all, of this fee will be used by our Manager for compensation to its employees and to pay for its other administrative expenses. Our Manager has limited resources. If our Manager were to be involved in litigation not related to our operations, it may not be able to defend itself and it may be forced to declare bankruptcy or go out of business and we would have to find another Manager. This could have a material adverse impact on our business and our operations.

Failure of our Manager to comply with SEC rules and regulations could cause various disciplinary actions which could cause a disruption in services provided to us and may impact our business operations and our profitability.

Under rules promulgated under Dodd-Frank, our Manager is considered an investment adviser. In reliance upon the no-action letter issued by the SEC to the American Bar Association on January 18, 2012, we consider Anworth Management, LLC to be a “relying adviser,” which means that its registration as an investment adviser is integrated into the existing registration of PIA, its “filing adviser.” Anworth Management, LLC and PIA are both subject to the Investment Advisers Act of 1940 and the rules and regulations of the SEC and also are subject to examination by the SEC. Any failure by Anworth Management, LLC, PIA, or any of their respective employees to comply with such rules and regulations could cause various disciplinary actions, up to and including loss of registration status as investment advisers. Such disciplinary actions could lead to disruptions in the services provided to us which may impact our business operations and our profitability.

Our Board may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business, results of operation and stock price.

Our Board can modify or waive our current operating policies and our strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies may have on our business, operating results and stock price, however, the effects may be adverse.

Risks Related to Our Residential Properties Business

We are in a relatively new industry that has significant competition, and we have limited operating history in this sector, which makes this business difficult to evaluate and may affect our ability to operate this business in a profitable manner.

Until very recently, the single-family residential rental business consisted primarily of private individual investors in local markets and was managed individually or by small local property managers. Within the past several years, several institutional companies and REITs have entered this market and have attempted to acquire and operate single-family properties on a large-scale basis and to achieve attractive yields employing technology through a disciplined approach to acquisitions and leasing, marketing and management. Many of our competitors may be larger and have greater financial, technical, leasing, marketing and other resources than we do, which may affect our ability to acquire our target properties at attractive prices and attract quality tenants.

In addition, although we have several employees who have previously personally engaged in this business on a small scale, we have limited operating history as a company in this business and contract with various third-party professionals to assist us in acquiring and managing our properties and providing services to tenants. If these professionals do a poor job or don’t perform to our expectations, it could affect the prices we pay to acquire properties, our relationships with our tenants, the operation of our properties, and our reputation in this business. These factors make this business difficult to evaluate, and may affect our ability to operate this business in a profitable manner.

Many factors affect the single-family residential rental market and the profitability of this business will be affected both by our assumptions about this market and this market’s conditions in our target areas.

The success of our business model will depend upon many factors including, but not limited to: the availability of properties that meet our investment criteria and our ability to acquire such properties at favorable prices; real estate appreciation or depreciation in our target markets; the condition of our properties; our ability to contain renovation, maintenance, marketing and other operating costs for our properties; our ability to maintain high occupancy rates and target rent levels; general economic conditions in our target markets, such as changes in employment and household earnings and expenses; the effects of rent controls, stabilization laws and other laws or regulations regarding rental rates and tenant rights; and changes in, and changes in enforcement of, laws, regulations and government policies including health, safety, environmental, property, zoning and tax laws. We will have no control over many of these factors, which could adversely affect the profitability of this business. Our success will also depend, in part, on our assumptions about our target properties, our target renters, our renovation, maintenance and other operating costs, and our rental rates and occupancy levels and, if our assumptions prove to be inaccurate, this may adversely affect the profitability of this business.

Initially, our portfolio of properties has been geographically concentrated and any adverse developments in local economic conditions, or the demand for single-family rental homes in these markets, or the occurrence of natural disasters may adversely affect the operating results of this business.

Initially, our target markets are in the east coast of Florida and we are exposed to any adverse developments in local economic conditions or natural disasters in that area. Due to this geographic concentration, any such developments could affect our business to a greater extent than if our properties were less geographically concentrated.

Poor resident selection and defaults by renters may adversely affect the financial performance of this business and harm our reputation.

Our success depends, in large part, upon our ability to attract and retain qualified tenants. This will depend, in turn, upon our ability to screen applicants, identify good residents, avoid tenants who may default, and the willingness of our tenants to renew their leases. When properties are vacant, we are not earning rental income and incur maintenance costs as well as turnover costs associated with re-leasing the properties, such as marketing and leasing commissions. Additionally, if we have to evict tenants, we will incur legal costs and may have renovation costs if the tenants don’t properly maintain the properties or cause damage to the properties. Our reputation in the communities where our properties are located may be harmed if our tenants are not good neighbors or do damage to our properties or to the local communities.

Declining real estate values and impairment charges could adversely affect the earnings and financial condition of this business.

Our success depends upon our ability to acquire rental properties at attractive values, such that we can earn a satisfactory return on our investment primarily through rental income and secondarily through increases in property values. If we overpay for properties, or if their values subsequently decline or fail to rise because of market factors, we may not achieve our financial objectives. Additionally, U.S. GAAP requires companies to take an impairment charge if there is a permanent decline in the value of a property based upon a review of various market factors. An impairment charge would reduce the net income in the period in which it was taken. Even if we concluded that an impairment charge was not needed, a decline in the value of a property may become manifest over time through reduced rental income from the property, which would affect the earnings and financial condition of this business.

Risks Related to REIT Compliance and Other Tax Matters

If we are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability.

We believe that, since our initial public offering in 1998, we have operated so as to qualify as a REIT under the Code and we intend to continue to meet the requirements for taxation as a REIT. Nevertheless, we may not remain qualified as a REIT in the future. Qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Even a technical or inadvertent mistake could require us to pay a penalty or jeopardize our REIT status. We hold certain assets an derive certain types of income that do not quality under various gross asset and income requirements applicable to REITs and, if the amounts of such assets or income exceed thresholds permitted under the code, our ability to qualify as a REIT could be jeopardized. Furthermore, Congress or the IRS might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effects that could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate rates;

•	any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders;

•	we would no longer be required to make distributions to our stockholders; and

•	unless we were entitled to relief under applicable statutory provisions, we could be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification and thus our cash available for distribution to stockholders would be reduced for each of the years during which we do not qualify as a REIT.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

In order to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature and diversification of our MBS and other assets, the amounts we distribute to our stockholders and the ownership of our stock. We may also be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may limit our ability to hedge effectively.

Compliance with the REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that is generated from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that does not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Complying with REIT requirements may force us to liquidate otherwise attractive investments or to make investments inconsistent with our business plan.

In order to qualify as a REIT, we must also determine that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer. No more than 25% of the total value of our assets can be stock in taxable REIT subsidiaries. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. The need to comply with these gross income and asset tests may cause us to acquire other assets that are qualifying real estate assets for purposes of the REIT requirements that are not part of our overall business strategy and might not otherwise be the best investment alternative for us.

Complying with REIT requirements may force us to borrow to make distributions to stockholders.

As a REIT, we must distribute at least 90% of our annual taxable income (subject to certain adjustments) to our stockholders. At the time when we are required to make previously declared dividend distributions, declines in the value of our portfolio holdings and the resulting subsequent margins calls may have depleted most or all of our cash and cash equivalents. If this were to occur and if market conditions allowed us to do so, we would sell some of our portfolio holdings to generate sufficient funds to make the dividend payments. If market conditions did not allow us to sell portfolio holdings, we would be required to borrow funds on an unsecured basis to make the previously declared dividend payments.

Dividends payable by REITs do not qualify for the reduced tax rates.

Current tax law generally provides for favorable tax rates (20% maximum in the case of non-corporate stockholders) on dividends received from corporations. However, dividends paid by REITs to these stockholders are generally not eligible for these reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to non-REIT corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

The tax imposed on REITs engaging in “prohibited transactions” will limit our ability to engage in transactions, including certain methods of securitizing loans, which would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property but including any mortgage loans, held in inventory primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell a loan or securitize loans in a manner that was treated as a sale of such inventory for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans other than through a taxable REIT subsidiary and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial for us. In addition, this prohibition may limit our ability to restructure our investment portfolio of mortgage loans from time to time, even if we believe that it would be in our best interest to do so.

We may incur excess inclusion income that would increase the tax liability of our stockholders.

In general, dividend income that a tax-exempt entity receives from us should not constitute unrelated business taxable income as defined in Section 512 of the Code. If we realize excess inclusion income and allocate it to stockholders, however, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Code. If the stockholder is foreign, it would generally be subject to U.S. federal income tax withholding on this income without reduction pursuant to any otherwise applicable income tax treaty. U.S. stockholders would not be able to offset such income with their operating losses.

We generally structure our borrowing arrangements in a manner designed to avoid generating significant amounts of excess inclusion income. However, excess inclusion income could result if we held a residual interest in a REMIC. Excess inclusion income also may be generated if we were to issue debt obligations with two or more maturities and the terms of the payments on these obligations bore a relationship to the payments that we received on our mortgage loans or MBS securing those debt obligations. For example, we may engage in non-REMIC CMO securitizations. We also enter into various repurchase agreements that have differing maturity dates and afford the lender the right to sell any pledged mortgage securities if we default on our obligations. The IRS may determine that these transactions give rise to excess inclusion income that should be allocated among our stockholders. We may invest in equity securities of other REITs and it is possible that we might receive excess inclusion income from those investments. Some types of entities, including, without limitation, voluntarily employee benefit associations and entities that have borrowed funds to acquire their shares of our stock, may be required to treat a portion of or all of the dividends they receive from us as unrelated business taxable income.

Misplaced reliance on legal opinions or statements by issuers of MBS government securities could result in a failure to comply with REIT gross income or asset tests.

When purchasing MBS, government securities and interests in loans held in securitization trusts, we may rely on opinions of counsel for the issuer or sponsor of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute “real estate assets” for purposes of the REIT asset tests and produce income that qualifies under the REIT income tests. The inaccuracy of any such opinions or statements may harm our REIT qualification and result in significant corporate level tax.

Additional Risk Factors

Failure to maintain an exemption from the Investment Company Act would materially harm our results of operations.

We believe that we conduct our business in a manner that results in our not being regulated as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If we fail to continue to qualify for an exemption from registration as an investment company, our ability to use leverage would be substantially reduced and we would be unable to conduct our business as we presently do.

Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets(exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities” are, among other things, U.S government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The Investment Company Act has an exemption for entities that are primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate.” Under the SEC’s current interpretation, we qualify for this exemption if we maintain at least 55% of our assets directly in qualifying assets and at least 80% of our assets must be in both the qualifying assets and other real estate related interests(and no more than 20% comprised of other miscellaneous assets) . In meeting the 55% requirement under the Investment Company Act, the SEC has generally viewed the following asset types as qualifying interests: (1) assets that represent an actual interest in real estate; (2) loans or liens that are fully secured by real estate; (3) assets that can be viewed as the functional equivalent of, and provide the same economic experiencer as, an actual interest in real estate or a loan or lien fully secured by real estate, such as whole pool agency MBS. In meeting the 55% test, we treat MBS issued with respect to an underlying pool for which we hold all issued certificates as qualifying interests and partial pool agency MBS in other real estate related interests in complying with the 80% test. If the SEC or its staff adopts a contrary interpretation, we could be required to sell a substantial amount of our MBS under potentially adverse market conditions. Further, in order to maintain our exemption from registration as an investment company by acquiring “mortgages and other liens on and interests in real estate”, we may be precluded from acquiring MBS whose yield is somewhat higher than the yield on “mortgages and other liens on and interests in real estate” that could be purchased in a manner consistent with the exemption.

On August 31, 2011, the SEC issued a release soliciting comments on the mortgage REIT exemption under the Investment Company Act. The SEC indicated in its release that it is concerned that some mortgage companies may be subject to the kinds of abuses that the Investment Company Act was intended to address, such as misvaluations of a company’s investment portfolio and excessive leveraging. The release asked for comments on or before November 7, 2011 on whether the exclusion should be narrowed or changed in such a way that these potential abuses can be curtailed. The SEC also asked whether there are existing safeguards in the structure and operations of REITs and other mortgage companies that would address these or similar concerns. Although we believe that we have conducted our operations in a manner that would not be of the types of concerns addressed in the SEC’s release, we could be subject to any rules or regulations that the SEC could propose in changing or narrowing the current exclusion that mortgage REITs rely on to maintain an exemption from the Investment Company Act. If the SEC or its staff changes or narrows this exemption, we could be required to sell a substantial amount of our MBS under potentially adverse market conditions. Although, at the present time, it is unknown whether the SEC or its staff will make any changes to this exclusion or the nature of any such changes, it is possible that any such changes could impact our Asset Acquisition Policy, our leverage, our liquidity, the size of our investment portfolio, our ability to use interest rate swap agreements, our ability to borrow, and could have a material adverse effect on our business and results of operations.

We presently are not, nor do we intend to be, regulated as an investment company. Fluctuations in our net income and in our book value will likely be greater than those of investment companies. This may affect investors or potential investors as to the appropriateness of our stock as compared to that of an investment company.

While presently our assets are similar to those owned by some investment companies, we are not regulated as an investment company. Regulation as an investment company entails that all investment companies maintain significantly lower levels of financial leverage than we have employed since our organization began operations in 1998. Because of the differences in our leverage from that of investment companies, this results in the fluctuation in net income and in book value by us to likely be greater than that experienced by investment companies. Therefore, investors and potential investors in our company should, on an ongoing basis, carefully determine if this greater level of income fluctuation and book value fluctuation is appropriate for them as compared to whether the less volatile results of investment companies are more appropriate for them.

The market price of our common stock may fluctuate significantly.

The market price and marketability of shares of our securities may, from time to time, be significantly affected by numerous factors, including many over which we have no control and that may not be directly related to us. These factors including the following:

•	price and volume fluctuations in the stock market from time to time, which are often unrelated to the operating performance of particular companies;

•	significant volatility in the market price and trading volume of securities of REITs or other companies in our sector, which is not necessarily related to the operating performance of these securities;

•	changes in regulatory policies, tax guidelines and financial accounting and reporting standards, particularly with respect to REITs;

•	changes in interest rates;

•	changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis;

•	changes in our dividend policy and earnings or variations in operating results;

•	any shortfall in revenue or net income or any increase in losses from levels expected by securities analysts;

•	general economic trends and other external factors;

•	changes in financial estimates by analysts or publication of research reports about us or the real estate or specialty finance industry; and

•	loss of major repurchase agreement providers.

Fluctuations in the trading price of our common stock may adversely affect the liquidity of the trading market for our common stock and, in the event that we seek to raise capital through future equity financings, our ability to raise such equity capital.

We may not be able to use the money we raise from time to time to acquire investments at favorable prices.

We intend to seek to raise additional capital from time to time if we determine that it is in our best interests and the best interests of our stockholders, including through public offerings of our stock. The net proceeds of any offering could represent a significant increase in our equity. Depending on the amount of leverage that we use, the full investment of the net proceeds of any offering might result in a substantial increase in our total assets. There can be no assurance that we will be able to invest all of such additional funds in mortgage-related assets at favorable prices. We may not be able to acquire enough mortgage-related assets to become fully invested after an offering, or we may have to pay more for MBS than we have historically. In either case, the return that we earn on stockholders’ equity may be reduced.

We have not established a minimum dividend payment level for our common stockholders and there are no assurances of our ability to pay dividends to them in the future.

We intend to pay quarterly dividends and to make distributions to our common stockholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Code. We have not established a minimum dividend payment level for our common stockholders and our ability to pay dividends may be harmed by the risk factors described in this Registration Statement. All distributions to our common stockholders will be made at the discretion of our Board and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our Board may deem relevant from time to time. There are no assurances of our ability to pay dividends in the future.

If we raise additional capital, our earnings per share and dividends per share may decline since we may not be able to invest all of the new capital during the quarter in which additional shares are sold and possibly the entire following calendar quarter.

Our charter does not permit ownership of over 9.8% of our common or preferred stock and attempts to acquire our common or preferred stock in excess of the 9.8% limit are void without prior approval from our Board.

For the purpose of preserving our REIT qualification and for other reasons, our charter prohibits direct or constructive ownership by any person of more than 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or more than 9.8% of the outstanding shares of our preferred stock. Our charter’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the outstanding stock and thus be subject to our charter’s ownership limit. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of the Board shall be void and will result in the shares being transferred by operation of law to a charitable trust. Our Board has granted one third party institutional investor an exemption from the 9.8% ownership limitation as set forth in our charter documents. This exemption permitted the third party institutional investor to hold up to 20.0% of our Series A Preferred Stock.

Because provisions contained in Maryland law, our charter and our bylaws may have an anti-takeover effect, investors may be prevented from receiving a “control premium” for their shares.

Provisions contained in our charter and bylaws, as well as Maryland corporate law, may have anti-takeover effects that delay, defer or prevent a takeover attempt, which may prevent stockholders from receiving a “control premium” for their shares. For example, these provisions may defer or prevent tender offers for our common stock or purchases of large blocks of our common stock, thereby limiting the opportunities for our stockholders to receive a premium for their common stock over then-prevailing market prices. These provisions include the following:

•	Ownership limit. The ownership limit in our charter limits related investors including, among other things, any voting group, from acquiring over 9.8% of our common stock or more than 9.8% of our preferred stock without our permission.

•	Preferred Stock. Our charter authorizes our Board to issue preferred stock in one or more classes and to establish the preferences and rights of any class of preferred stock issued. These actions can be taken without soliciting stockholder approval.

•	Maryland business combination statute. Maryland law restricts the ability of holders of more than 10% of the voting power of a corporation’s shares to engage in a business combination with the corporation.

•	Maryland control share acquisition statute. Maryland law limits the voting rights of “control shares” of a corporation in the event of a “control share acquisition.”

Future offerings of debt securities, which would be senior to our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock upon liquidation, or other equity securities, which would dilute our existing stockholders and may be senior to our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock for the purposes of dividend distributions, may harm the market price of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Our preferred stock may have a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our common stockholders bear the risk of our future offerings reducing the market price of our common stock.

Our charter provides that we may issue up to 20 million shares of preferred stock in one or more series. The issuance of additional preferred stock on parity with or senior to the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock could have the effect of diluting the amounts we may have available for distribution to holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be subordinated to all our existing and future debt. Thus, our Series A Preferred Stockholders, our Series B Preferred Stockholders and our Series C Preferred Stockholders bear the risk of our future offerings reducing the market price of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

We may issue additional shares of common stock or shares of preferred stock that are convertible into common stock. If we issue a significant number of shares of common stock or convertible preferred stock in a short period of time, there could be a dilution of the existing common stock and a decrease in the market price of the common stock.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement to acquire Agency MBS consistent with our investment policy. We then intend to increase our investment assets by borrowing against these Agency MBS and using the proceeds of such borrowings to acquire additional Agency MBS. Pending such investments, we will place the net proceeds in interest-bearing bank accounts or in readily marketable, interest-bearing securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown:

	For the Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio	1.29	1.33	1.77	2.09	2.29

The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by fixed charges and preferred dividends. For this purpose, earnings consist of net income from continuing operations and fixed charges. Fixed charges consist of interest expense on all indebtedness. The ratios are based solely on historical financial information and no pro forma adjustments have been made thereto.

DESCRIPTION OF OUR CAPITAL STOCK

The description of our capital stock set forth below does not purport to be complete and is qualified in its entirety by reference to our charter and our bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 200 million shares of common stock, $0.01 par value per share, of which 96,935,494 shares were issued and 96,832,609 shares were outstanding as of March 31, 2016, and 20 million shares of preferred stock, $0.01 par value per share, issuable in one or more series. As of March 31, 2016, our board of directors had classified 5,150,000 shares of preferred stock as Series A Cumulative Preferred Stock, referred to as our Series A Preferred Stock, of which 1,919,378 are issued and outstanding, classified 3,150,000 shares of preferred stock as Series B Cumulative Convertible Preferred Stock, referred to as our Series B Preferred Stock, of which 1,009,640 are issued and outstanding, and classified 5,000,000 shares of preferred stock as Series C Cumulative Redeemable Preferred Stock, referred to as our Series C Preferred Stock, of which 433,924 are issued and outstanding.

Common Stock

All shares of common stock offered hereby will be duly authorized, fully paid and nonassessable. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the Maryland General Corporation Law, our charter, any articles supplementary to our charter, and bylaws.

Voting

Each of our common stockholders is entitled to one vote for each share of common stock held of record on each matter submitted to a vote of common stockholders. Meetings of our stockholders are to be held annually and special meetings may be called by a majority of our board of directors, the chairman of our board of directors or our president. Special meetings shall be called by our secretary at the written request of our stockholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting.

Dividends; Liquidation; Other Rights

Common stockholders are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. The right of our common stockholders to receive dividends is subordinate to the rights of our preferred stockholders. If we liquidate, dissolve or wind up, whether voluntary or involuntary, our common stockholders will share ratably in all of our assets remaining after the payment of all of our liabilities and the payment of all liquidation and other preference amounts to our preferred stockholders. Common stockholders have no preemptive or other subscription rights, and there are no conversion or exchange rights, or redemption or sinking fund provisions, relating to the shares of common stock.

Classification or Reclassification of Common Stock or Preferred Stock

Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock into other classes or series of shares, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations, restrictions on ownership, limitations as to dividends, qualifications and terms or conditions of redemption for each class or series.

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer & Trust Company.

Preferred Stock

All shares of preferred stock, if and when issued, will be validly issued, fully paid, and non-assessable. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, our board of directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary relating to such series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, where applicable, the following: (i) the title and stated value of the preferred stock; (ii) the voting rights of the preferred stock, if applicable; (iii) the preemptive rights of the preferred stock, if applicable; (iv) the restrictions on transfer of the preferred stock, if applicable; (v) the number of shares offered, the liquidation preference per share and the offering price of the shares; (vi) the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock, including the date from which dividends on the preferred stock will accumulate, if applicable; (vii) the provision for a sinking fund, if any, for the preferred stock; (viii) the provision for and any restriction on redemption, if applicable, of the preferred stock; (ix) the provision for and any restriction on repurchase, if applicable, of the preferred stock; (x) the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period; (xi) the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and (xii) any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs.

Restrictions on Transfer

Two of the requirements of qualification for the tax benefits accorded by the REIT provisions of the tax code are that (1) during the last half of each taxable year not more than 50% in value of the outstanding shares may be owned directly or indirectly by five or fewer individuals, and (2) there must be at least 100 stockholders on 335 days of each taxable year of 12 months.

In order that we may meet these requirements at all times, our charter prohibits any person from owning, acquiring or holding, directly or indirectly, without prior approval by our board of directors, shares of any class of our capital stock in excess of 9.8% in value of the aggregate of the outstanding shares of capital stock or shares of our common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock. For this purpose, ownership includes both beneficial ownership and constructive ownership. Beneficial ownership is defined in our charter to include interests that would be treated as owned through the application of Section 544 of the tax code, as modified by Section 856(h)(1)(B) of the tax code. Constructive ownership is defined in our charter to include interests that would be treated as owned through the application of Section 318(a) of the tax code, as modified by Section 856(d)(5) of the tax code. Subject to certain limitations, our board of directors may increase or decrease the ownership limitations or waive the limitations for individual investors.

For purposes of the 50% stockholder test discussed above, the constructive ownership provisions applicable under Section 544 of the tax code attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries, attribute ownership of securities owned by family members to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth rules for application of such attribution provisions (e.g., reattribution of stock that is constructively owned). Thus, for purposes of determining whether a person holds shares of capital stock in violation of the ownership limitations set forth in our charter, many types of entities may own directly more than the 9.8% limit because such entities’ shares are attributed to its individual stockholders. On the other hand, a person will be treated as owning not only shares of capital stock actually or beneficially owned, but also any shares of capital stock attributed to such person under the attribution rules described above. Accordingly, under certain circumstances, shares of capital stock owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the ownership limitations set forth in our charter. Ownership of shares of capital stock through such attribution is generally referred to as constructive ownership.

If any transfer of shares of capital stock would result in any person beneficially or constructively owning capital stock in violation of our transfer or ownership limitations, then the number of shares of capital stock causing the violation (rounded to the nearest whole shares) shall be automatically transferred to a trustee of a trust for the exclusive benefit of one or more charitable beneficiaries. The intended transferee shall not acquire any rights in such shares. Shares of capital stock held by the trustee shall be issued and outstanding shares of capital stock. The intended transferee shall not benefit economically from ownership of any shares held in the trust, shall have no rights to dividends, and shall not possess any rights to vote or other rights attributable to the shares held in the trust. The trustee shall have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid to the intended transferee prior to the discovery by us that shares of capital stock have been transferred to the trustee shall be paid with respect to such shares to the trustee by the intended transferee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Our board of directors may, in its discretion, waive these requirements on owning shares in excess of the ownership limitations.

Within 20 days of receiving notice from us that shares of capital stock have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows. The intended transferee shall receive the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., in the case of a gift, devise or other such transaction), the market price (as defined below) of the shares on the day of the event causing the shares to be held in the trust, and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sales proceeds in excess of the amount payable to the intended transferee shall be immediately paid to the charitable beneficiary. In addition, shares of capital stock transferred to the trustee shall be deemed to have been offered for sale to us, or our designee. This offer shall be at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift), and (2) the market price on the date we, or our designee, accepts such offer. We shall have the right to accept such offer until the trustee has sold shares held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the intended transferee.

The market price shall mean the last sale price for such shares. In case no such sale takes place on such day, the market price shall be the average of the closing bid and asked prices on the New York Stock Exchange. In the event that no trading price is available for such shares, the fair market value of the shares shall be as determined in good faith by our board of directors.

Under the REIT provisions of the tax code, every owner of 5% or more in the case of 2,000 or more stockholders of record, of 1% or more in the case of more than 200 but fewer than 2,000 stockholders of record and of 0.5% or more in the case of 200 or fewer stockholders of record, of all classes or series of our stock, is required to give written notice to us in response to our written demand for such notice, which request must be made within 30 days after the end of each taxable year. They shall state their name and address, the number of shares of each class and series of our stock beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations.

DESCRIPTION OF WARRANTS

We have no warrants or other stock purchase rights outstanding under our 2014 Equity Compensation Plan. We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from the related securities. Warrants may be issued under a warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this prospectus. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following: (i) the title of the warrants; (ii) the aggregate number of the warrants; (iii) the price or prices at which the warrants will be issued; (iv) the designation, number and terms of the shares of preferred stock or common stock purchasable upon exercise of the warrants; (v) the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security; (vi) the date, if any, on and after which the warrants and the related preferred stock or common stock, if any, will be separately transferable; (vii) the price at which each share of preferred stock or common stock purchasable upon exercise of the warrants may be purchased; (viii) the date on which the right to exercise the warrants will commence and the date on which that right will expire; (ix) the minimum or maximum amount of the warrants which may be exercised at any one time; (x) information with respect to book-entry procedures, if any; (xi) a discussion of federal income tax considerations; and (xii) any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

SELECTED PROVISIONS OF MARYLAND LAW, OUR CHARTER AND BYLAWS

The following summary of selected provisions of the Maryland General Corporation Law, as amended from time to time, and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Removal of Directors

Our charter provides that a director may be removed from office at any time but only for cause and then only by the affirmative vote of the holders of at least two-thirds of the votes of the shares entitled to be cast in the election of directors.

Indemnification

As permitted by Maryland law, our charter obligates us to indemnify our directors and officers to the maximum extent permitted by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to such proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful; or

•	generally, the proceeding, other than a proceeding brought to enforce indemnification, is brought by the director or officer against us.

Limitation of Liability

As permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for money damages, except to the extent that:

•	it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or

•	a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

As a result of these provisions, we and our stockholders may be unable to obtain monetary damages from a director or officer for breach of his or her duty of care.

Maryland Business Combination Act

Maryland law prohibits specified “business combinations” between a Maryland corporation and an “interested stockholder.” These business combinations include, among others, a merger, consolidation, share exchange, asset transfer or issuance or reclassification of equity securities. Interested stockholders are either:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation; or

•	an affiliate or associate of the corporation who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period prior to the date in question.

Business combinations with a past interested stockholder are prohibited for five years after the most recent date on which the stockholder became an interested stockholder. Thereafter, any business combinations with the interested stockholder must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by outstanding shares of the corporation’s voting shares, voting together as a single group; and

•	66 2/3% of the votes entitled to be cast by all holders of the corporation’s voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder.

However, these special voting requirements do not apply if the corporation’s stockholders receive a minimum price for their shares, as specified in the statute, and the consideration is received in cash or in the same form previously paid by the interested stockholder for its shares.

The business combination statute does not apply to business combinations that are approved or exempted by the corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. The statute also does not apply to stockholders that acquired 10% or more of the corporation’s voting shares in a transaction approved by the corporation’s board of directors. A Maryland corporation may adopt an amendment to its charter electing not to be subject to these special voting requirements. Any amendment would have to be approved by at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders or affiliates or associates of interested stockholders.

The business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating such offers, even if our acquisition would be in our stockholders’ best interests. Our board of directors has not passed such a resolution exempting us from the business combination act.

Maryland Control Share Acquisition Act

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by the corporation’s officers or directors who are employees of the corporation. Control shares are shares of voting stock which, if aggregated with all other shares of stock previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	10% or more but less than 33 1/3%

•	33 1/3% or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock an acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition generally means the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

A person who has made or proposes to make a “control share acquisition,” under specified conditions, including an undertaking to pay expenses, may require the board of directors to call a special stockholders’ meeting to consider the voting rights of the shares. The meeting must be held within 50 days of the demand. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, the corporation generally may redeem any or all of the control shares, except those for which voting rights have previously been approved. This redemption of shares must be for fair value, determined without regard to the absence of voting rights for the control shares as of the date of the last control share acquisition by the acquiring person or of any stockholders’ meeting at which the voting rights of the shares are considered and not approved. If voting rights for “control shares” are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a “control share acquisition.”

The control share acquisition statute would not apply to stock acquired in a merger, consolidation or share exchange if we were a party to the transaction, or to acquisitions previously approved or exempted by a provision in our charter or bylaws.

Our bylaws currently contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. However, our board of directors may decide to amend or eliminate this provision at any time in the future.

Amendment of Our Charter

We reserve the right from time to time to make any amendment to our charter including any amendment that alters the contract rights as expressly set forth in our charter of any shares of outstanding stock, subject to certain limitations. Our charter may be amended only by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter. The provisions in our charter on removal of directors may be amended only by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast in the election of directors.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes particular U.S. federal income tax considerations regarding our qualification and taxation as a REIT and particular U.S. federal income tax consequences resulting from the acquisition, ownership and disposition of our capital stock and warrants. The tax law upon which this discussion is based could be changed and any such change could have a retroactive effect. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor discusses all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to particular types of stockholders and warrant holders which are subject to special tax rules, such as insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations or partnerships and persons who are not citizens or residents of the U.S., stockholders that hold our stock as a hedge, part of a straddle, conversion transaction or other arrangement involving more than one position, or stockholders whose functional currency is not the U.S. dollar. This discussion assumes that you will hold our capital stock as a “capital asset,” generally property held for investment, under the Code.

We urge you to consult with your own tax advisor regarding the specific consequences to you of the acquisition, ownership and disposition of stock or warrants in an entity electing to be taxed as a REIT, including the federal, state, local, foreign and other tax considerations of such acquisition, ownership, disposition and election and the potential changes in applicable tax laws.

General

We have made an election to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 1998. We currently expect to continue operating in a manner that will permit us to maintain our qualification as a REIT.

Greenberg Traurig, LLP has delivered an opinion to the effect that, commencing with our taxable year which ended on December 31, 1998, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

Investors should be aware that the opinion of Greenberg Traurig, LLP was expressed as of the date issued, and was based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the conduct of our business operations. It also relies on a previous opinion issued by another national law firm with respect to our tax years through and including 2008. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will so qualify for any particular year. Greenberg Traurig, LLP will have no obligation to advise us or the holders of our stock or warrants of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not obtained an advance ruling from the IRS regarding any matter discussed in this prospectus.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to operate in a manner that will allow us to qualify as a

REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

So long as we qualify for taxation as a REIT, we generally will be permitted a deduction for dividends we pay to our stockholders. As a result, we generally will not be required to pay federal corporate income taxes on our net income that is distributed to our stockholders on a current basis. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. We will be required to pay federal income tax, however, as follows:

•	we will be required to pay tax at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains;

•	we may be required to pay the “alternative minimum tax” on our items of tax preference; and

•	if we have (i) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business, or (ii) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property.

To the extent that distributions exceed current and accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the stockholder’s tax basis in the stock with respect to which the distributions are paid and, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of that stock. For purposes of determining whether distributions are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock (rather than to our common stock) with the result that distributions with respect to our preferred stock are more likely to be treated as dividends than as return of capital or a distribution in excess of basis. Calculations of corporate earnings and profits are complex and it is possible that distributions expected to be a return of capital may subsequently be determined to be taxable distributions of earnings and profits.

Currently, dividends paid by regular C corporations to stockholders other than corporations are generally taxed at the rate applicable to long-term capital gains, which is currently a maximum of 20%, subject to certain limitations. Because we are a REIT, however, our dividends, including dividends paid on our stock, including shares of our preferred stock, generally will continue to be taxed at regular ordinary income tax rates, except in limited circumstances.

We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business. While the Code contains certain safe harbors provisions to avoid the application of this 100% tax, outside of the safe harbor, the determination of whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be taxed to the corporation at regular corporate tax rates.

If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will in that case be subject to a tax equal to the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below, and (ii) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by a fraction intended to reflect our profitability.

In the event of more than de minimis failure of any of the asset tests occurs in a taxable year, as long as the failure was due to reasonable cause and not willful neglect and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we may pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy any of the asset tests in lieu of having our qualification as a REIT terminated.

In the event of a failure to satisfy one or more requirements for REIT qualification occurring in a taxable year, other than the gross income tests and the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure in order to maintain our REIT qualification.

We will be required to pay a nondeductible 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of:

•	85% of our real estate investment trust ordinary income for the year;

•	95% of our real estate investment trust capital gain net income for the year; and

•	any undistributed taxable income from prior periods.

This distribution requirement is in addition to, and different from, the distribution requirements discussed below in the section entitled “Annual Distribution Requirements.”

We may elect to retain and pay income tax on our net long-term capital gain. In that case, if we so elect, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund of its proportionate share of the tax we paid. The basis of the stockholder’s shares is increased by the amount of the undistributed long-term capital gain (less the amount of capital gains tax paid by the REIT) includable in income by the stockholder.

If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by “disqualified” organizations. Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or an interest in a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax, although our taxable REIT subsidiary will be subject to corporate income tax on all of its income, including any income derived from the interest in a REMIC or taxable mortgage pool. A “disqualified organization” includes:

•	the United States of America;

•	any state or political subdivision of the United States of America;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization other than a farmers’ cooperative described in Section 521 of the Code that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

If we acquire any asset from a corporation which is or has been taxed as a C corporation under the Code (that is, an entity which is subject to full corporate tax on its income) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of:

•	the fair market value of the asset, over

•	our adjusted basis in the asset,

•	in each case determined as of the date on which we acquired the asset.

We may be subject to a 100% excise tax on certain transactions with any taxable REIT subsidiaries (defined below) to the extent that such transactions are not conducted on a basis that is consistent with arm’s length terms.

In addition, notwithstanding our REIT status, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner as they are treated for federal income tax purposes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	that issues transferable shares or transferable certificates to evidence beneficial ownership;

3.	that would be taxable as a domestic corporation but for Code Sections 856 through 859;

4.	that is not a financial institution or an insurance company within the meaning of the Code;

5.	that is beneficially owned by 100 or more persons;

6.	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, at all times during the last half of each taxable year;

7.	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

8.	that elects to be a REIT or has made such election for a previous taxable year and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and retain REIT status.

The Code provides that all of the first four conditions stated above must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

For purposes of the sixth condition, certain specified types of trusts and tax-exempt entities are treated as individuals, except that a “look-through” exception generally applies with respect to pension funds.

Stock Ownership Tests

As noted above, our stock must be beneficially held by at least 100 persons, or the “100 Stockholder Rule,” and no more than 50% of the value of our stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year, or the “5/50 Rule.” We are required to solicit information from certain of our record stockholders to verify actual stock ownership levels and our charter provides for restrictions regarding the transfer of our stock in order to aid in meeting the stock ownership requirements. If we were to fail either of the stock ownership tests, we would generally be disqualified from our REIT status. However, if we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet the 5/50 Rule, then we will be treated as having met the 5/50 Rule.

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

•	We must derive, directly or indirectly, at least 75% of our gross income, excluding gross income from prohibited transactions, from specified real estate sources, including rental income, interest on obligations (including certain MBS) that are secured by mortgages on real property or on interests in real property, gain from the disposition of “qualified real estate assets” (i.e., interests in real property, mortgages secured by real property or interests in real property, and certain other assets), income from certain types of temporary investments, amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, and income derived from a REMIC in proportion to the real estate assets held by the REMIC (unless at least 95% of the REMIC’s assets are real estate assets, in which case, all of the income derived from the REMIC), or the “75% gross income test;” and

•	We must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the sources of income that satisfy the 75% gross income test, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing, or the “95% gross income test.”

Gross income from servicing loans for third parties is not qualifying income for purposes of either gross income test. Any gross income from our sale of property held primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests (but is subject to a 100% tax as a prohibited transaction unless certain safe harbor provisions are satisfied). Income and gain from certain transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets, and that are clearly and timely identified as such, are excluded from both the numerator and denominator for purposes of both gross income tests.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for federal income tax purposes, in which it owns an interest, which share is determined by reference to the REIT’s capital interest in such entity, and is deemed to have earned all of the income earned by any qualified REIT subsidiary (in general, a 100%-owned corporate subsidiary of a REIT) or any other entity that is disregarded as separated from the parent REIT for U.S. federal income tax purposes. Interest earned by a REIT ordinarily does not qualify as income meeting the 75% or 95% gross income tests if the determination of all or some of the amount of interest depends on the income or profits of any person. Interest will not be disqualified from meeting such tests, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

The following paragraphs discuss in more detail the specific application of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will generally be treated as gain from the sale of the property securing the loan, which normally constitutes qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. For purposes of these rules, ancillary personal property that secures a mortgage loan and has a value not in excess of 15% of the total value of the collateral (i.e., of the real property together with the personal property) is treated as real property.

The interest, original issue discount and market discount income that we receive from our mortgage loans and certain MBS (including Agency MBS and interests in REMICs) generally will be qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Fee Income. We may receive various fees in connection with originating mortgage loans. The fees will be qualifying income for purposes of both the 75% and 95% income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined based on the borrower’s income or profits. Therefore, commitment fees will generally be qualifying income for purposes of the income tests. Other fees, such as fees received for servicing loans for third parties, are not qualifying income for purposes of either income test.

Dividends. Our share of any dividends received from any corporation (including any of our taxable REIT subsidiaries, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property. Rents that we receive with respect to real property will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above provided that the following conditions are met:

•	First, the amount of rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•	Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a taxable REIT subsidiary, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swap agreements, caps and floors, options to purchase these items and futures and forward contracts. Income and gain from certain “hedging transactions” will be excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into, and to meet certain other requirements. To the extent that any of our hedging transactions do not meet these requirements, or if we hedge for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “Asset Tests”), or in other situations, the income from those transactions could be treated as income that does not qualify for purposes of one or both of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prohibited Transactions. As discussed above, a REIT will incur a 100% tax on the net income derived from any sale or other disposition of property other than foreclosure property that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that our assets generally will not be held primarily for sale to customers and that sales of our assets will not be considered to be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Where practicable, we will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when an asset sale will not be characterized as a prohibited transaction or otherwise structure our sale transactions so as to minimize this risk.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

Permitted foreclosure property income also includes foreign currency gain that is attributable to otherwise permitted income from foreclosure property. Such foreign currency gain also is included as foreclosure property income for purposes of any tax on such income.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect, and

•	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above, even if the relief provisions apply, we would incur a tax equal to the amount that our gross income fails to satisfy the 75% gross income test or the 95% gross income test, as applicable, multiplied by a fraction intended to reflect our profitability.

Foreign Investment and Exchange Gains

A REIT must be a U.S. domestic entity, but it is permitted to hold foreign real estate or other foreign-based assets, provided that the 75% and 95% income tests and other requirements for REIT qualification are met. A REIT that holds foreign real estate or other foreign-based assets may have foreign currency exchange gain under the foreign currency transaction tax rules. Foreign currency exchange gain originally was not explicitly included in the statutory definitions of qualifying income for purposes of the 75% and 95% income tests until a statutory change, although the IRS issued guidance that allowed foreign currency gain to be treated as qualified income in certain circumstances. The statutory change excludes certain foreign currency gain from the computation of qualifying income for purposes of the 75% income test or the 95% income test, respectively. The exclusion is solely for purposes of the computations under these tests.

The statutory change defines two new categories of income for purposes of the exclusion rules: “real estate foreign exchange gain” and “passive foreign exchange gain.” Real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and the 95% income tests. Passive foreign exchange gain is excluded for purposes of the 95% income test but is included in gross income and treated as non-qualifying income, to the extent that it is not real estate foreign exchange gain, for purposes of the 75% income test.

Real estate foreign exchange gain is foreign currency gain which is attributable to: (i) any item of income qualifying for the numerator for the 75% income test; (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property. Real estate foreign exchange gain also includes certain foreign currency gains attributable to certain “qualified business units” of the REIT.

Passive foreign exchange gain includes all real estate foreign exchange and, in addition, includes foreign currency gain which is attributable to: (i) any item of income or gain included in the numerator for the 95% income test, (ii) acquisition or ownership of obligations other than described in the preceding paragraph; (iii) becoming the obligor under obligations other than described in the preceding paragraph; and (iv) any other foreign currency gain to be determined by the IRS.

Notwithstanding the foregoing rules, except in the case of certain income excluded under the hedging rules, foreign currency exchange gain derived from engaging in dealing, or substantial and regular trading, in certain securities constitutes gross income that does not qualify under either the 75% or 95% income test.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property (together with ancillary personal property that does not exceed 15% of the total collateral value), including, in general, our Agency MBS;

•	stock in other REITs;

•	debt instruments issued by publicly offered REITs;

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

The term “cash” for purposes of the REIT asset qualification rules is defined to include foreign currency if the REIT or its “qualified business unit” uses such foreign currency as its functional currency, but only to the extent such foreign currency is held for use in the normal course of the activities of the REIT or the “qualified business unit” giving rise to income in the numerator for the 75% or 95% income tests, or directly related to acquiring or holding assets qualifying for the numerator in the 75% assets test, and is not held in connection with a trade or business of trading or dealing in certain securities.

Second, not more than 25% of the value of our total assets may be represented by securities (other than those included in the preceding category).

Third, not more than 25% of the value of our total assets (20% commencing in 2018) may be represented by securities of one or more taxable REIT subsidiaries.

Fourth, except with respect to a taxable REIT subsidiary and securities that qualify for purposes of the 75% test described above, (a) not more than 5% of the value of our total assets may be represented by securities of any one issuer, (b) we may not hold securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer and (c) we may not hold securities having a value of more than 10% of the total value of the outstanding securities of any one issuer.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership.

For purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for purposes of the 75% gross income test described above in “Income Tests.”

The asset tests described above are based on our gross assets. For federal income tax purposes, we will be treated as owning both the loans we hold directly and, in general, any loans that we securitize through non-

REMIC debt securitizations. Although we will have a partially offsetting obligation with respect to the securities issued pursuant to securitizations, these offsetting obligations will generally not reduce the gross assets we are considered to own for purposes of the asset tests.

Although we believe that we have complied with and intend to continue to comply with the foregoing gross asset requirements applicable to REITs, we have held certain non-qualifying assets from time to time. At December 31, 2015, we owned approximately $141 million of investments in non-REMIC debt securitizations, as well as certain other assets that did not qualify for purposes of the 75% asset test.

For purposes of these rules, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan (together with that of any ancillary personal property which serves as collateral), a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws.

Revenue Procedures 2011-16 and 2014-51 discuss the modification of a mortgage loan (or an interest therein) that is held by a REIT in which the modification was occasioned by either a default on the loan or a modification that satisfies both of the following conditions: (a) based on all the facts and circumstances, the REIT or servicer of the loan (the “pre-modified loan”) reasonably believes that there is a significant risk of default of the pre-modified loan upon maturity of the loan or at an earlier date, and (b) based on all the facts and circumstances, the REIT or servicer reasonably believes that the modified loan presents a substantially reduced risk of default, as compared with the pre-modified loan. Revenue Procedures 2011-16 and 2014-51 provide that a REIT may treat a modification of a mortgage loan described therein as not being a new commitment to make or purchase a loan for purposes of apportioning interest on that loan between interest with respect to real property or other interest. The modification will also not be treated as a prohibited transaction. Further, with respect to the REIT asset test, the IRS will not challenge the REIT’s treatment of a loan as being in part a “real estate asset” if the REIT treats the loan as being a real estate asset in an amount equal to the lesser of (a) the value of the loan as determined under Treasury Regulations Section 1.856-3(a), or (b) the loan value of the real property securing the loan as determined under Treasury Regulations Section 1.856-5(c) and Revenue Procedures 2011-16 and 2014-51.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our investment portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets, or solely by a change in the foreign currency exchange rate used to value a foreign asset.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that, at the end of any calendar quarter, we violate the asset tests described above, we will not lose our REIT status if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if

(i) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure and (ii) pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

We currently believe that the securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Annual Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of excess non-cash income.

We must pay such distributions in the taxable year to which they relate or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration. In addition, dividends declared in October, November or December payable to stockholders of record in such month are deemed received by stockholders on December 31 and to have been paid on December 31 if actually paid in January of the following year. See below under “Distributions Generally.”

We will pay the federal income tax on taxable income, including net capital gain, which we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “Taxation of Taxable U.S. Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•	We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or MBS are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•	We may recognize phantom taxable income from any residual interests in REMICs or from retained ownership interests in mortgage loans that are used in certain securitization structures.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests as described in “Income Tests” and “Asset Tests.”

If we fail to qualify as a REIT in any taxable year and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts distributed to our stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and domestic non-corporate stockholders may be eligible for the reduced federal income tax rate of 20% on qualified dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

Qualified REIT Subsidiaries

A Qualified REIT Subsidiary, or QRS, is any corporation in which we own 100% of the outstanding stock and for which no election has been made to classify it as a taxable REIT subsidiary. The separate existence of a QRS is disregarded for federal income tax purposes. As such, assets, liabilities and income of a QRS would generally be treated as our assets, liabilities and income for purposes of each of the above REIT qualification tests. In February 2014, we incorporated our wholly-owned QRS, Anworth Properties, Inc., which commenced operations in March 2014. Our QRS may own, from time to time, REIT-qualified assets such as certain types of mortgage assets and rental real estate assets.

Taxable REIT Subsidiaries

A Taxable REIT Subsidiary, or TRS, is any corporation in which we own stock (directly or indirectly) and that we and such corporation jointly elect to classify as a taxable REIT subsidiary. A taxable REIT subsidiary is not subject to the REIT asset, income and distribution requirements, nor are its assets, liabilities or income treated as our assets, liabilities or income for purposes of each of the above REIT qualification tests. We have incorporated Anworth Property Services, Inc., a wholly-owned subsidiary which we intend will be treated as a TRS, although it has not yet commenced operations. Our TRS will provide an entity through which we may participate in various activities that might otherwise have adverse tax consequences if conducted directly by a REIT or through a QRS. Unlike a REIT, a TRS pays standard corporate taxes on its income. Examples of activities in which a TRS might engage include: sales of assets in the ordinary course of business that would be a prohibited transaction if sold by the parent REIT; certain securitization activities; and certain service activities (including management of properties owned by third parties and non-customary services to real estate tenants). We generally intend to make a taxable REIT subsidiary election with respect to any other corporation in which we acquire securities constituting more than 10% by vote or value of such corporation and that is not a qualified REIT subsidiary. However, the aggregate value of all of our taxable REIT subsidiaries must be limited to 25% of the total value of our assets (20% commencing in 2018).

We may be subject to a 100% penalty tax on certain transactions with a taxable REIT subsidiary that are not on an arm’s length basis. We intend for the terms of any transactions with a taxable REIT subsidiary to be consistent with arm’s length terms.

We generally expect to derive income from any taxable REIT subsidiaries in the form of dividends. Such dividends are not real estate source income for purposes of the 75% income test, although they will qualify for purposes of the 95% test. Therefore, when aggregated with our non-real estate source income, such dividends must not exceed 25% of our gross income in any year. We intend to monitor the value of our investment in, and the distributions from, our taxable REIT subsidiaries to ensure compliance with all applicable REIT income and asset tests in the event that we establish any taxable REIT subsidiaries.

Taxable REIT subsidiaries are generally subject to corporate level tax on their net income and will generally be able to distribute only net after-tax earnings to their stockholders, including us, as dividend distributions. Any dividends that we pay which are attributable to dividends received by us from taxable REIT subsidiaries can qualify for the 20% tax rate on qualified dividends in the hands of our stockholders that are not corporations.

Taxation of Taxable U.S. Stockholders

For purposes of the discussion in this prospectus, the term “U.S. stockholder” means a holder of our stock (or warrants, where applicable) that is, for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes), partnership or other entity created or organized in or under the laws of the U.S. or of any state thereof or in the District of Columbia, unless Treasury regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) that has a valid election in place to be treated as a U.S. person.

Distributions Generally

Distributions out of our current or accumulated earnings and profits, other than capital gain dividends, will generally be taxable to U.S. stockholders as ordinary income. Provided that we continue to qualify as a REIT, dividends paid by us will not be eligible for the dividends received deduction generally available to U.S. stockholders that are corporations. To the extent that we make distributions in excess of current and accumulated earnings and profits, the distributions will be treated as a tax-free return of capital to each U.S. stockholder and will reduce the adjusted tax basis which each U.S. stockholder has in our stock by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder’s adjusted tax basis in its stock will be taxable as capital gain and will be taxable as long-term capital gain if the stock has been held for more than one year. If we declare a dividend in October, November, or December of any calendar year which is payable to stockholders of record on a specified date in such a month and actually pay the dividend during January of the following calendar year, the dividend is deemed to be paid by us and received by the stockholder on December 31st of the previous year, but only to the extent we have any remaining undistributed earnings and profits (as computed under the Code) as of December 31st. Any portion of this distribution in excess of our previously undistributed earnings and profits as of December 31st should be treated as a distribution to our stockholders in the following calendar year for U.S. federal income tax purposes. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. Ordinary dividends to a U.S. stockholder generally will not be eligible for the for the favorable tax rates (currently 20% maximum rate) for “qualified dividend income.” However, the 20% tax rate for “qualified dividend income” will apply to our ordinary REIT dividends that are attributable to (i) dividends received by us from non-REIT corporations such as a taxable REIT subsidiary, and (ii) any income on which we have paid a corporate income tax.

Cost Basis Reporting

Federal income tax information reporting rules apply to certain transactions in our shares, including the acquisition of shares pursuant to the Dividend Reinvestment and Stock Purchase Plan. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the Dividend Reinvestment and Stock Purchase Plan are also eligible for the “average cost” basis method, should you so elect.

Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B are generally required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case a broker will apply a default method of its choosing if the investors does not indicate which method it chooses to have applied.

Capital Gain Distributions

Distributions designated by us as capital gain dividends will be taxable to U.S. stockholders as capital gain income. We can designate distributions as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. This capital gain income will generally be taxable to non-corporate U.S. stockholders at a 20% or 25% rate based on the characteristics of the asset we sold that produced the gain. U.S. stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we were to make this election, we would pay tax on such retained capital gains. In such a case, if we so elect, our stockholders would:

•	include their proportionate share of our undistributed net capital gains in their taxable income;

•	receive a credit for their proportionate share of the tax paid by us in respect of such net capital gain; and

•	increase the adjusted basis of their stock by the difference between the amount of their share of our undistributed net capital gain and their share of the tax paid by us.

Passive Activity Losses, Investment Interest Limitations and Other Considerations of Holding Our Stock

Distributions that we make and gains arising from the sale or exchange of our stock by a U.S. stockholder will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gains relating to our stock. Distributions by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the limitations under the Code on the deductibility of investment interest expense. Further, if we, or a portion of our assets, were to be treated as a taxable mortgage pool, or if we hold a residual interest in a REMIC, any resultant excess inclusion income that we derive which is allocated to you could not be offset by any losses or other deductions you may have.

Dispositions of Stock or Warrants

A U.S. stockholder or U.S. warrant holder that sells or disposes of our stock or warrants will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash or the fair market value of any property the stockholder or warrant holder receives on the sale or other disposition and the stockholder’s or warrant holder’s adjusted tax basis in the stock or warrants, as applicable. This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the stockholder or warrant holder has held the stock or warrants for more than one year. In general, any loss recognized by a U.S. stockholder or warrant holder upon the sale or other disposition of our stock or warrants that the stockholder or warrant holder has held for six months or less will be treated as long-term capital loss to the extent the stockholder or warrant holder received distributions from us which were required to be treated as long-term capital gains. All or a portion of any loss that a U.S. stockholder or warrant holder realizes upon a taxable disposition of our stock may be disallowed if the stockholder purchases other stock within 30 days before or after the disposition.

Information Reporting and Backup Withholding

We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid and redemption proceeds unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number certifying as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. A U.S. stockholder can meet this requirement by providing us with a correct, properly completed and executed copy of IRS Form W-9 or a substantially similar form. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability, if any, and otherwise be refundable. In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status.

Medicare Tax

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or disposition of our stock.

Taxation of Tax-Exempt Stockholders

The IRS has ruled that amounts distributed as a dividend by a REIT will be excluded from the calculation of unrelated business taxable income, or UBTI, when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., property, the acquisition, or holding of which is financed through a borrowing by the tax-exempt U.S. stockholder), the stock is not otherwise used in an unrelated trade or business, and we do not hold a residual interest in a REMIC that gives rise to “excess inclusion” income, as defined in Section 860E of the Code, dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. However, if we or a pool of our assets were to be treated as a “taxable mortgage pool,” a portion of the dividends paid to a tax-exempt stockholder may be subject to tax as unrelated business taxable income. Although we do not believe that we, or any portion of our assets, will be treated as a taxable mortgage pool, no assurance can be given that the IRS might not successfully maintain that such a taxable mortgage pool exists.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our stock. Any prospective and current investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a substantial portion of the dividends that a tax-exempt stockholder receives may constitute UBTI if we are treated as a “pension-held REIT” and the stockholder is a pension trust which:

•	is described in Section 401(a) of the Code; and

•	holds more than 10%, by value, of the interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code are referred to below as “qualified trusts.”

A REIT is a “pension-held REIT” if:

•	it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by a qualified trust shall be treated, for purposes of the 5/50 Rule described above as owned by the beneficiaries of the trust, rather than by the trust itself; and

•	either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

•	the unrelated business taxable income earned by the REIT, less directly related expenses, treating the REIT as if it were a qualified trust (and therefore subject to the rules regarding unrelated business taxable income), to

•	the total gross income, less directly related expenses, of the REIT.

A de minimis exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT.”

Taxation of Non-U.S. Stockholders

The rules governing federal income taxation of “non-U.S. stockholders” are complex and no attempt will be made herein to provide more than a summary of these rules. “Non-U.S. stockholders” means beneficial owners of shares of our stock that are not U.S. stockholders (as such term is defined in the discussion above under the heading entitled “Taxation of Taxable U.S. Stockholders”).

Distributions to non-U.S. stockholders that are not attributable to gain from our sale or exchange of U.S. real property interests, and that are not designated by us as capital gain dividends or retained capital gains, will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates on a net basis in the same manner as U.S. stockholders are taxed with respect to those distributions and also may be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation. We expect to withhold tax at the rate of 30% on the gross amount of any distributions made to a non-U.S. stockholder unless:

•	a lower treaty rate applies and any required form, for example IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed by the non-U.S. stockholder with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

Any portion of the dividends paid to non-U.S. stockholders that is treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to non-U.S. stockholders to the extent that these distributions do not exceed the adjusted basis of the stockholder’s stock, but rather will reduce the adjusted basis of that stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-U.S. stockholder’s stock, these distributions will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution may be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are creditable against U.S. tax liability, if any, or refundable by the IRS to the extent that the distribution is subsequently determined to be in excess of our current and accumulated earnings and profits. We are also required to withhold 15% of any distribution in excess of our current and accumulated earnings and profits if our stock is a U.S. real property interest and if we are not a domestically controlled REIT, as discussed below. Consequently, although we intend to generally withhold at a rate of 30% on the entire amount of any distribution to a non-U.S. stockholder, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 15%.

Distributions attributable to our capital gains which are not attributable to gain from the sale or exchange of a U.S. real property interest generally will not be subject to income taxation unless (1) investment in our stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (except that a corporate non-U.S. stockholder may also be subject to the 30% branch profits tax), or (2) the non-U.S. stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-resident alien individual will be subject to a 30% tax on the individual’s capital gains.

For any year in which we qualify as a REIT, distributions that are attributable to gain from the sale or exchange of a U.S. real property interest, which includes some interests in real property, but generally does not include an interest solely as a creditor in mortgage loans or MBS, will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a non-U.S. stockholder as if that gain were effectively connected with the stockholder’s conduct of a U.S. trade or business (effectively connected income). Non-U.S. stockholders thus would be taxed on such income at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions that are subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder. We are required to withhold 35% of any distribution that we designate (or, if greater, the amount that we could designate) as a capital gains dividend. The amount withheld is creditable against the non-U.S. stockholder’s FIRPTA tax liability.

A capital gain distribution from a REIT to a foreign investor will not be treated by a non-U.S. stockholder as effectively connected income, provided that (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S. (our stock currently is so traded) and (ii) the foreign investor does not own more than 10% of the class of stock at any time during the taxable year within which the distribution is received. In that case, the foreign investor is not required to file a U.S. federal income tax return by reason of receiving such a distribution. Such a distribution is treated as an ordinary dividend that is subject to withholding and taxation as described above and is not treated as a capital gain. Also, the branch profits tax does not apply to such a distribution.

Gain recognized upon the sale of our stock by a non-U.S. stockholder could be treated as effectively connected income under FIRPTA if we are considered to be a United States Real Property Holding Corporation, or USRPHC. In general, a corporation is considered to be a USRPHC if more than 50% of its business assets at any time during a prescribed testing period (which is typically five years) consist of U.S. real property interests. Interests solely as a creditor, including most mortgage loans and MBS, are not considered to be U.S. real property interests. Although we hold certain U.S. real property interests, we do not believe that we are or have been a USRPHC, in which case FIRPTA would not apply to gain recognized upon a sale of our stock.

Even if we become a USRPHC in the future, gains recognized by a non-U.S. stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a domestically-controlled REIT, which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. stockholders. Because our stock is publicly traded, we cannot assure our investors that we are or will remain a domestically-controlled REIT. Even if we are not a domestically-controlled REIT, however, a non-U.S. stockholder that owns, actually or constructively, 10% or less of our stock throughout a specified testing period will not recognize taxable gain on the sale of our stock under FIRPTA if the shares are traded on an established securities market.

If gain from the sale of the stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to that gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. The 30% branch profits tax to which non-U.S. corporations are subject would not apply to such gain. In addition, the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

The Protecting Americans from Tax Hikes Act of 2015, or the PATH Act, creates new exemptions from FIRPTA for foreign pension funds that meet certain requirements and for “qualified shareholders.” Qualified shareholders are certain foreign entities that are publicly traded “qualified collective investment vehicles” which are subject to exchange of information provisions pursuant to a tax treaty between the United States and their home country, maintain records identifying large shareholders and meet certain other requirements. To the extent that a non-U.S. stockholder is subject to either of these exemptions, FIRPTA will not apply either to gain recognized by the non-U.S. stockholder upon a sale of our stock or to capital gain dividend that is attributable to a sale by us of a U.S. real property interest.

Gain upon the sale of our stock by a non-U.S. stockholder that is not subject to FIRPTA will be taxable to a non-U.S. stockholder if:

•	the non-U.S. stockholder’s investment in the stock is effectively connected with a trade or business in the U.S., in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to that gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Information Reporting and Backup Withholding

If the proceeds of a disposition of our stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (currently at a rate of 28%) unless the disposing non-U.S. stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (a) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (b) information reporting will not apply if the non-U.S. stockholder satisfies certification requirements regarding its status as a foreign stockholder.

Foreign Accounts

Shareholders that acquire our stock through an account maintained at a non-U.S. financial institution should be aware that the Foreign Account Tax Compliance Act, or FATCA, provides that a 30% withholding tax will be imposed on certain payments made to a foreign entity (such as dividends that we pay and proceeds from the sale of our stock) if such entity fails to satisfy certain new disclosure and reporting rules. FATCA generally requires that (i) in the case of shareholder that is foreign financial institution (defined broadly to include a hedge fund, a private equity fund, a mutual fund, a securitization vehicle or other investment vehicle), the entity identify and provide information with respect to financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a shareholder that is a non-financial foreign entity, the entity identify and provide information with respect to substantial U.S. owners of such entity.

The IRS has released guidance providing that FATCA withholding with respect to gross proceeds from the disposition of stock will not be imposed on payments made prior to January 1, 2019. The U.S. Treasury has signed certain Intergovernmental Agreements with other countries to implement the exchange of information required under FATCA. Shareholders that invest in the Company through an account maintained at a non-U.S. financial institution are strongly encouraged to consult with their own tax advisors regarding the potential application and impact of FATCA and any Intergovernmental Agreement between the United States and their home jurisdiction in connection with FATCA compliance.

State, Local and Foreign Taxation

We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. In addition, a stockholder’s state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our stock.

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors and stockholders should recognize that the present U.S. federal income tax treatment of an investment in our stock or warrants may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our stock.

The recently enacted PATH Act contains changes to certain aspects of the U.S. federal income tax rules applicable to REITs. The Act modifies various rules that apply to a REIT’s ownership of and business relationship with its taxable REIT subsidiaries and reduces (beginning in 2018) the value of a REIT’s assets that may be in TRSs from 25% to 20%. The PATH Act makes permanent the reduction of the period (from ten years to five years) during which a REIT is subject to corporate-level tax on the recognition of built-in gains in assets of an acquired corporation. The PATH Act also makes multiple changes related to FIRPTA, expands prohibited transaction safe harbors and qualifying hedges, and repeals for publicly offered REITs the rules that previously could apply to limit the deductibility of certain distributions if they were considered to be preferential dividends. Lastly, the PATH Act adjusts the way a REIT calculates earnings and profits in certain circumstances to avoid double taxation at the shareholder level, and expands the types of assets and income treated as qualifying for purposes of the REIT requirements. Investors are urged to consult their tax advisors with respect to these changes and the potential impact on an investment in our stock.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Each prospectus supplement will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities, and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement, if any. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (iv) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the series of securities, if any are purchased. Any offers made pursuant to our sales agreement with Cantor Fitzgerald & Co., however, will not obligate Cantor Fitzgerald & Co., as sales manager, to purchase all of the securities so offered.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

In connection with offering securities pursuant to this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the New York Stock Exchange under the symbol “ANH.” Our 8.625% Series A Cumulative Preferred Stock, referred to as our Series A Preferred Stock, is listed on the New York Stock Exchange under the symbol “ANHPRA.” Our 6.25% Series B Cumulative Convertible Preferred Stock, referred to as our Series B Preferred Stock, is listed on the New York Stock Exchange under the symbol “ANHPRB.” Our 7.625% Series C Cumulative Redeemable Preferred Stock, referred to as our Series C Preferred Stock, is listed on the New York Stock Exchange under the symbol “ANHPRC.” All other series of our preferred stock, other than our Series A Preferred Stock, our Series B Preferred Stock and our Series C Preferred Stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

EXPERTS

The financial statements of Anworth Mortgage Asset Corporation as of December 31, 2015 and 2014 and for each of the years in the three year period ended December 31, 2015 have been incorporated by reference in this prospectus in reliance upon the report of RSM US LLP, an independent registered public accounting firm, incorporated by reference herein, and upon such reports given upon the authority of said firm as experts in auditing and accounting.

The management’s report on the effectiveness of internal control over financial reporting of Anworth Mortgage Asset Corporation as of December 31, 2015 and for the year ended December 31, 2015 have been incorporated by reference in this prospectus in reliance upon the report of RSM US LLP, an independent registered public accounting firm, incorporated by reference herein, and upon such reports given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain tax matters will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California. Selected legal matters related to Maryland law, including the validity of our securities offered in this prospectus, will be passed upon for us by DLA Piper LLP (US), Baltimore, Maryland.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed with the SEC and incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on February 26, 2016, including portions of our Definitive Proxy Statement on Schedule 14A filed on March 8, 2016 to the extent specifically incorporated by reference therein;

•	the description of our common stock included in our registration statement on Form 8-A filed on April 30, 2003;

•	the description of our Series A Cumulative Preferred Stock included in our registration statement on Form 8-A filed on November 3, 2004;

•	the description of our Series B Cumulative Convertible Preferred Stock included in our registration statement on Form 8-A filed on January 30, 2007; and

•	the description of our Series C Cumulative Redeemable Preferred Stock included in our registration statement on Form 8-A filed on January 23, 2015.

Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the registration statement and prior to the effectiveness of the registration statement and any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing those documents. Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Secretary at Anworth Mortgage Asset Corporation, 1299 Ocean Avenue, Second Floor, Santa Monica, CA 90401, telephone: (310) 255-4493.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Rooms. Our SEC filings are also available to the public from the SEC’s World Wide Web site on the Internet at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may also read and copy this information at the Financial Industry Regulatory Authority, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

We maintain a site on the Internet at http://www.anworth.com. The information contained in our website is not part of this prospectus and you should not rely on it in deciding whether to invest in our securities.

We have filed a registration statement, of which this prospectus is a part, covering the offered securities. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. We refer you to the registration statement, the included exhibits, financial statements and schedules for further information. This prospectus is qualified in its entirety by such other information.

ANWORTH MORTGAGE ASSET CORPORATION

Up to $196,615,000 Maximum Aggregate Offering Price of

Common Stock

6.25% Series B Cumulative Convertible Preferred Stock

7.625% Series C Cumulative Redeemable Preferred Stock

PROSPECTUS SUPPLEMENT

FBR

August 10, 2016